Registration No. 333-______

As filed with the Securities and Exchange Commission on [   ], 2023

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BLUE STAR FOODS CORP.

(Exact name of registrant as specified in its charter)

Delaware	3510	82-4270040
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

John Keeler

Chief Executive Officer and Executive Chairman

Blue Star Foods Corp.

3000 NW 109th Avenue

Miami, Florida 33172

(305) 836-6858

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark Crone, Esq.

Joseph Laxague, Esq.

The Crone Law Group, P.C.

420 Lexington Avenue, Suite 2446

New York, New York 10170

mcrone@cronelawgroup.com

jlaxague@cronelawgroup.com

Telephone: (646) 861-7891

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION	DATED [ ], 2023

BLUE STAR FOODS CORP.

19,876,735 shares of Common Stock

This prospectus relates to the potential offer and resale by the selling stockholders identified in this prospectus or their permitted transferees (the “Selling Stockholders”) of 19,876,735 shares of our common stock, $0.0001par value per share, (the “Common Stock”) consisting of (i) up to 2,761,668 shares issuable upon conversion of the principal and accrued interest at maturity of two convertible promissory notes in the aggregate principal amount of $1,500,000 in total, each issued to Lind Global Fund II LP (“Lind “) on May 30, 2023 and July 27, 2023, respectively (collectively the “Lind Notes”), (ii) warrants to purchase up to 435,035 shares of Common Stock (at an exercise price of $2.45 per share), issued to Lind on May 30, 2023, and (iii) up to 16,680,032 shares issuable pursuant to that certain purchase agreement (the “ELOC Purchase Agreement”) dated May 16, 2023, by and between ClearThink Capital Partners, LLC (“ClearThink”) and us. See the section of this prospectus entitled “Offering” for a description of the transactions and the section entitled “Selling Stockholders” for additional information about the Selling Stockholders.

The registration of the shares of our Common Stock covered by this prospectus does not necessarily mean that any shares of our Common Stock will be sold by any of the Selling Stockholders, and we cannot predict when or in what amounts any of the Selling Stockholders may sell any of our shares of Common Stock offered by this prospectus.

The selling stockholders, or their respective transferees, pledgees, donees or other successors-in-interest, may sell the Common Stock through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The Selling Stockholders may sell any, all or none of the securities offered by this prospectus, and we do not know when or in what amount the Selling Stockholders may sell their shares of Common Stock hereunder following the effective date of this registration statement. We provide more information about how a Selling Stockholder may sell its shares of Common Stock in the section titled “Plan of Distribution” on page 31.

There is currently a limited public trading market for our Common Stock.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “BSFC.” The last reported sale price of our common stock on the Nasdaq Capital Market on December 7, 2023, was $0.15 per share.

We are registering the shares of Common Stock on behalf of the Selling Stockholders, to be offered and sold by them from time to time. We will not receive any proceeds from the sale of the Common Stock by the Selling Stockholders in the offering described in this prospectus. We have agreed to bear all of the expenses incurred in connection with the registration of the Common Stock. The Selling Stockholders will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of the Common Stock.

Investing in our securities involves a high degree of risk. Before making any investment decision, you should carefully review and consider all the information in this prospectus and the documents incorporated by reference herein, including the risks and uncertainties described under “Risk Factors” beginning on page 11.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

The date of this prospectus is _________, 2023.

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BLUE STAR FOODS CORP.

You should rely only on the information contained in this prospectus. Neither we, nor the Selling Stockholders have authorized anyone to provide information different from that contained in this prospectus. The Selling Stockholders are offering to sell, and seeking offers to buy, shares of Common Stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our Common Stock.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any documents incorporated by reference herein and therein may contain forward looking statements that involve significant risks and uncertainties. All statements other than statements of historical fact contained in this prospectus and the documents incorporated by reference herein, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus and the documents incorporated by reference herein, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a highly regulated, very competitive, and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and assumptions about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this prospectus, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the SEC which are incorporated by reference herein.

We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of the significant risks, uncertainties and assumptions that accompany forward-looking statements, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus to conform our statements to actual results or changed expectations.

Any forward-looking statement you read in this prospectus, or any document incorporated by reference reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, operating results, growth strategy and liquidity. You should not place undue reliance on these forward-looking statements because such statements speak only as to the date when made. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, except as otherwise required by applicable law. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Forms 10-Q, 8-K, and 10-K filed with the SEC. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

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PROSPECTUS SUMMARY

We are an international sustainable marine protein company that owns and operates several portfolio companies with an emphasis on environmental, social and governance values. We seek to create a vertically integrated seafood company that offers customers high quality products while maintaining a focus on our core values of delivering food safety, traceability and certified resource sustainability. Our companies include:

John Keeler & Co., Inc. (“Keeler & Co.”) doing business as Blue Star Foods, which imports, packages and sells refrigerated pasteurized crab meat sourced primarily from Southeast Asia and other premium seafood products;

Coastal Pride Seafood, LLC (“Coastal Pride”) which imports pasteurized and fresh crab meat sourced primarily from Mexico and Latin America and sells premium branded label crab meat throughout North America; and

Taste of BC Aquafarms, Inc. (“TOBC”), a land-based recirculating aquaculture systems (“RAS”) salmon farming operation, which sells its steelhead salmon to distributors in Canada.

We distribute our imported blue and red swimming crabmeat in the United States under the brand names Blue Star, Pacifika, Oceanica, Crab & Go Premium Seafood, First Choice, Good Stuff and Coastal Pride Fresh and steelhead salmon and rainbow trout fingerlings produced by TOBC under the brand name Little Cedar Falls.

Blue Star is packed with only high quality Portunus Pelagicus species crab and is produced under exacting specifications and quality control requirements.

Pacifika is a quality brand for the price conscious end user. The Portunus Haanii crab meat is packed in China and is ideal for upscale plate presentations.

Oceanica is made from the Portunus Haanii crab, which is caught and processed in Vietnam. It is an affordable choice to help reduce food cost without sacrificing the look/taste of dishes.

Crab + Go Premium Seafood is geared towards millennials as part of the trend toward pre-packaged, grab-and-go items. The product is packaged in flexible foil pouches.

Lubkin Brand is packed with quality Portunus Pelagicus species crab in the Philippines and Indonesia.

First Choice is a quality brand packed with Portunus Haanii crab meat from Malaysia.

Good Stuff is a premium brand packed with high quality Callinectes species crab from Mexico.

Coastal Pride Fresh is packed with Callinectes Sapidus from Venezuela and the United States.

Steelhead salmon and rainbow trout fingerlings are produced by TOBC under the Little Cedar Falls brand. The fish are sashimi grade and only sold as a fresh item, usually reaching end users within days of harvest.

Competitive Strengths

Sustainable and Traceable Product Sourcing. We believe that our greatest point of differentiation from other seafood companies is our efforts to ensure that our seafood products are ethically sourced in a method that is consistent with our core values and those of our customers.

Proprietary Brands. We have created several brands of crab meat that are well regarded amongst our customers and are differentiated by product quality and price point.

Eco-Friendly Packaging. Another major point of differentiation from our competitors is our use of sustainable and ethical packaging. Our green pouches for Eco-Fresh crab meat are patented in the United States, Europe, Thailand, the Philippines and Indonesia under patent Nos.1526091 B1 and US Patents 8,337,922 and 8,445,046. We believe since their introduction in 2003, these pouches have saved in excess of a million metric tons of carbon dioxide emissions versus metal can packaging material.

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We intend to grow our business in several ways, including:

Our long-term strategy is to create a vertically integrated seafood company that offers customers high quality products while maintaining a focus on our core values of delivering food safety, traceability and certified resource sustainability. We plan to grow the Company organically by continuing to increase our customer base and by introducing new high-value product lines and categories, as well as strategically acquiring companies that focus on additional species and proprietary technologies that we believe we can integrate into a larger, diversified company.

Growing our existing businesses. The three current existing businesses each have different pathways to organic growth, including by increasing their reliable access to sustainably sourced marine product and supplying to a larger and more diversified customer base. Our key objective is to optimize the management of the companies across all companies, specifically in the marketing, sourcing and financing departments.

Strategic Acquisitions. We will continue to seek opportunities to acquire companies that allow us to expand into new territories, diversify our species product categories, and where operational synergies with our existing companies may exist. We believe that we may have the ability to layer on a sustainability model to certain companies that operate in a more traditional way, with an opportunity to increase margins by selling a more premium product.

Scaling the RAS Business. We have an internal goal to reach production of 21,000 metric tons of steelhead salmon by 2028. If we can successfully access the necessary funding through the equity capital markets and through certain debt facilities, we hope to build a series of 1,500 metric ton and 3,000 metric ton facilities throughout strategic locations in British Columbia, Canada, where TOBC is currently based.

We purchase crab meat directly from six processors with which we have long-standing relationships, that have agreed to source their product in a sustainable manner. All crab meat is sourced under the Company’s FDA approved HACCP Plan. Additionally, all suppliers are certified grade A by the BRC and are audited annually to ensure safety and quality.

The Company had five major suppliers located in the United States, Indonesia, Vietnam and China which accounted for approximately 76% of the Company’s total purchases during the year ended December 31, 2022. The Company’s largest supplier is located in Indonesia and accounted for 29% of the Company’s total purchases in the year ended December 31, 2022.

The Company’s products are sold in the United States and Canada. Its primary current source of revenue is importing blue and red swimming crab meat primarily from Indonesia, the Philippines and China and distributing it in the United States and Canada under several brand names such as Blue Star, Oceanica, Pacifika, Crab & Go, Lubkin’s Coastal Pride, First Choice, Good Stuff, Coastal Pride Fresh and TOBC steelhead salmon and rainbow trout fingerlings produced under the brand name Little Cedar Falls.

The Company stores its crab meat inventory at a third-party facility in Miami, Florida and distribution takes place from this facility.

The Company has a sales team based throughout the United States who sell directly to customers, most of whom are in the food service and retail industry and also manage a network of regional and national brokers, that cover both the retail and wholesale segments. The sales team and brokers help to pull the products through the system by creating demand at the end user level and pulling the demand through our distributor customers. The Company sells to retail customers either directly or via distributors that specialize in the retail segment.

The Company does not own its own fleet of trucks and utilizes less than truckload freight shipping (“LTL”) national freight carriers to deliver its products to its customers. LTL is used for the transportation of small freight or when freight does not require the use of an entire trailer. When shipping LTL, the Company pays for a portion of a standard truck trailer, and other shippers and their shipments fill the unoccupied space.

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Recent Events

Public Offering

On September 11, 2023, the Company sold in an underwritten public offering pursuant to a securities purchase agreement, an aggregate of 690,000 shares of its Common Stock, Series A-1 warrants to purchase up to 10,741,139 shares of Common Stock, Series A-2 warrants to purchase up to 10,741,139 shares of Common Stock (collectively, the “Common Warrants”) and pre-funded warrants to purchase up to 10,051,139 shares of Common Stock (the “Pre-Funded Warrants”). Each share of Common Stock and Pre-Funded Warrants were sold together with a Series A-1 Common Stock purchase warrant to purchase one share of Common Stock and a Series A-2 Common Stock purchase warrant to purchase one share of Common Stock. The public offering price for each share of Common Stock and accompanying Common Warrants was $0.4655. Each Common Warrant has an exercise price of $0.4655 per share, and will be exercisable beginning on the effective date of stockholder approval of the issuance of the shares upon exercise of the Common Warrants (“Warrant Stockholder Approval”). The Series A-1 warrants will expire on the five-year anniversary of the effective date of Warrant Stockholder Approval. The Series A-2 warrants will expire on the eighteen-month anniversary of the effective date of Warrant Stockholder Approval. The public offering price was $0.4555 per Pre-funded Warrant and accompanying Common Warrants. The Pre-funded Warrants are immediately exercisable and have an exercise price of $0.01 per share.

H.C. Wainwright & Co., LLC, acted as placement agent for the offering and received a fee of 7% of the gross proceeds and reimbursement of $35,000 in non-accountable expenses and $100,000 of legal fees and out-of-pocket expenses.

NASDAQ Compliance

On September 26, 2023, the Company received notice from NASDAQ that based upon the closing bid price of its Common Stock for the last 30 consecutive business days, the Company was not in compliance with the requirement to maintain a minimum bid price of $1.00 per share (the “Minimum Bid Requirement”). The Company has 180 days, or until March 24, 2024, to regain compliance with NASDAQ Listing Rule 5550(a)(2). If at any time before March 24, 2024, the closing bid price of the Company’s Common Stock closes at or above $1.00 per share for a minimum of ten consecutive business days, NASDAQ will provide written notification that the Company has achieved compliance with the Minimum Bid Requirement, and the matter would be resolved. If the Company does not regain compliance with the Minimum Bid Requirement during the initial 180 calendar day period, the Company may be eligible for an additional 180 calendar day compliance period if it meets all other applicable listing standards.

The Company will continue to actively monitor the closing bid price of its Common Stock and will seek to regain compliance with all applicable NASDAQ requirements within the allotted compliance periods. If the Company does not regain compliance within the allotted compliance periods, including any extensions that may be granted by NASDAQ, the Company’s Common Stock may be subject to delisting.

Minimum Stockholder’s Equity

The Company was notified on May 23, 2023 by NASDAQ that it no longer complied with the minimum $2,500,000 stockholders’ equity required for continued listing on NASDAQ. At a hearing with NASDAQ on June 29, 2023, the Company’s request for continued listing on The NASDAQ Capital Market was granted, subject to filing a registration statement with the SEC for a $5 million public offering by July 28, 2023 and demonstrating compliance with the minimum stockholders’ equity requirement by August 18, 2025, which date was extended to September 15, 2023.On September 11, 2023, the Company closed its $5 million public offering. On October 16, 2023, NASDAQ notified the Company that it had regained compliance with the minimum $2,500,000 stockholders’ equity requirement. However, the Company will be subject to a mandatory panel monitor until October 16, 2024. If, within that one-year monitoring period, NASDAQ finds the Company out of compliance, the Company will have an opportunity to request a new hearing on the matter.

The Company was notified on November 27, 2023 by NASDAQ that it no longer complied with the minimum $2,500,000 stockholders’ equity required for continued listing on NASDAQ. As the Company is subject to a mandatory panel monitor for a period of one year, we are not eligible for a compliance period. On December 4, 2023, the Company requested a hearing with the Hearings Panel, which has been scheduled for March 28, 2024.

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Implications of Being an Emerging Growth Company and Smaller Reporting Company

We qualify as an “emerging growth company” under the Jumpstart our Business Startups Act (“JOBS Act”). As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay,” “say-on-frequency” and pay ratio; and

●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.

In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years from the date of the first sale of our Common Stock of the issuer pursuant to an effective registration statement, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1.07 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our Common Stock held by non-affiliates equals or exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our Common Stock held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter.

Corporate Information

We were incorporated on October 17, 2017 in the State of Delaware as a blank check company to be used as a vehicle to pursue a business combination. Prior to the Merger, we engaged in organizational efforts. Following the Merger, we discontinued our prior activities of seeking a business for a merger or acquisition and acquired the business of John Keeler & Co. Inc., d/b/a Blue Star Foods, a Florida corporation formed on May 5, 1995. Our executive offices are located at 3000 NW 109th Avenue, Miami, Florida 33172 and our telephone number is (305) 836-6858. Our website address is https://bluestarfoods.com/. Except for any documents that are incorporated by reference into this prospectus that may be accessed from our website, the information available on or through our website is not part of this prospectus.

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The Offering

On May 30, 2023, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Lind Global Fund II LP, a Delaware limited partnership (“Lind”), pursuant to which the Company issued to Lind a secured, two-year, interest free convertible promissory note in the principal amount of $1,200,000 (the “May 2023 Note”) and a Common Stock purchase warrant (the “May 2023 Warrant”) to acquire 435,035 shares of Common Stock of the Company, for the aggregate funding amount of $1,000,000. The conversion price of the May 2023 Note is equal to the lesser of: (i) US$2.40; or (ii) 90% of the lowest single VWAP during the 20 trading day period ending on the last trading day immediately preceding the applicable conversion date, subject to customary adjustments. In connection with the issuance of the May 2023 Note and the May 2023 Warrant, the Company paid a $50,000 commitment fee to Lind.

On July 27, 2023, the Company entered into a First Amendment to Securities Purchase Agreement (the “Purchase Agreement Amendment”) with Lind, pursuant to which the Company amended the Purchase Agreement in order to permit the issuance of further senior convertible promissory notes in the aggregate principal amount of up to $1,800,000 and common stock purchase warrants in such aggregate amount as the Company and Lind shall mutually agree pursuant to the Purchase Agreement.

Pursuant to the Purchase Agreement Amendment, the Company issued to Lind a secured, two-year, interest free convertible promissory note in the principal amount of $300,000 (the “July 2023 Note”) and a common stock purchase warrant to acquire 175,234 shares of Common Stock of the Company (the “July 2023 Warrant”), for the aggregate funding amount of $250,000. The conversion price of the July 2023 Note is equal to the lesser of: (i) US$1.34; or (ii) 90% of the lowest single VWAP during the 20 trading day period ending on the last trading day immediately preceding the applicable conversion date, subject to customary adjustments. The July 2023 Warrant is exercisable at an exercise price of $1.34 per share, subject to customary adjustments. In connection with the issuance of the Note and the Warrant, the Company paid a $12,500 commitment fee to Lind.

On May 16, 2023, the Company entered into a Purchase Agreement (the “ELOC Purchase Agreement”) with ClearThink Capital Partners, LLC (“ClearThink”). Pursuant to the ELOC Purchase Agreement, ClearThink has agreed to purchase from the Company, from time to time upon delivery by the Company to ClearThink of request notices (each a “Request Notice”), and subject to the other terms and conditions set forth in the ELOC Purchase Agreement, up to an aggregate of $10,000,000 of the Company’s Common Stock. The purchase price of the shares of Common Stock to be purchased under the ELOC Purchase Agreement will be equal to 80% of the two lowest daily VWAPs during a valuation period of six trading days, beginning three trading days preceding the draw down or put notice to three trading days commencing on the first trading day following delivery and clearing of the delivered shares. Each purchase under the ELOC Purchase Agreement will be in a minimum amount of $25,000 and a maximum amount equal to the lesser of (i) $1,000,000 and (ii) 300% of the average daily trading value of the Common Stock over the ten days preceding the Request Notice date. In addition, pursuant to the ELOC Purchase Agreement, the Company agreed to issue to ClearThink 62,500 restricted shares of the Company’s Common Stock as a “Commitment Fee.”

In connection with the ELOC Purchase Agreement, the Company entered into a Registration Rights Agreement with ClearThink under which the Company agreed to file a registration statement with the Securities and Exchange Commission covering the shares of Common Stock issuable under the ELOC Purchase Agreement.

On May 16, 2023, the Company and ClearThink also entered into a Securities Purchase Agreement (the “SPA”) under which ClearThink has agreed to purchase from the Company an aggregate of 91,612 shares of the Company’s restricted Common Stock for a total purchase price of $200,000 in four closings. The first closing occurred on the execution date of the SPA and the second, third, and fourth closings shall be within 60 days after the first closing.

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SUMMARY OF THE OFFERING

The following is a summary of the shares being offered by the Selling Stockholders:

Common Stock offered by Selling Stockholders	19,876,735 shares of common stock, $0.0001par value per share (the “Common Stock”), consisting of (i) up to 2,761,668 shares issuable upon conversion of the principal and accrued interest at maturity of two convertible promissory notes in the aggregate principal amount of $1,500,000 in total, issued to Lind Global Fund II LP (“Lind “) on May 30, 2023 and July 27, 2023, respectively (collectively the “Lind Note), (ii) warrants to purchase up to 435,035 shares of Common Stock (at an exercise price of $2.45 per share), issued to Lind on May 30, 2023, and (iii) up to 16,680,032 issuable pursuant to that certain purchase agreement (the “ELOC Purchase Agreement”) dated May 16, 2023, by and between ClearThink Capital Partners, LLC (“ClearThink”) and us.

Common Stock outstanding prior to the offering	14,450,350 shares

Nasdaq Capital Market Symbol	BSFC

Use of proceeds	We will not receive any proceeds from the sale of shares of our Common Stock by the Selling Stockholders.

Risk factors	You should carefully read “Risk Factors” in this prospectus for a discussion of factors that you should consider before deciding to invest in our Common Stock.

The number of shares of our Common Stock that will be outstanding immediately after this offering is based on 14,450,350 shares of Common Stock outstanding as of December 8, 2023 and excludes an aggregate of 997,220 shares of Common Stock issuable upon the exercise of stock options and warrants as follows:

●	266,276 shares of our common stock issuable upon the exercise of stock options;

●	730,944 shares of our common stock issuable upon exercise of warrants;

●	Approximately 50,000 shares of our common stock that may be issued upon exercise of a common stock purchase warrant that we issued to Lind Global Fund II LP, a Delaware limited partnership, on January 24, 2022, each of which is subject to potential anti-dilution adjustment as a result of this offering;

●	Approximately 11,046,672 shares of our common stock that may be issued upon conversion of a secured, two-year, interest-free convertible promissory note and 435,035 shares of our common stock that may be issued upon exercise of a common stock purchase warrant that we issued to Lind Global Fund II LP on May 30, 2023, each of which is subject to potential anti-dilution adjustment as a result of this offering; and

●	Approximately 2,761,668 shares of our common stock that may be issued upon conversion of a secured, two-year, interest-free convertible promissory note and 175,234 shares of our common stock that may be issued upon exercise of a common stock purchase warrant that we issued to Lind Global Fund II LP on July 27, 2023, each of which is subject to potential anti-dilution adjustment as a result of this offering.

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RISK FACTORS

Investing in our Common Stock involves a high degree of risk. Before investing in our Common Stock, you should carefully consider the risks described below, as well as the other information in this prospectus, including our consolidated financial statements and the related notes. In addition, we may face additional risks and uncertainties not currently known to us, or which as of the date of this registration statement we might not consider significant, which may adversely affect our business. If any of the following risks occur, our business, financial condition and results of operations could be materially adversely affected. In such case, the trading price of our Common Stock could decline due to any of these risks or uncertainties, and you may lose part or all of your investment.

Risks Related to Our Business and Industry

The operation of our planned digital banking platform may subject us to costs and risks associated with various laws and regulations, including those relating to data privacy, security and protection. Developments in these and other laws and regulations could harm our business, financial condition or results of operations.

Future acquisitions may have an adverse effect on our ability to manage our business.

Selective acquisitions currently form part of our strategy to further expand our business. If we are presented with appropriate opportunities, we may acquire additional businesses, services or products that are complementary to our core business. Future acquisitions and the subsequent integration of new companies into ours would require significant attention from management. Future acquisitions would also expose us to potential risks, including risks associated with the assimilation of new operations, services and personnel, unforeseen or hidden liabilities, the diversion of resources from our existing businesses and technologies, the inability to generate sufficient revenue to offset the costs and expenses of acquisitions and potential loss of, or harm to, relationships with employees as a result of integration of new businesses. The diversion of our management’s attention and any difficulties encountered in any integration process could have a material adverse effect on our ability to manage our business.

The value of crab meat is subject to fluctuation which may result in volatility of our results of operations and the value of an investment in the Company.

Our business is dependent upon the sale of a commodity which value is subject to fluctuation. Our net sales and operating results vary significantly due to the volatility of the value of the crab meat that we sell which may result in the volatility of the market price of our Common Stock.

A material decline in the population and biomass of crab meat that we sell in the fisheries from which we obtain our crab meat would materially and adversely affect our business.

The population and biomass of crab meat are subject to natural fluctuations which are beyond our control and which may be exacerbated by disease, reproductive problems or other biological issues and may be affected by changes in weather and the global environment. The overall health of a crab or other fish is difficult to measure, and fisheries management is still a relatively inexact science. Since we are unable to predict the timing and extent of fluctuations in the population and biomass of our products, we are unable to engage in any measures that might alleviate the adverse effects of these fluctuations. Any such fluctuation which results in a material decline in the population and biomass in the fisheries from which we obtain our crab meat would materially and adversely affect our business. Our operations are also subject to the risk of variations in supply.

We are subject to the risk of product contamination and product liability claims.

The sales of our products may involve the risk of injury to consumers. Such injuries may result from tampering by unauthorized personnel, product contamination or spoilage, including the presence of foreign objects, substances, chemicals, or residues introduced during the packing, storage, handling or transportation phases. While we are subject to governmental inspection and regulations and believe our facilities comply in all material respects with all applicable laws and regulations, including internal product safety policies, we cannot be sure that consumption of our products will not cause a health-related illness in the future or that we will not be subject to claims or lawsuits relating to such matters. Even if a product liability claim is unsuccessful, the negative publicity surrounding any assertion that our products caused illness or injury could adversely affect our reputation with existing and potential customers and our brand image.

A significant portion of our revenues are derived from a single product, crab meat, and therefore we are highly susceptible to changes in market demand, which may be affected by factors over which we have limited or no control.

A significant portion of our revenues are derived from a single product, crab meat. We therefore are highly susceptible to changes in market demand, which may be impacted by factors over which we have limited or no control. Factors that could lead to a decline in market demand for crab meat include economic conditions and evolving consumer preferences. A substantial downturn in market demand for crab meat may have a material adverse effect on our business and on our results of operations.

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Risks Related to Our Industry and TOBC’s RAS Operations

Regulation of the fishing industry may have an adverse impact on our business.

The international community has been aware of and concerned with the worldwide problem of depletion of natural fish stocks. In the past, these concerns have resulted in the imposition of quotas that subject individual countries to strict limitations on the amount of seafood that is allowed to be caught or harvested. Environmental groups have been lobbying for additional limitations. If international organizations or national governments were to impose additional limitations on crab meat or the seafood products we sell, this could have a negative impact on our results of operations.

Segments of the seafood industry in which we operate are competitive, and our inability to compete successfully could adversely affect our business, results of operations and financial condition.

We compete with major integrated seafood companies such as Tri Union Frozen Products, Inc. (Chicken of the Sea Frozen Foods), Phillips Foods, Inc., Harbor Seafood, Inc., and Twin Tails Seafood Corp. in our traditional sustainable seafood business and our primary competitors in our RAS business are Aquabounty, Atlantic Sapphire, Aquacon, Nordic Aquafarms, Whole Oceans, West Coast Salmon and Pure Salmon. Some of our competitors have the benefit of marketing their products under brand names that have better market recognition than ours or have stronger marketing and distribution channels than we do. Increased competition as to any of our products could result in price reduction, reduced margins and loss of market share, which could negatively affect our profitability. An increase in imported products in the United States at low prices could also negatively affect our profitability.

Our insurance coverage may be inadequate to cover losses we may incur or to fully replace a significant loss of assets.

Our involvement in the fishing industry may result in liability for pollution, property damage, personal injury or other hazards. Although we believe we have obtained insurance in accordance with industry standards to address such risks, such insurance has limitations on liability and/or deductible amounts that may not be sufficient to cover the full extent of such liabilities or losses. In addition, such risks may not, in all circumstances, be insurable or, in certain circumstances, we may choose not to obtain insurance to protect against specific risks due to the high premiums associated with such insurance or for other reasons. The payment of such uninsured liabilities would reduce the funds available to us. If we suffer a significant event or occurrence that is not fully insured, or if the insurer of such event is not solvent, we could be required to divert funds from capital investment or other uses towards covering any liability or loss for such events.

Our operations, revenue and profitability could be adversely affected by changes in laws and regulations in the countries where we do business.

The governments of countries into which we sell our products, from time to time, consider regulatory proposals relating to raw materials, food safety and markets, and environmental regulations, which, if adopted, could lead to disruptions in distribution of our products and increase our operational costs, which, in turn, could affect our profitability. To the extent that we increase our product prices as a result of such changes, our sales volume and revenues may be adversely affected.

Furthermore, these governments may change import regulations or impose additional taxes or duties on certain imports from time to time. These regulations and fees or new regulatory developments may have a material adverse impact on our operations, revenue and profitability. If one or more of the countries into which we sell our products bars the import or sale of crab meat or related products, our available market would shrink significantly, adversely impacting our results of operations and growth potential.

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A decline in discretionary consumer spending may adversely affect our industry, our operations and ultimately our profitability.

Luxury products, such as premium grade crab meat, are discretionary purchases for consumers. Any reduction in consumer discretionary spending or disposable income may affect the crab meat industry significantly. Many economic factors outside of our control could affect consumer discretionary spending, including the financial markets, consumer credit availability, prevailing interest rates, energy costs, employment levels, salary levels, and tax rates. Any reduction in discretionary consumer spending could materially adversely affect our business and financial condition.

Our business is affected by the quality and quantity of the salmon that is harvested by TOBC.

We sell our products in a highly competitive market. The ability of TOBC to successfully sell its salmon and the price therefor, is highly dependent on the quality of the salmon. A number of factors can negatively affect the quality of the salmon sold, including the quality of the broodstock, water conditions in the farm, the food and additives consumed by the fish, population levels in the tanks, and the amount of time that it takes to bring a fish to harvest, including transportation and processing. Optimal growing conditions cannot always be assured. Although fish grown in RAS production systems are not subject to the disease and parasite issues that can affect salmon grown in ocean pens, there is the potential for organisms that are ubiquitous to freshwater environments to become pathogenic if the fish are subjected to stressful conditions or there is an issue with biomass management.

High standards for the quality of the product are maintained and if we determine that a harvest has not met such standards, we may be required to reduce inventory and write down the value of the harvest to reflect net realizable value. Sub-optimal conditions could lead to smaller harvests and or lower quality fish. Conversely, if we experience better than expected growth rates, we may not be able to process and bring our fish to market in a timely manner, which may result in overcrowding that can cause negative health impacts and/or require culling our fish population.

Furthermore, if our salmon is perceived by the market to be of lower quality than other available sources of salmon or other fish, we may experience reduced demand for our product and may not be able to sell our products at the prices that we expect or at all.

As we continue to expand our operations and build new farms, we potentially may face additional challenges with maintaining the quality of our products. We cannot guarantee that we will not face quality issues in the future, any of which could cause damage to our reputation, and a loss of consumer confidence in our products, which could have a material adverse effect on our business results and the value of our brands.

A shutdown, damage to any of our farms, or lack of availability of power, fuel, oxygen, eggs, water, or other key components needed for our operations, could result in our prematurely harvesting fish, a loss of a material percentage of our fish in production, a delay in our commercialization plans, and a material adverse effect on our operations, business results, reputation, and the value of our brands.

An interruption in the power, fuel, oxygen supply, water quality systems, or other critical infrastructure of an aquaculture facility for more than a short period of time could lead to the loss of a large number of fish. A shutdown of or damage to our farm due to natural disaster, shortages of key components to our operations due to a pandemic, reduction in water supply, contamination of our aquifers, interruption in services, or human interference could require us to prematurely harvest some or all of the fish or could result in a loss of our fish in production.

We also are dependent on egg availability If we had a disruption in our ability to purchase eggs, we would not be able to continue to stock our farm. We cannot guarantee that any disruptions might not occur in the future, any of which could cause loss of salmon to sell, damage to our reputation, loss of consumer confidence in our products and company, and lost revenues, all of which could have a material adverse effect on our business results.

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The successful development of our TOBC business depends on TOBC’s ability to efficiently and cost-effectively produce and sell salmon at large commercial scale.

Our business plans depend on our ability to increase our production capacity through the development of larger farms. We have limited experience constructing, ramping up, and managing such large, commercial-scale facilities, and we may not have anticipated all of the factors or costs that could affect our production, harvest, sale, and delivery of salmon at such a scale. Our salmon may not perform as expected when raised at very large commercial scale, we may encounter operational challenges, control deficiencies may surface, our vendors may experience capacity constraints, or our production cost and timeline projections may prove to be inaccurate. Any of these could decrease process efficiency, create delays, and increase our costs. We are also subject to volatility in market demand and prices, such as the disruption of the salmon market including reduction in market prices for salmon.

In addition, competitive pressures, customer volatility and the possible inability to secure established and ongoing customer partnerships and contracts, may result in a lack of buyers for our fish. Customers of our fish may not wish to follow our terms and conditions of sale, potentially resulting in a violation of labeling or disclosure laws, improper food handling, nonpayment for product, and similar issues. The competitive landscape for salmon may create challenges in securing competitive pricing for our salmon to reach our competitive goals. In addition, it is possible that we may not be able to service our customers to meet their expectations regarding fish quality, ongoing harvest supply availability, order processing fill rate, on time or correct deliveries, potential issues with third party processors, and other factors, which could impact our relationships with customers, our reputation, and our business results.

Risks Related to Our Reliance on Third Parties

We are dependent on third parties for our operations and our business may be affected by supply chain interruptions and delays.

Our business is dependent upon our relationships with vendors in Southeast Asia and Latin America for co-packing, processing and shipping product to us. If for any reason these companies became unable or unwilling to continue to provide services to us, this would likely lead to a temporary interruption in our ability to import our products until we found another entity that could provide these services. Moreover, if supply chain delays occur, our product will arrive late which will adversely impact our revenue. Failure to find a suitable replacement, even on a temporary basis, would have an adverse effect on our results of operations.

We do not have long-term agreements with many of our customers and suppliers.

Many of our customers and suppliers operate through purchase orders. Though we have long-term business relationships with many of our customers and suppliers and alternative sources of supply for key items, we do not have long-term agreements with such customers and suppliers and cannot be sure that any of these customers or suppliers will continue to do business with us on the same basis or on terms that are favorable to us. The termination or modification of any of these relationships may adversely affect our business, financial performance and results of operations.

Risks Related to Our Financial Condition and Capital Requirements

Our independent registered public accounting firm has included an explanatory paragraph relating to our ability to continue as a going concern in its report on our audited financial statements.

The report from our independent registered public accounting firm for the year ended December 31, 2022 includes an explanatory paragraph stating that the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent on its ability to increase revenues, execute on its business plan to acquire complimentary companies, raise capital and continue to sustain adequate working capital to finance its operations. If we are unable to do so, our financial condition and results of operations will be materially and adversely affected and we may be unable to continue as a going concern.

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We face risks related to the current global economic environment which could harm our business, financial condition and results of operations.

The state of the global economy continues to be uncertain. The current global economic conditions and uncertain credit markets, concerns regarding the availability of credit pose a risk that could impact our international relationships, as well as our ability to manage normal commercial relationships with our customers, suppliers and creditors, including financial institutions. Global trade issues and the impositions of tariffs could also have an adverse effect on our international business activities. If the current global economic environment deteriorates, our business could be negatively affected.

We may need to raise additional capital to fund our existing commercial operations and develop and commercialize new products and expand our operations.

Based on our current business plan, we believe the net proceeds from our underwritten offering, together with our current cash and cash equivalents and cash receipts from sales will enable us to conduct our planned operations for at least the next 12 months. If our available cash balances, net proceeds from the offering and anticipated cash flow from operations are insufficient to satisfy our liquidity requirements including because of lower demand for our products or due to other risks described herein, we may seek to sell Common Stock or preferred stock or convertible debt securities, enter into an additional credit facility or another form of third-party funding or seek other debt financing.

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We may consider raising additional capital in the future to expand our business, to pursue strategic investments, to take advantage of financing opportunities or for other reasons, including to:

●	increase our sales and marketing efforts and address competitive developments;

●	provide for supply and inventory costs;

●	fund development and marketing efforts of any future products or additional features to then-current products;

●	acquire, license or invest in new technologies;

●	acquire or invest in complementary businesses or assets; and

●	finance capital expenditures and general and administrative expenses

Our present and future funding requirements will depend on many factors, including:

●	our ability to achieve revenue growth and improve gross margins;

●	the cost of expanding our operations and offerings, including our sales and marketing efforts;

●	the effect of competing market developments; and

●	costs related to international expansion.

The various ways we could raise additional capital carry potential risks. If we raise funds by issuing equity securities, dilution to our stockholders could result. Any equity securities issued also could provide for rights, preferences or privileges senior to those of holders of our Common Stock. If we raise funds by issuing debt securities, those debt securities would have rights, preferences and privileges senior to those of holders of our Common Stock. The terms of debt securities issued or borrowings pursuant to a credit agreement could impose significant restrictions on our operations. If we raise funds through collaborations and licensing arrangements, we might be required to relinquish significant rights or grant licenses on terms that are not favorable to us.

We incur significant costs as a result of operating as a public company and our management devotes substantial time to public company compliance.

As a public company, we incur significant legal, accounting and other expenses due to our compliance with regulations and disclosure obligations applicable to us, including compliance with the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), and the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) as well as rules implemented by the SEC. Stockholder activism, the current political environment and the current high level of government intervention and regulatory reform may lead to substantial new regulations and disclosure obligations, which may lead to additional compliance costs and impact, in ways we cannot currently anticipate, the manner in which we operate our business. Our management and other personnel devote a substantial amount of time to monitoring of and compliance with, public company reporting obligations. These rules and regulations cause us to incur significant legal and financial compliance costs and make some activities more time consuming and costly.

To comply with the requirements of being a public company, we may need to undertake various actions, including implementing internal controls and procedures. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal control over financial reporting. We are continuing to develop and refine our disclosure controls and other procedures that are designed to ensure that information required to be disclosed by us in the reports that we file with the SEC is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms, and that information required to be disclosed in reports under the Securities Exchange Act of 1934 is accumulated and communicated to our principal executive and financial officers. Any failure to develop or maintain effective controls could harm our operating results, cause us to fail to meet our reporting obligations or result in a restatement of prior period financial statements. In the event that we are not able to demonstrate compliance with the Sarbanes-Oxley Act, that our internal control over financial reporting is perceived as inadequate or that we are unable to produce timely or accurate financial statements, investors may lose confidence in our operating results and the price of our Common Stock could decline. In addition, if we are unable to continue to meet these requirements, our Common Stock may not be able to continue to meet the eligibility requirements for the NASDAQ Stock Market.

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Our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until the later of our second annual report or the first annual report required to be filed with the SEC following the date we are no longer an “emerging growth company” as defined in the JOBS Act depending on whether we choose to rely on certain exemptions set forth in the JOBS Act. If we are unable to assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion on the effectiveness of our internal control over financial reporting, we could lose investor confidence in the accuracy and completeness of our financial reports, which could harm our business.

Risks Related to Administrative, Organizational and Commercial Operations and Growth

We may be unable to manage our future growth effectively, which could make it difficult to execute our business strategy.

We anticipate growth in our business operations. This future growth could create a strain on our organizational, administrative and operational infrastructure, including manufacturing operations, quality control, technical support and customer service, sales force management and general and financial administration. Our ability to manage our growth properly will require us to continue to improve our operational, financial and management controls, as well as our reporting systems and procedures. If we are unable to manage our growth effectively, we may be unable to execute our business plan, which could have a material adverse effect on our business and our results of operations.

If we are unable to support demand for our current and our future products, including ensuring that we have adequate resources to meet increased demand and mitigate any supply chain delays our business could be harmed.

As our commercial operations and sales volume grow, we will need to continue to increase our workflow capacity for processing, customer service, billing and general process improvements and expand our internal quality assurance program, and mitigate any supply chain delays we could have with our vendors, among other things. We may also need to purchase additional equipment and increase our manufacturing, maintenance, software and computing capacity to meet increased demand. We cannot assure you that any of these increases in scale, expansion of personnel, purchase of equipment or process enhancements will be successfully implemented.

The loss of our Executive Chairman and Chief Executive Officer or our inability to attract and retain highly skilled officers and key personnel could negatively impact our business.

Our success depends on the skills, experience and performance of John Keeler, our Executive Chairman and Chief Executive Officer. The individual and collective efforts of such individual will be important as we continue to develop and expand our commercial activities. The loss or incapacity of Mr. Keeler could negatively impact our operations if we experience difficulties in hiring qualified successors. Qualified employees periodically are in great demand and may be unavailable in the time frame required to satisfy our customers’ requirements. Expansion of our business could require us to employ additional personnel. There can be no assurance that we will be able to attract and retain sufficient numbers of skilled employees in the future. The loss of personnel or our inability to hire or retain sufficient personnel at competitive rates could impair the growth of our business.

If we were sued for product liability or professional liability, we could face substantial liabilities that exceed our resources.

The marketing and sale of our products could lead to the filing of product liability claims alleging that our product made users ill. A product liability claim could result in substantial damages and be costly and time-consuming for us to defend.

We maintain product liability insurance, but this insurance may not fully protect us from the financial impact of defending against product liability claims. Any product liability claim brought against us, with or without merit, could increase our insurance rates or prevent us from securing insurance coverage in the future. Additionally, any product liability lawsuit could lead to regulatory investigations, product recalls or withdrawals, damage our reputation or cause current vendors, suppliers and customers to terminate existing agreements and potential customers and partners to seek other suppliers, any of which could negatively impact our results of operations.

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We face risks associated with our international business.

Our international business operations are subject to a variety of risks, including:

●	difficulties with managing foreign and geographically dispersed operations;

●	having to comply with various U.S. and international laws, including export control laws and the FCPA, and anti-money laundering laws;

●	changes in uncertainties relating to foreign rules and regulations;

●	tariffs, export or import restrictions, restrictions on remittances abroad, imposition of duties or taxes that limit our ability to import product;

●	limitations on our ability to enter into cost-effective arrangements with distributors, or at all;

●	fluctuations in foreign currency exchange rates;

●	imposition of limitations on production, sale or export in foreign countries;

●	imposition of limitations on or increase of withholding and other taxes on remittances and other payments by foreign processors or joint ventures;

●	imposition of differing labor laws and standards;

●	economic, political or social instability in foreign countries and regions;

●	an inability, or reduced ability, to protect our intellectual property, including any effect of compulsory licensing imposed by government action;

●	availability of government subsidies or other incentives that benefit competitors in their local markets that are not available to us;

●	difficulties in recruiting and retaining personnel, and managing international operations;

●	less developed infrastructure; and impositions on operations as a result of the COVID-19 pandemic.

If we expand into other target markets, we cannot assure you that our expansion plans will be realized, or if realized, be successful. We expect each market to have particular regulatory and funding hurdles to overcome and future developments in these markets, including the uncertainty relating to governmental policies and regulations, could harm our business. If we expend significant time and resources on expansion plans that fail or are delayed, our reputation, business and financial condition may be harmed.

Our results may be impacted by changes in foreign currency exchange rates.

Currently, the majority of our international sales contracts are denominated in U.S. dollars. We pay certain of our suppliers in a foreign currency and we may pay others in the future in foreign currency. As a result, an increase in the value of the U.S. dollar relative to foreign currencies could require us to reduce our selling price or risk making our product less competitive in international markets or our costs could increase. Also, if our international sales increase, we may enter into a greater number of transactions denominated in non-U.S. dollars, which could expose us to foreign currency risks, including changes in currency exchange rates.

A larger portion of our revenues may be denominated in other foreign currencies if we expand our international operations. Conducting business in currencies other than U.S. dollars subjects us to fluctuations in currency exchange rates that could have a negative impact on our operating results. Fluctuations in the value of the U.S. dollar relative to other currencies impact our revenues, cost of revenues and operating margins and result in foreign currency translation gains and losses.

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We could be negatively impacted by violations of applicable anti-corruption laws or violations of our internal policies designed to ensure ethical business practices.

We operate in a number of countries throughout the world, including in countries that do not have as strong a commitment to anti-corruption and ethical behavior that is required by U.S. laws or by corporate policies. We are subject to the risk that we, our U.S. employees or our employees located in other jurisdictions or any third parties that we engage to do work on our behalf in foreign countries may take action determined to be in violation of anti-corruption laws in any jurisdiction in which we conduct business. Any violation of anti-corruption laws or regulations could result in substantial fines, sanctions, civil and/or criminal penalties and curtailment of operations in certain jurisdictions and might harm our business, financial condition or results of operations. Further, detecting, investigating and resolving actual or alleged violations is expensive and can consume significant time and attention of our senior management.

We depend on our information technology systems, and any failure of these systems could harm our business.

We depend on information technology and telecommunications systems for significant elements of our operations. We have developed propriety software for the management and operation of our business. We have installed and expect to expand a number of enterprise software systems that affect a broad range of business processes and functional areas, including for example, systems handling human resources, financial controls and reporting, contract management, regulatory compliance and other infrastructure operations.

Information technology and telecommunications systems are vulnerable to damage from a variety of sources, including telecommunications or network failures, malicious human acts and natural disasters. Moreover, despite network security and back-up measures, some of our servers are potentially vulnerable to physical or electronic break-ins, computer viruses and similar disruptive problems. Despite the precautionary measures we have taken to prevent unanticipated problems that could affect our information technology and telecommunications systems, failures or significant downtime of our information technology or telecommunications systems or those used by our third-party service providers could prevent us from providing support services and product to our customers and managing the administrative aspects of our business. Any disruption or loss of information technology or telecommunications systems on which critical aspects of our operations depend could harm our business.

Our operations are vulnerable to interruption or loss due to natural or other disasters, power loss, strikes and other events beyond our control.

We conduct a significant portion of our activities, including administration and data processing, at facilities located in Southern Florida that have experienced major hurricanes and floods which could affect our facilities, significantly disrupt our operations, and delay or prevent product shipment during the time required to repair, rebuild or replace damaged processing facilities. Our suppliers in Southeast Asia and Latin America are also vulnerable to natural disasters which could disrupt their operations and their ability to supply product to us. If any of our customers’ facilities are negatively impacted by a disaster, product shipments could be delayed. Additionally, customers may delay purchases of products until operations return to normal. Even if we and/or our suppliers are able to quickly respond to a disaster, the ongoing effects of the disaster could create some uncertainty in the operations of our business. In addition, our facilities may be subject to a shortage of available electrical power and other energy supplies. Any shortages may increase our costs for power and energy supplies or could result in blackouts, which could disrupt the operations of our affected facilities and harm our business.

Risks Related to Intellectual Property

Our intellectual property rights are valuable, and any inability to adequately protect, or uncertainty regarding validity, enforceability or scope of them could undermine our competitive position and reduce the value of our products, services and brand, and litigation to protect our intellectual property rights may be costly.

We attempt to strengthen and differentiate our product portfolio by developing new and innovative products and product improvements. As a result, our patents, trademarks, trade secrets, copyrights and other intellectual property rights are important assets to us. Various events outside of our control pose a threat to our intellectual property rights as well as to our products and services. For example, effective intellectual property protection may not be available in countries in which our products are sold. Also, although we have registered our trademark in various jurisdictions, our efforts to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business or our ability to compete. Litigation might be necessary to protect our intellectual property rights and any such litigation may be costly and may divert our management’s attention from our core business. An adverse determination in any lawsuit involving our intellectual property is likely to jeopardize our business prospects and reputation. Although we are not aware of any of such litigation, we have no insurance coverage against litigation costs, and we would be forced to bear all litigation costs if we cannot recover them from other parties. All foregoing factors could harm our business, financial condition, and results of operations. Any unauthorized use of our intellectual property could harm our operating results.

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We may be exposed to infringement or misappropriation claims by third parties, which, if determined against us, could adversely affect our business and subject us to significant liability to third parties.

Our success mainly depends on our ability to use and develop our technology and product designs without infringing upon the intellectual property rights of third parties. We may be subject to litigation involving claims of patent infringement or violations of other intellectual property rights of third parties. Holders of patents and other intellectual property rights potentially relevant to our product offerings may be unknown to us, which may make it difficult for us to acquire a license on commercially acceptable terms. There may also be technologies licensed to us and that we rely upon that are subject to infringement or other corresponding allegations or claims by third parties which may damage our ability to rely on such technologies. In addition, although we endeavor to ensure that companies that work with us possess appropriate intellectual property rights or licenses, we cannot fully avoid the risks of intellectual property rights infringement created by suppliers of components used in our products or by companies we work with in cooperative research and development activities. Our current or potential competitors may obtain patents that will prevent, limit or interfere with our ability to make, use or sell our products. The defense of intellectual property claims, including patent infringement suits, and related legal and administrative proceedings can be both costly and time consuming, and may significantly divert the efforts and resources of our technical personnel and management. These factors could effectively prevent us from pursuing some or all of our business operations and result in our customers or potential customers deferring, canceling or limiting their purchase or use of our products, which may have a material adverse effect on our business, financial condition and results of operations.

Our commercial success will depend in part on our success in obtaining and maintaining issued patents and other intellectual property rights in the United States and elsewhere. If we do not adequately protect our intellectual property, competitors may be able to use our processes and erode or negate any competitive advantage we may have, which could harm our business.

We cannot provide any assurances that any of our patents have, or that any of our pending patent applications that mature into issued patents will include, claims with a scope sufficient to protect our products, any additional features we develop or any new products. Patents, if issued, may be challenged, deemed unenforceable, invalidated or circumvented.

Furthermore, though an issued patent is presumed valid and enforceable, its issuance is not conclusive as to its validity or its enforceability and it may not provide us with adequate proprietary protection or competitive advantages against competitors with similar products. Competitors may also be able to design around our patents. Other parties may develop and obtain patent protection for more effective technologies, designs or methods. We may not be able to prevent the unauthorized disclosure or use of our knowledge or trade secrets by consultants, suppliers, vendors, former employees and current employees. The laws of some foreign countries do not protect our proprietary rights to the same extent as the laws of the United States, and we may encounter significant problems in protecting our proprietary rights in these countries. If any of these developments were to occur, they each could have a negative impact on our sales.

If we are unable to protect the confidentiality of our trade secrets, our business and competitive position could be harmed.

We rely upon copyright and trade secret protection, as well as non-disclosure agreements and invention assignment agreements with our employees, consultants and third parties, to protect our confidential and proprietary information. In addition to contractual measures, we try to protect the confidential nature of our proprietary information using physical and technological security measures. Such measures may not, for example, in the case of misappropriation of a trade secret by an employee or third party with authorized access, provide adequate protection for our proprietary information. Our security measures may not prevent an employee or consultant from misappropriating our trade secrets and providing them to a competitor, and recourse we take against such misconduct may not provide an adequate remedy to protect our interests fully. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret can be difficult, expensive and time-consuming, and the outcome is unpredictable. In addition, trade secrets may be independently developed by others in a manner that could prevent legal recourse by us. If any of our confidential or proprietary information, such as our trade secrets, were to be disclosed or misappropriated, or if any such information was independently developed by a competitor, our competitive position could be harmed.

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We may not be able to enforce our intellectual property rights throughout the world.

The laws of some foreign countries do not protect intellectual property rights to the same extent as the laws of the United States. Many companies have encountered significant problems in protecting and defending intellectual property rights in certain foreign jurisdictions. This could make it difficult for us to stop the infringement or the misappropriation of our intellectual property rights. Many foreign countries have compulsory licensing laws under which a patent owner must grant licenses to third parties. In addition, many countries limit the enforceability of patents against third parties, including government agencies or government contractors. In these countries, patents may provide limited or no benefit. Patent protection must ultimately be sought on a country-by-country basis, which is an expensive and time-consuming process with uncertain outcomes. Accordingly, we may choose not to seek patent protection in certain countries, and we will not have the benefit of patent protection in such countries.

Proceedings to enforce our patent rights in foreign jurisdictions could result in substantial costs and divert our efforts from other aspects of our business. Accordingly, our efforts to protect our intellectual property rights in such countries may be inadequate. In addition, changes in the law and legal decisions by courts in the United States and foreign countries may affect our ability to obtain adequate protection for our technology and the enforcement of intellectual property.

Third parties may assert that our employees or consultants have wrongfully used or disclosed confidential information or misappropriated trade secrets.

Although we try to ensure that our employees and consultants do not use the proprietary information or know-how of others in their work for us, we may be subject to claims that we or our employees, consultants or independent contractors have inadvertently or otherwise used or disclosed intellectual property, including trade secrets or other proprietary information, of a former employer or other third parties. Litigation may be necessary to defend against these claims. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees.

Risks Related to Regulatory Matters

Our products and operations are subject to government regulation and oversight both in the United States and abroad, and our failure to comply with applicable requirements could harm our business.

The FDA and other government agencies regulate, among other things, with respect to our products and operations:

●	design, development and manufacturing;

●	testing, labeling, content and language of instructions for use and storage;

●	product safety;

●	marketing, sales and distribution;

●	record keeping procedures;

●	advertising and promotion;

●	recalls and corrective actions; and

●	product import and export.

The regulations to which we are subject are complex and have tended to become more stringent over time. Regulatory changes could result in restrictions on our ability to carry on or expand our operations, higher than anticipated costs or lower than anticipated sales.

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The failure to comply with applicable regulations could jeopardize our ability to sell our products and result in enforcement actions such as:

●	warning letters;

●	fines;

●	injunctions;

●	civil penalties;

●	termination of distribution;

●	recalls or seizures of products;

●	delays in the introduction of products into the market; and

●	total or partial suspension of production.

We may also be required to take corrective actions, such as installing additional equipment or taking other actions, each of which could require us to make substantial capital expenditures. We could also be required to indemnify our employees in connection with any expenses or liabilities that they may incur individually in connection with regulatory action against them. As a result, our future business prospects could deteriorate due to regulatory constraints, and our profitability could be impaired by our obligation to provide such indemnification to our employees.

Any of these sanctions could result in higher than anticipated costs or lower than anticipated sales and harm our reputation, business, financial condition and results of operations.

Product liability claims could divert management’s attention from our business, be expensive to defend and result in sizeable damage awards against us that may not be covered by insurance.

Risks Relating to Our Common Stock

The price of our Common Stock may be volatile and may be influenced by numerous factors, some of which are beyond our control.

Factors that could cause volatility in the market price of our Common Stock include:

●	actual or anticipated fluctuations in our financial condition and operating results;

●	actual or anticipated changes in our growth rate relative to our competitors;

●	commercial success and market acceptance of our products;

●	success of our competitors in commercializing products;

●	strategic transactions undertaken by us;

●	additions or departures of key personnel;

●	product liability claims;

●	prevailing economic conditions;

●	disputes concerning our intellectual property or other proprietary rights;

●	U.S. or foreign regulatory actions affecting us or our industry;

●	sales of our Common Stock by our officers, directors or significant stockholders;

●	future sales or issuances of equity or debt securities by us;

●	business disruptions caused by natural disasters; and

●	issuance of new or changed securities analysts’ reports or recommendations regarding us.

In addition, the stock markets in general have experienced extreme volatility that have been often unrelated to the operating performance of the issuer. These broad market fluctuations may negatively impact the price or liquidity of our Common Stock. In the past, when the price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the issuer. If any of our stockholders were to bring such a lawsuit against us, we could incur substantial costs defending the lawsuit and the attention of our management would be diverted from the operation of our business.

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We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our Common Stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our Common Stock less attractive because we may rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may be more volatile.

In addition, Section 102 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. An “emerging growth company” can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

You may experience dilution of your ownership interests because of the future issuance of additional shares of our Common Stock or preferred stock or other securities that are convertible into or exercisable for our Common Stock or preferred stock.

If our existing stockholders exercise warrants or sell, or indicate an intention to sell, substantial amounts of our Common Stock in the public market, the price of our Common Stock could decline. The perception in the market that these sales may occur could also cause the price of our Common Stock to decline.

In the future, we may issue authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of the then current stockholders. We are authorized to issue an aggregate of 100,000,000 shares of Common Stock and 5,000,000 shares of “blank check” preferred stock. We may issue additional shares of our Common Stock or other securities that are convertible into or exercisable for our common stock in connection with hiring or retaining employees, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our Common Stock may create downward pressure on the trading price of the Common Stock. We may need to raise additional capital in the near future to meet our working capital needs, and there can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with the capital raising efforts, including at a price (or exercise prices) below the price you paid for your stock.

Management may have broad discretion as to the use of the proceeds from offerings of its securities and may not use the proceeds effectively.

Because the Company may not designate the amount of net proceeds from offerings to be used for any particular purpose, management may have broad discretion as to the application of the net proceeds and could use them for purposes other than those contemplated at the time of such offering. Management may use net proceeds for corporate purposes that may not improve the Company’s financial condition or market value.

If we fail to comply with the Nasdaq Capital Market listing requirements, we will be subject to potential delisting from the Nasdaq Capital Market.

Our Common Stock has been approved for listing on NASDAQ under the symbol “BSFC.” However, if we fail to comply with NASDAQ’s rules for continued listing, including, without limitation, minimum market capitalization and other requirements, NASDAQ may take steps to delist our shares. Failure to maintain our listing, or de-listing from NASDAQ, would make it more difficult for shareholders to sell our Common Stock and more difficult to obtain accurate price quotations on our Common Stock. This could have an adverse effect on the price of our Common Stock. Our ability to issue additional securities for financing or other purposes, or otherwise to arrange for any financing we may need in the future, may also be materially and adversely affected if our Common Stock is not traded on a national securities exchange. Additionally, our loan or other agreements, may contain covenants to maintain the listing of our Common Stock on NASDAQ. Accordingly, failure to maintain such listing may constitute a default under such agreements.

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We are not in compliance with The Nasdaq Capital Market $1.00 minimum bid price requirement and failure to maintain compliance with this standard could result in delisting and adversely affect the market price and liquidity of our Common Stock.

Our Common Stock is currently traded on the Nasdaq Capital Market under the symbol “BSFC.” If we fail to meet any of the continued listing standards of NASDAQ, our Common Stock will be delisted. These continued listing standards include specifically enumerated criteria, such as a $1.00 minimum closing bid price.

On September 26, 2023, we received a letter from NASDAQ advising that the Company did not meet the minimum $1.00 per share bid price requirement for continued inclusion on NASDAQ pursuant to NASDAQ Marketplace Listing Rule 5550(a)(2). We initially have a period of 180 calendar days, or until March 24, 2024, to regain compliance. If at any time before March 24, 2024, the closing bid price of our Common Stock closes at or above $1.00 per share for a minimum of ten consecutive business days, NASDAQ will provide written notification that the Company has achieved compliance with the minimum bid requirement. If we do not regain compliance with the minimum bid requirement during the initial 180 calendar day period, the Company may be eligible for an additional 180 calendar day compliance period. To qualify, the Company would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market, with the exception of the minimum bid requirement, and would need to provide written notice of our intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary.

In order to satisfy this requirement, the Company intends to continue actively monitoring the bid price for its Common Stock between now and March 24, 2024 and will consider available options to resolve the deficiency and regain compliance with the minimum bid price requirement, including seeking approval from stockholders of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of its Common Stock. While we intend to regain compliance with the minimum bid price rule, there can be no assurance that we will be able to do so, by approval of a reverse stock split or otherwise or to maintain continued compliance with this rule or the other listing requirements of NASDAQ. If we are unable to meet these requirements, we would receive another delisting notice from NASDAQ for failure to comply with one or more of the continued listing requirements. If our Common Stock were to be delisted from NASDAQ, trading of our Common Stock most likely will be conducted in the over-the-counter market on an electronic bulletin board established for unlisted securities such as the OTC Markets or in the “pink sheets.” Such a downgrading in our listing market may limit our ability to make a market in our Common Stock and may impact purchases or sales of our securities.

We are not in compliance with The Nasdaq Capital Market $2,500,000 stockholders’ equity requirement and failure to maintain compliance with this standard could result in delisting and adversely affect the market price and liquidity of our Common Stock.

The Company was notified on November 27, 2023 by NASDAQ that it no longer complied with the minimum $2,500,000 stockholders’ equity required for continued listing on NASDAQ. The Company is subject to a Mandatory Panel Monitor for a period of one year, or until October 16, 2024. As such, the Company is not eligible for a compliance period. On December 4, 2023, the Company requested a new hearing with the Hearings Panel (the “Panel”), which was granted and set for March 28, 2023. The Company believes that its current shareholders equity figure meets Nasdaq continued listing standards following the recent conversion of certain non-cash liabilities to equity. The hearing request will stay the suspension of the Company’s securities and the filing of the Form 25-NSE pending the Panel’s decision.

Our Common Stock may be deemed a “penny stock” which may reduce the value of an investment in the stock.

Rule 15g-9 under the Exchange Act establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person’s account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

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In order to approve a person’s account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) confirms that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. If our Common Stock is or becomes subject to the “penny stock” rules, it may be more difficult for investors to dispose of our Common Stock and cause a decline in the market value of our Common Stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about commissions payable to both the broker or dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The sales practice requirements of the Financial Industry Regulatory Authority’s (“FINRA”) may limit a stockholder’s ability to buy and sell our Common Stock.

FINRA has adopted rules requiring that, in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative or low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA has indicated its belief that there is a high probability that speculative or low-priced securities will not be suitable for at least some customers. If these FINRA requirements are applicable to us or our securities, they may make it more difficult for broker-dealers to recommend that at least some of their customers buy our Common Stock, which may limit the ability of our stockholders to buy and sell our Common Stock and could have an adverse effect on the market for and price of our Common Stock.

Our operating results for a particular period may fluctuate significantly or may fall below the expectations of investors or securities analysts, each of which may cause the price of our Common Stock to fluctuate or decline.

We expect our operating results to be subject to fluctuations. Our operating results will be affected by numerous factors, including:

●	variations in the level of expenses related to future development plans;

●	fluctuations in value of the underlying commodity;

●	inability to procure sufficient quantities to meet demand due to the scarcity of the product available from its suppliers;

●	level of underlying demand for our products and any other products we sell;

●	any intellectual property infringement lawsuit or opposition, interference or cancellation proceeding in which we may become involved;

●	regulatory developments affecting us or our competitors; and

●	the continuing effects of the COVID-19 pandemic.

If our operating results for a particular period fall below the expectations of investors or securities analysts, the price of our Common Stock could decline substantially. Furthermore, any fluctuations in our operating results may, in turn, cause the price of our Common Stock to fluctuate substantially. We believe that comparisons of our financial results from various reporting periods are not necessarily meaningful and should not be relied upon as an indication of our future performance

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Our executive officers and directors own a significant percentage of our Common Stock and will be able to exercise significant influence over matters subject to stockholder approval.

As of the date of this filing, our executive officers and directors, together with their respective affiliates, owned approximately 6% of our Common Stock, including shares subject to outstanding options that are exercisable within 60 days after such date. Accordingly, these stockholders will be able to exert a significant degree of influence over our affairs and matters requiring stockholder approval, including the election of our board of directors and approval of significant corporate transactions. This concentration of ownership could have the effect of delaying or preventing a change in our control or otherwise discouraging a potential acquirer from attempting to obtain control of us, which in turn could have a material and adverse effect on the fair market value of our Common Stock.

Because we became a reporting company under the Exchange Act by means other than a traditional underwritten initial public offering, we may not be able to attract the attention of research analysts at major brokerage firms.

Because we did not become a reporting company by conducting an underwritten initial public offering of our Common Stock, and because we will not be listed on a national securities exchange, securities analysts of brokerage firms may not provide coverage of our Company. In addition, investment banks may be less likely to agree to underwrite secondary offerings on our behalf than they might if we became a public reporting company by means of an underwritten initial public offering, because they may be less familiar with our Company as a result of more limited coverage by analysts and the media, and because we became public at an early stage in our development. The failure to receive research coverage or support in the market for our shares will have an adverse effect on our ability to develop a liquid market for our Common Stock.

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Issuance of stock to fund our operations may dilute your investment and reduce your equity interest.

We may need to raise capital in the future to fund the development of our seafood business. Any equity financing may have significant dilutive effect to stockholders and a material decrease in our stockholders’ equity interest in us. Equity financing, if obtained, could result in substantial dilution to our existing stockholders. At its sole discretion, our board of directors may issue additional securities without seeking stockholder approval, and we do not know when we will need additional capital or, if we do, whether it will be available to us.

Provisions of our charter documents or Delaware law could delay or prevent an acquisition of the Company, even if such an acquisition would be beneficial to our stockholders, which could make it more difficult for you to change management.

Provisions in our certificate of incorporation and our bylaws may discourage, delay or prevent a merger, acquisition or other change in control that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. In addition, these provisions may frustrate or prevent any attempt by our stockholders to replace or remove our current management by making it more difficult to replace or remove our board of directors.

In addition, Delaware law prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder, generally a person who, together with its affiliates, owns, or within the last three years has owned, 15% or more of our voting stock, for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. Accordingly, Delaware law may discourage, delay or prevent a change in control of the company. Furthermore, our certificate of incorporation will specify that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for most legal actions involving actions brought against us by stockholders. We believe this provision benefits us by providing increased consistency in the application of Delaware law by chancellors particularly experienced in resolving corporate disputes, efficient administration of cases on a more expedited schedule relative to other forums and protection against the burdens of multi-forum litigation. However, the provision may have the effect of discouraging lawsuits against our directors and officers. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any applicable action brought against us, a court could find the choice of forum provisions contained in our certificate of incorporation to be inapplicable or unenforceable in such action.

We do not anticipate paying any cash dividends on our common stock in the foreseeable future therefore capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

We have never declared or paid cash dividends on our Common Stock. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. In addition, our current loan and security agreement with Lighthouse contains, and our future loan arrangements, if any, may contain, terms prohibiting or limiting the amount of dividends that may be declared or paid on our Common Stock. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

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Risks Related to this Offering

State securities laws may limit secondary trading, which may restrict the states in which you can sell the shares offered by this Prospectus.

If you purchase shares of our Common Stock sold in this Offering, you may not be able to resell the shares in any state unless and until the shares of our Common Stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our Common Stock for secondary trading, or identifying an available exemption for secondary trading in our Common Stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our Common Stock in any particular state, our Common Stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our Common Stock, the market for our Common Stock will be limited which could drive down the market price of our Common Stock and reduce the liquidity of the shares of our Common Stock and a stockholder’s ability to resell shares of our Common Stock at all or at current market prices, which could increase a stockholder’s risk of losing some or all of his investment.

We could face significant penalties for our failure to comply with the terms of our outstanding convertible notes.

Our convertible notes contain positive and negative covenants and customary events of default including requiring us in many cases to timely file SEC reports. In the event we fail to timely file our SEC reports in the future, or any other events of defaults occur under the notes, we could face significant penalties and/or liquidated damages and/or the conversion price of such notes could be adjusted downward significantly, all of which could have a material adverse effect on our results of operations and financial condition, or cause any investment in the Company to decline in value or become worthless.

Certain of our outstanding convertible promissory notes include favored nations rights.

Certain of our outstanding convertible promissory notes include provisions which provide that, so long as such notes are outstanding, the Company shall not enter into any public or private offering of its securities (including securities convertible into shares of our Common Stock) with any individual or entity that has the effect of establishing rights or otherwise benefiting such other investor in a manner more favorable in any material respect to such other investor than the rights and benefits established in favor of the holder of our convertible notes unless, in any such case, the holder has been provided with such rights and benefits pursuant to a definitive written agreement or agreements between the Company and the holder. Such favored nations provisions could be triggered in the future and could materially change the terms of the notes. In the event any favored nations provisions of the notes are triggered, it may cause the terms of such notes to be materially amended in favor of the holders thereof, cause significant dilution to existing shareholders, and otherwise have a material adverse effect on the Company.

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USE OF PROCEEDS

We will not receive any proceeds from the sales of shares of our common stock by the Selling Stockholders.

DETERMINATION OF OFFERING PRICE

The Selling Stockholders will offer shares of our Common Stock at the prevailing market prices or privately negotiated prices. The offering price of our Common Stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Our Common Stock may not trade at the market prices in excess of the offering prices for Common Stock in any public market, will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for our Common Stock.

MARKET PRICE OF AND DIVIDENDS ON THE COMPANY’S

COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our Common Stock is quoted on the Nasdaq Capital Market under the symbol “BSFC.” On November 24, 2023, the closing price on Nasdaq of our Common Stock was $0.17.

Holders

As of November 29, 2023, there were 78 holders of record of our Common Stock.

Dividend Policy

We have not paid any dividends since our incorporation and do not anticipate the payment of dividends in the foreseeable future. At present, our policy is to retain earnings, if any, to develop and market our products and implement our business plan. The payment of dividends in the future will depend upon, among other factors, our earnings, capital requirements, and operating financial conditions.

SELLING STOCKHOLDERS

This prospectus relates to the potential offer and resale by the selling stockholders identified in this prospectus or their permitted transferees (the “Selling Stockholders”) of 19,876,735 shares of our common stock, $0.0001par value per share, (the “Common Stock”) consisting of (i) up to 2,761,668 shares issuable upon conversion of the principal and accrued interest at maturity of two convertible promissory notes in the aggregate principal amount of $1,500,000 in total, each issued to Lind Global Fund II LP (“Lind “) on May 30, 2023 and July 27, 2023, respectively (collectively the “Lind Notes”), (ii) warrants to purchase up to 435,035 shares of Common Stock (at an exercise price of $2.45 per share), issued to Lind on May 30, 2023, and (iii) up to 16,680,032 issuable pursuant to that certain purchase agreement (the “ELOC Purchase Agreement”) dated May 16, 2023, by and between ClearThink Capital Partners, LLC (“ClearThink”) and us.

Lind Convertible Promissory Notes

On May 30, 2023, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Lind Global Fund II LP, a Delaware limited partnership (“Lind”), pursuant to which the Company issued to Lind a secured, two-year, interest free convertible promissory note in the principal amount of $1,200,000 (the “May 2023 Note”) and a common stock purchase warrant (the “May 2023 Warrant”) to acquire 435,035 shares of Common Stock of the Company, for the aggregate funding amount of $1,000,000. The conversion price of the May 2023 Note is equal to the lesser of: (i) US$2.40; or (ii) 90% of the lowest single VWAP during the 20 trading day period ending on the last trading day immediately preceding the applicable conversion date, subject to customary adjustments. In connection with the issuance of the May 2023 Note and the May 2023 Warrant, the Company paid a $50,000 commitment fee to Lind.

On July 27, 2023, the Company entered into a First Amendment to Securities Purchase Agreement (the “Purchase Agreement Amendment”) with Lind, pursuant to which the Company amended the Purchase Agreement in order to permit the issuance of further senior convertible promissory notes in the aggregate principal amount of up to $1,800,000 and common stock purchase warrants in such aggregate amount as the Company and Lind shall mutually agree pursuant to the Purchase Agreement.

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Pursuant to the Purchase Agreement Amendment, the Company issued to Lind a secured, two-year, interest free convertible promissory note in the principal amount of $300,000 (the “July 2023 Note”) and a common stock purchase warrant to acquire 175,234 shares of Common Stock of the Company (the “July 2023 Warrant”), for the aggregate funding amount of $250,000. The conversion price of the July 2023 Note is equal to the lesser of: (i) US$1.34; or (ii) 90% of the lowest single VWAP during the 20 trading day period ending on the last trading day immediately preceding the applicable conversion date, subject to customary adjustments. The July 2023 Warrant is exercisable at an exercise price of $1.34 per share, subject to customary adjustments. In connection with the issuance of the Note and the Warrant, the Company paid a $12,500 commitment fee to Lind.

ClearThink ELOC Purchase Agreement

On May 16, 2023, the Company entered into a Purchase Agreement (the “ELOC Purchase Agreement”) with ClearThink Capital Partners, LLC (“ClearThink”). Pursuant to the ELOC Purchase Agreement, ClearThink has agreed to purchase from the Company, from time to time upon delivery by the Company to ClearThink of request notices (each a “Request Notice”), and subject to the other terms and conditions set forth in the ELOC Purchase Agreement, up to an aggregate of $10,000,000 of the Company’s Common Stock. The purchase price of the shares of Common Stock to be purchased under the ELOC Purchase Agreement will be equal to 80% of the two lowest daily VWAPs during a valuation period of six trading days, beginning three trading days preceding the draw down or put notice to three trading days commencing on the first trading day following delivery and clearing of the delivered shares. Each purchase under the ELOC Purchase Agreement will be in a minimum amount of $25,000 and a maximum amount equal to the lesser of (i) $1,000,000 and (ii) 300% of the average daily trading value of the Common Stock over the ten days preceding the Request Notice date. In addition, pursuant to the ELOC Purchase Agreement, the Company agreed to issue to ClearThink 62,500 restricted shares of the Company’s Common Stock as a “Commitment Fee.”

In connection with the ELOC Purchase Agreement, the Company entered into a Registration Rights Agreement with ClearThink under which the Company agreed to file a registration statement with the Securities and Exchange Commission covering the shares of Common Stock issuable under the ELOC Purchase Agreement.

On May 16, 2023, the Company and ClearThink also entered into a Securities Purchase Agreement (the “SPA”) under which ClearThink has agreed to purchase from the Company an aggregate of 91,612 shares of the Company’s restricted Common Stock for a total purchase price of $200,000 in four closings. The first closing occurred on the execution date of the SPA and the second, third, and fourth closings shall be within 60 days after the first closing.

The Selling Stockholders, may, from time to time, offer and sell pursuant to this prospectus any or all of the shares referred to above. The Selling Stockholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act. We may from time to time include additional Selling Stockholders in supplements or amendments to this prospectus.

The Selling Stockholders may sell some, all or none of its shares. We do not know how long the Selling Stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholders regarding the sale of any of the shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. The percentage of shares beneficially owned prior to the offering is based on 14,450,350 shares of our Common Stock outstanding as of December 8, 2023.

The following table sets forth the shares beneficially owned, as of December 8, 2023 by the Selling Stockholders prior to the offering contemplated by this prospectus, the number of shares that the Selling Stockholders may offer and sell from time to time under this prospectus and the number of shares which the Selling Stockholders would own beneficially if all such offered shares are sold.

Name of Selling Stockholders	Beneficial Ownership Before the Offering		Shares of Common Stock Included in Prospectus	Beneficial Ownership After the Offering	Percentage of Ownership After the Offering

Lind Global Fund II LP (4)	3,196,703	(1)(2)	3,196,703	-	-
ClearThink Capital Partners, LLC (5)	16,680,032	(1)(3)	16,680,032

* less than 1%

(1) Such amount of Common Stock is solely for the purposes of making a good faith estimate as to the number of shares issuable to be registered.

(2) Represents up to 2,761,668 shares of our Common Stock issuable upon the conversion of principal and accrued interest at maturity pursuant to the Lind Notes, at the option of Lind, and a warrant to purchase 435,035 shares of Common Stock (at an exercise price of $2.45 per share).

(3) Represents up to 16,680,032 shares of our Common Stock issuable pursuant to the ELOC Purchase Agreement.

(4) Lind Global Partners II LLC, the general partner of Lind Global Fund II LP, may be deemed to have sole voting and dispositive power with respect to the shares held by Lind Global Fund II LP. Jeff Easton, the managing member of Lind Global Partners II LLC, may be deemed to have sole voting and dispositive power with respect to the shares held by Lind Global Fund II LP has sole voting and dispositive power over the shares held by Lind Global Fund II LP. The principal business address of Lind Global Fund II LP 444 Madison Avenue, Floor 41, New York, NY 10022.

(5) Brian Loper, the Managing Member of ClearThink Capital Partners, LLC has sole voting and dispositive power over the shares of Common Stock held by ClearThink Capital Partners, LLC. The principal business address of ClearThink Capital Partners, LLC is 10 Times Square, Floor 5, New York, NY 10018.

Other than as disclosed above, none of the Selling Stockholders has had a material relationship with us or any of our affiliates other than as a stockholder at any time within the past three years.

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PLAN OF DISTRIBUTION

The Selling Stockholders and any of their respective pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on any trading market, stock exchange or other trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales;
●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities covered hereby, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities will or may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. We are requesting that each Selling Stockholder inform us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. We will pay certain fees and expenses incurred by us incident to the registration of the securities.

Because the Selling Stockholders will or may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. We are requesting that each Selling Stockholder confirm that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Stockholders.

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We intend to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and are informing the Selling Stockholders of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Penny Stock Rules

Our shares of Common Stock are subject to the “penny stock” rules of the Exchange Act. In general terms, “penny stock” is defined as any equity security that has a market price less than $5.00 per share, subject to certain exceptions. The rules provide that any equity security is considered to be a penny stock unless that security is registered and traded on a national securities exchange meeting specified criteria set by the SEC, authorized for quotation from the NASDAQ stock market, issued by a registered investment company, and excluded from the definition on the basis of price (at least $5.00 per share), or based on the issuer’s net tangible assets or revenues. In the last case, the issuer’s net tangible assets must exceed $3,000,000 if in continuous operation for at least three years or $5,000,000 if in operation for less than three years, or the issuer’s average revenues for each of the past three years must exceed $6,000,000.

Trading in shares of penny stock is subject to additional sales practice requirements for broker-dealers who sell penny stocks to persons other than established customers and accredited investors. Accredited investors, in general, include individuals with assets in excess of $1,000,000 or annual income exceeding $200,000 (or $300,000 together with their spouse), and certain institutional investors. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of the security and must have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, the rules require the delivery prior to the first transaction, of a risk disclosure document relating to the penny stock. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the security. Finally, monthly statements must be sent disclosing recent price information for the penny stocks. These rules may restrict the ability of broker-dealers to trade or maintain a market in our Common Stock, to the extent it is penny stock, and may affect the ability of stockholders to sell their shares.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion together with our consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that are based on our current expectations, estimates and projections about our business and operations. Our actual results may differ materially from those currently anticipated and expressed in such forward-looking statements.

Overview

We are an international seafood company that imports, packages and sells refrigerated pasteurized crab meat, and other premium seafood products. Our current source of revenue is from importing blue and red swimming crab meat primarily from Indonesia, the Philippines and China and distributing it in the United States and Canada under several brand names such as Blue Star, Oceanica, Pacifika, Crab & Go, First Choice, Good Stuff and Coastal Pride Fresh, and steelhead salmon and rainbow trout fingerlings produced under the brand name Little Cedar Farms for distribution in Canada. The crab meat which we import is processed in six out of the ten plants available throughout Southeast Asia. Our suppliers are primarily via co-packing relationships, including two affiliated suppliers. We sell primarily to food service distributors. We also sell our products to wholesalers, retail establishments and seafood distributors.

Recent Events

Public Offering

On September 11, 2023, the Company sold in an underwritten public offering pursuant to a securities purchase agreement, an aggregate of 690,000 shares of its Common Stock, Series A-1 warrants to purchase up to 10,741,139 shares of Common Stock, Series A-2 warrants to purchase up to 10,741,139 shares of Common Stock (collectively, the “Common Warrants”) and pre-funded warrants to purchase up to 10,051,139 shares of common stock (the “Pre-Funded Warrants”). Each share of Common Stock and Pre-Funded Warrants were sold together with a Series A-1 common stock purchase warrant to purchase one share of Common Stock and a Series A-2 common stock purchase warrant to purchase one share of Common Stock. The public offering price for each share of Common Stock and accompanying Common Warrants was $0.4655. Each Common Warrant has an exercise price of $0.4655 per share, and will be exercisable beginning on the effective date of stockholder approval of the issuance of the shares upon exercise of the Common Warrants (“Warrant Stockholder Approval”). The Series A-1 warrants will expire on the five-year anniversary of the effective date of Warrant Stockholder Approval. The Series A-2 warrants will expire on the eighteen-month anniversary of the effective date of Warrant Stockholder Approval. The public offering price was $0.4555 per Pre-funded Warrant and accompanying Common Warrants. The Pre-funded Warrants are immediately exercisable and have an exercise price of $0.01 per share.

H.C. Wainwright & Co., LLC, acted as placement agent for the offering and received a fee of 7% of the gross proceeds and reimbursement of $35,000 in non-accountable expenses and $100,000 of legal fees and out-of-pocket expenses.

NASDAQ Compliance

On September 26, 2023, the Company received notice from NASDAQ that based upon the closing bid price of its Common Stock for the last 30 consecutive business days, the Company was not in compliance with the requirement to maintain a minimum bid price of $1.00 per share (the “Minimum Bid Requirement”). The Company has 180 days, or until March 24, 2024, to regain compliance with NASDAQ Listing Rule 5550(a)(2). If at any time before March 24, 2024, the closing bid price of the Company’s Common Stock closes at or above $1.00 per share for a minimum of ten consecutive business days, NASDAQ will provide written notification that the Company has achieved compliance with the Minimum Bid Requirement, and the matter would be resolved. If the Company does not regain compliance with the Minimum Bid Requirement during the initial 180 calendar day period, the Company may be eligible for an additional 180 calendar day compliance period if it meets all other applicable listing standards.

The Company will continue to actively monitor the closing bid price of its Common Stock and will seek to regain compliance with all applicable NASDAQ requirements within the allotted compliance periods. If the Company does not regain compliance within the allotted compliance periods, including any extensions that may be granted by NASDAQ, the Company’s Common Stock may be subject to delisting.

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Minimum Stockholder’s Equity

The Company was notified on November 27, 2023 by NASDAQ that it no longer complied with the minimum $2,500,000 stockholders’ equity required for continued listing on NASDAQ. The Company is subject to a Mandatory Panel Monitor for a period of one year, or until October 16, 2024. As such, the Company is not eligible for a compliance period. On December 4, 2023, the Company requested a new hearing with the Hearings Panel (the “Panel”), which was granted and set for March 28, 2023. The Company believes that its current shareholders equity figure meets Nasdaq continued listing standards following the recent conversion of certain non-cash liabilities to equity. The hearing request will stay the suspension of the Company’s securities and the filing of the Form 25-NSE pending the Panel’s decision.

Results of Operations

The following discussion and analysis of financial condition and results of operations of the Company is based upon, and should be read in conjunction with, the financial statements and accompanying notes elsewhere in this prospectus.

Three months ended September 30, 2023 and 2022

Net Revenue. Revenue for the three months ended September 30, 2023 decreased 35.7% to $1,561,679 as compared to $2,429,195 for the three months ended September 30, 2022 as a result of a decrease in poundage sold during the three months ended September 30, 2023.

Cost of Goods Sold. Cost of goods sold for the three months ended September 30, 2023 decreased to $1,586,478 as compared to $3,973,656 for the three months ended September 30, 2022. This decrease is attributable to the decrease in poundage sold in the cost of goods.

Gross Profit (Loss). Gross (loss) for the three months ended September 30, 2023 decreased to ($24,799) as compared to gross (loss) of ($1,544,461) in the three months September 30, 2022. This decrease is attributable to the cost of sales no longer being higher than sales and a minor operational issue affecting the biomass at TOBC.

Commissions Expense. Commissions expense decreased to $423 for the three months ended September 30, 2023 from $2,674 for the three months ended September 30, 2022. This decrease was due to lower commissionable revenues for the three months ended September 30, 2023.

Salaries and Wages Expense. Salaries and wages expense decreased to $301,393 for the three months ended September 30, 2023 as compared to $352,178 for the three months ended September 30, 2022. This decrease is mainly attributable to a strategic reduction in salaries for the three months ended September 30, 2023.

Depreciation and Amortization. Depreciation and amortization expense decreased to $2,754 for the three months ended September 30, 2023 as compared to $151,568 for the three months ended September 30, 2022. This decrease is attributable to lower depreciation due to the impairment of fixed assets and intangible assets in the year ended December 31, 2022.

Impairment Loss. Impairment loss decreased to $0 for the three months ended September 30, 2023 as compared to $748,997 for the three months ended September 30, 2022. This decrease is attributable to the impairment recognized on TOBC for the year ended December 31, 2022.

Other Operating Expense. Other operating expense decreased to $410,913 for the three months ended September 30, 2023 from $566,977 for the three months ended September 30, 2022. This decrease is mainly attributable to legal and professional fees related to our business operations.

Other Income (Expense). Other (expense) increased for the three months ended September 30, 2023 to ($1,902) from $22,229 for the three months ended September 30, 2022. This increase in expense is mainly attributable to the decrease in fair value of the Common Stock recorded in connection with Common Stock issued to ClearThink.

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Interest Income. Interest income increased to $16 for the three months ended September 30, 2023 from $0 for the three months ended September 30, 2022. The increase is attributable to the interest earned on an interest-bearing brokerage account.

Loss on Settlement of Debt. Loss on settlement of debt increased to $144,169 for the three months ended September 30, 2023 from $57,085 for the three months ended September 30, 2022. The increase is attributable to the fair value of Common Stock issued higher than the principal amount paid.

Change in Fair Value of Derivative and Warrant Liabilities. Change in fair value of derivative and warrant liabilities increased to $1,240,214 for the three months ended September 30, 2023 from $0 for the three months ended September 30, 2022. The increase is a result of the decrease of the price of the Company’s Common Stock at September 30, 2023, as compared with the stock price at the date of issuance of the Common Stock under warrants.

Interest Expense. Interest expense increased to $799,690 for the three months ended September 30, 2023 from $336,378 for the three months ended September 30, 2022. The increase is attributable to the amortization of the Lind convertible debt discounts.

Net Loss. Net loss was $445,813 for the three months ended September 30, 2023 as compared to $3,738,089 for the three months ended September 30, 2022. The decrease in net loss is primarily attributable to the decrease of salaries and wages, operating expenses and gross loss and gain from revaluation of the derivative and warranty liability.

Nine months ended September 30, 2023 and 2022

Net Revenue. Revenue for the nine months ended September 30, 2023 decreased 52.2% to $5,115,680 as compared to $10,712,363 for the nine months ended September 30, 2022 as a result of decrease in poundage sold during the nine months ended September 30, 2023.

Cost of Goods Sold. Cost of goods sold for the nine months ended September 30, 2023 decreased to $4,775,102 as compared to $11,431,331 for the nine months ended September 30, 2022. This decrease is attributable to the decrease in poundage sold in the cost of goods.

Gross Profit (Loss). Gross profit for the nine months ended September 30, 2023 increased to $340,578 as compared to gross (loss) of $718,968 in the nine months ended September 30, 2022. This increase is attributable to decrease in the cost of inventory.

Commissions Expense. Commissions expense decreased to $2,169 for the nine months ended September 30, 2023 from $24,051 for the nine months ended September 30, 2022. This decrease was due to lower commissionable revenues for the nine months ended September 30, 2023.

Salaries and Wages Expense. Salaries and wages expense decreased to $1,298,358 for the nine months ended September 30, 2023 as compared to $1,498,703 for the nine months ended September 30, 2022. This decrease is mainly attributable to strategic reduction in salaries for the nine months ended September 30, 2023.

Depreciation and Amortization. Depreciation and amortization expense decreased to $33,091 for the nine months ended September 30, 2023 as compared to $426,364 for the nine months ended September 30, 2022. This decrease is attributable to lower depreciation due to the impairment of fixed assets and intangible assets in the year ended December 31, 2022.

Impairment Loss. Impairment loss decreased to $0 for the nine months ended September 30, 2023 as compared to $748,997 for the nine months ended September 30, 2022. This decrease is attributable to the impairment recognized on TOBC for the year ended December 31, 2022.

Other Operating Expense. Other operating expense decreased to $1,773,702 for the nine months ended September 30, 2023 from $1,930,753 for the nine months ended September 30, 2022. This decrease is mainly attributable to legal and professional related to our business operations.

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Other Income. Other income decreased for the nine months ended September 30, 2023 to $25,292 from $68,899 for the nine months ended September 30, 2022. This decrease is mainly attributable to the decrease in fair value of the Common Stock recorded in connection with Common Stock issued to ClearThink.

Interest Income. Interest income increased to $40 for the nine months ended September 30, 2023 from $0 for the nine months ended September 30, 2022. The increase is attributable to the interest earned on an interest-bearing brokerage account.

Loss on Settlement of Debt. Loss on settlement of debt increased to $977,188 for the nine months ended September 30, 2023 from $57,085 for the nine months ended September 30, 2022. The increase is attributable to the fair value of Common Stock issued was higher than the principal amount paid.

Change in Fair Value of Derivative and Warrant Liabilities. Change in fair value and derivative and warrant liabilities increase to $1,339,791 for the nine months ended September 30, 2023 from $0 for the nine months ended September 30, 2022. This increase is a result of the decrease in the stock price of the Company’s Common Stock at September 30, 2023, as compared with the stock price at date of issuance of such Common Stock.

Interest Expense. Interest expense increased to $1,470,143 for the nine months ended September 30, 2023 from $893,146 for the nine months ended September 30, 2022. The increase is attributable to the amortization of the Lind convertible debt discounts.

Net Loss. Net loss was $3,848,950 for the nine months ended September 30, 2023 as compared to $6,229,168 for the nine months ended September 30, 2022. The decrease in net loss is primarily attributable to the decrease of salaries and wages, operating expenses and gross loss and gain from revaluation of the derivative and warranty liability.

Liquidity and Capital Resources

The Company had cash of $488,833 as of September 30, 2023. At September 30, 2023, the Company had a working capital deficit of $1,254,840, including $768,839 in stockholder loans that are subordinated to its working capital line of credit, and the Company’s primary sources of liquidity consisted of inventory of $1,990,663 and accounts receivable of $152,954

The Company has historically financed its operations through the cash flow generated from operations, capital investment, notes payable and a working capital line of credit.

Cash (Used in) Operating Activities. Cash used in operating activities during the nine months ended September 30, 2023 was $3,112,126 as compared to cash used in operating activities of $4,095,243 for the nine months ended September 30, 2022. The decrease is primarily attributable to decrease in inventory of $7,331,680 and decrease in payables of $3,738,242, offset by the increase in other current assets of $3,076,240 for the nine months ended September 30, 2023 compared with the nine months ended September 30, 2022.

Cash (Used in) Investing Activities. Cash used in investing activities for the nine months ended September 30, 2023 was $132,551 as compared to cash used in investing activities of $549,337 for the nine months ended September 30, 2022. The decrease was mainly attributable to a decrease in the purchase of fixed assets for the nine months ended September 30, 2023 compared to the acquisition of the soft-shell crab operations during the nine months ended September 30, 2022.

Cash Provided by Financing Activities. Cash provided by financing activities for the nine months ended September 30, 2023 was $3,667,373 as compared to cash provided by financing activities of $3,732,734 for the nine months ended September 30, 2022. The decrease is mainly attributable to the pay-off of the working capital line of credit and the 2022 Lind Note during the nine months ended September 30, 2023.

Working Capital Line of Credit

On March 31, 2021, Keeler & Co. and Coastal Pride entered into a loan and security agreement (“Loan Agreement”) with Lighthouse Financial Corp., a North Carolina corporation (“Lighthouse”). Pursuant to the terms of the Loan Agreement, Lighthouse made available to Keeler & Co. and Coastal Pride (together, the “Borrowers”) a $5,000,000 revolving line of credit for a term of thirty-six months, renewable annually for one-year periods thereafter. Amounts due under the line of credit were represented by a revolving credit note issued to Lighthouse by the Borrowers.

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The advance rate of the revolving line of credit was 85% with respect to eligible accounts receivable and the lower of 60% of the Borrowers’ eligible inventory, or 80% of the net orderly liquidation value, subject to an inventory sublimit of $2,500,000. Interest on the line of credit was the prime rate (with a floor of 3.25%), plus 3.75%. The Borrowers paid Lighthouse a facility fee of $50,000 in three instalments of $16,667 in March, April and May 2021 and paid an additional facility fee of $25,000 on each anniversary of March 31, 2021. On January 14, 2022, the maximum inventory advance under the line of credit was adjusted from 50% to 70% until June 30, 2022, 65% to July 31, 2022, 60% to August 31, 2022 and 55% to September 30, 2022 at a monthly fee of 0.25% on the portion of the loan in excess of the 50% advance in order to increase imports to meet customer demand. On July 29, 2022, the Loan Agreement was further amended to set the annual interest rate on the outstanding principal amount at 4.75% above the prime rate and to reduce the monthly required cash flow requirements beginning July 31, 2022. The amendment also updated the maximum inventory advance under the line of credit to 60% from August 1, 2022 through December 31, 2022 and 50% thereafter.

The line of credit was secured by a first priority security interest on all the assets of each Borrower. Pursuant to the terms of a guaranty agreement, the Company guaranteed the obligations of the Borrowers under the note and John Keeler, Executive Chairman and Chief Executive Officer of the Company, provided a personal guaranty of up to $1,000,000 to Lighthouse.

On June 16, 2023, the Company terminated the Loan Agreement and paid a total of approximately $108,400 to Lighthouse which included, as of June 16, 2023, an outstanding principal balance of approximately $93,400, accrued interest of approximately $9,900, and other fees incurred in connection with the line of credit of approximately $4,991. Upon the repayment of the total outstanding indebtedness owing to Lighthouse, the Loan Agreement and all other related financing agreements and documents entered into in connection with the Loan Agreement were deemed terminated.

During the nine months ended September 30, 2023, cash proceeds from the working capital line of credit totaled $2,405,034 and cash payments to the working capital line of credit totaled $4,182,971.

John Keeler Promissory Notes

From January 2006 through May 2017, Keeler & Co issued 6% demand promissory notes in the aggregate principal amount of $2,910,000 to John Keeler, our Chief Executive Officer and Executive Chairman. As of September 30, 2023, approximately $768,800 of principal remains outstanding and approximately $39,900 of interest was paid under the notes during the nine months ended September 30, 2023. After satisfaction of the terms of the subordination, the Company may prepay the notes at any time first against interest due thereunder. If an event of default occurs under the notes, interest will accrue at 18% per annum and if not paid within ten days of payment becoming due, the holder of the note is entitled to a late fee of 5% of the amount of payment not timely made. The Company made principal payments of $124,161 during the nine months ended September 30, 2023.

Lind Global Fund II LP notes

On January 24, 2022, the Company entered into a securities purchase agreement with Lind pursuant to which the Company issued Lind a secured, two-year, interest free convertible promissory note in the principal amount of $5,750,000 and a five-year warrant to purchase 1,000,000 shares of Common Stock at an exercise price of $4.50 per share, subject to customary adjustments (50,000 shares of Common Stock at an exercise price of $90 per share after taking into account the Company’s Reverse Stock Split). The warrant provides for cashless exercise and for full ratchet anti-dilution if the Company issues securities at less than $4.50 per share. In connection with the issuance of the note and the warrant, the Company paid a $150,000 commitment fee to Lind and approximately $87,000 of debt issuance costs.

The outstanding principal under the note was payable commencing July 24, 2022, in 18 consecutive monthly installments of $333,333, at the Company’s option, in cash or shares of Common Stock at a price (the “Repayment Share Price”) based on 90% of the five lowest volume weighted average prices (“VWAP”) during the 20-days prior to the payment date with a floor price of $1.50 per share (the “Floor Price”), floor price of $30 per share after taking into account the Company’s Reverse Stock Split, or a combination of cash and stock provided that if at any time the Repayment Share Price is deemed to be the Floor Price, then in addition to shares, the Company will pay Lind an additional amount in cash as determined pursuant to a formula contained in the note.

In connection with the issuance of the note, the Company granted Lind a first priority security interest and lien on all of its assets, including a pledge on its shares in John Keeler & Co. Inc., its wholly-owned subsidiary, pursuant to a security agreement and a stock pledge agreement with Lind, dated January 24, 2022. Each subsidiary of the Company also granted a second priority security interest in all of its respective assets.

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The note was mandatorily payable prior to maturity if the Company issued any preferred stock (with certain exceptions described in the note) or, if the Company or its subsidiaries issued any indebtedness. The Company also agreed not to issue or sell any securities with a conversion, exercise or other price based on a discount to the trading prices of the Company’s stock or to grant the right to receive additional securities based on future transactions of the Company on terms more favorable than those granted to Lind, with certain exceptions.

If the Company failed to maintain the listing and trading of its Common Stock, the note would become due and payable and Lind may convert all or a portion of the outstanding principal at the lower of the then current conversion price and 80% of the average of the 3-day VWAP during the 20 days prior to delivery of the conversion notice.

If the Company engages in capital raising transactions, Lind has the right to purchase up to 10% of the new securities.

The note was convertible into Common Stock at $5.00 per share ($100 per share after taking into account the Company’s Reverse Stock Split), subject to certain adjustments, at any time after the earlier of six months from issuance or the date the registration statement is effective; provided that no such conversion may be made that would result in beneficial ownership by Lind and its affiliates of more than 4.99% of the Company’s outstanding shares of Common Stock. If shares were issued by the Company at less than the conversion price, the conversion price will be reduced to such price.

On September 15, 2023, the Company paid $2,573,142 to Lind and the note was extinguished.

On May 30, 2023, the Company entered into a securities purchase agreement with Lind pursuant to which the Company issued to Lind a secured, two-year, interest free convertible promissory note in the principal amount of $1,200,000 (the “Lind Note”) and a warrant (the “Lind Warrant”) to purchase 435,035 shares of Common Stock of the Company commencing six months after issuance and exercisable for five years at an exercise price of $2.45 per share, for the aggregate funding amount of $1,000,000. The Lind Warrant includes cashless exercise and full ratchet anti-dilution provisions. In connection with the issuance of the Lind Note and the Lind Warrant, the Company paid Lind a $50,000 commitment fee. The proceeds from the sale of the Note and Warrant are for general working capital purposes.

On July 27, 2023, the Company, entered into a First Amendment to the securities purchase agreement (the “Purchase Agreement Amendment”) with Lind, pursuant to which the Company amended the securities purchase agreement, entered into with Lind as of May 30, 2023 in order to permit the issuance of further senior convertible promissory notes in the aggregate principal amount of up to $1,800,000 and warrants in such aggregate amount as the Company and Lind shall mutually agree.

Pursuant to the Purchase Agreement Amendment, the Company issued to Lind a two-year, interest free convertible promissory note in the principal amount of $300,000 and a warrant to purchase 175,234 shares of Common Stock of the Company, for the aggregate amount of $250,000. In connection with the issuance of the note and the warrant, the Company paid a $12,500 commitment fee. The proceeds from the sale of the note and warrant are for general working capital purposes.

Year Ended December 31, 2022 compared to the Year Ended December 31, 2021

Net Sales. Revenue for the year ended December 31, 2022 increased 28.0% to $12,767,145 as compared to $9,973,264 for the year ended December 31, 2021 as a result of an increase in poundage sold during the year ended December 31, 2022.

Cost of Goods Sold. Cost of goods sold for the year ended December 31, 2022 increased to $13,419,133 as compared to $7,979,830 for the year ended December 31, 2021. This increase is attributable to price increases in inventory affecting its related cost of goods.

Gross (Loss) Profit. Gross loss for the year ended December 31, 2022 is $651,988 as compared to gross profit of $1,993,434 for the year ended December 31, 2021. This increase is attributable to higher cost of goods sold compared to the cost of goods sold in the year ended December 31, 2021.

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Gross (Loss) Profit Margin. Gross loss margin for the year ended December 31, 2022 is 5.1% as compared to gross profit margin of 20.0% for the year ended December 31, 2021. This decrease is attributable to sales price decreases of our product and higher cost of inventory purchased.

Commissions Expenses. Commissions expenses decreased to $24,482 for the year ended December 31, 2022 from $42,332 for the year ended December 31, 2021. The decrease is attributable to lower commissionable revenues.

Salaries and Wages Expense. Salaries and wages increased to $2,032,457 for the year ended December 31, 2022 as compared to $1,827,607 for the year ended December 31, 2021. This increase is primarily attributable to the full year of salaries for TOBC and new employees.

Depreciation and Amortization. Depreciation and amortization expense increased to $584,386 for the year ended December 31, 2022 as compared to $384,963 for the year ended December 31, 2021. The increase is attributable to higher depreciation and amortization due to the acquisition of TOBC and soft-shell crab operations.

Impairment Loss. Impairment loss increased to $5,797,906 for the year ended December 31, 2022 as compared to $374,300 for the year ended December 31, 2021. This increase is attributable to the impairments recognized on TOBC and Coastal Pride for goodwill and long-lived assets.

Other Operating Expense. Other operating expenses increased 17.5% to $2,522,764 for the year ended December 31, 2022 as compared to $2,147,873 for the year ended December 31, 2021. This increase is primarily attributable to legal and professional fees and stock compensation expense associated with the acquisition of the soft-shell crab operations.

Other Income. Other income decreased to $154,196 for the year ended December 31, 2022 from $498,791 for the year ended December 31, 2021. This decrease is primarily attributable to the payroll protection program loan forgiveness granted in 2021.

Loss on Conversion of Debt. Loss on conversion of debt increased to $57,085 for the year ended December 31, 2022 from $0 for the year ended December 31, 2021. This increase is attributable to the additional payments made to Lind by the issuance of Common Stock due to a decrease in the Repayment Share Price.

Interest Expense. Interest expense increased to $1,678,097 for the year ended December 31, 2022 as compared to $320,524 for the year ended December 31, 2021. This increase is attributable to the amortization of the Lind convertible debt discount.

Net Loss. The Company had a net loss of $13,194,969 for the year ended December 31, 2022 as compared to a net loss of $2,605,374 for the year ended December 31, 2021. The increase in net loss is primarily attributable to an increase in salaries and wages, increases in depreciation and amortization, recognition of impairment losses for TOBC and Coastal Pride and other expenses in connection with the acquisition of the soft-shell crab operations and amortization of the Lind convertible debt discount.

Liquidity and Capital Resources

The Company had cash of $9,262 as of December 31, 2022. At December 31, 2022, the Company had a working capital deficit of $3,013,281, including $893,000 in stockholder loans that were subordinated to its working capital line of credit, as compared to a working capital surplus of $2,839,477 at December 31, 2021, including $960,000 in stockholder loans. The Company’s primary sources of liquidity consisted of inventory of $4,808,152 and accounts receivable of $813,416 at December 31, 2022. The decrease in working capital was due primarily to an increase of inventory of $2,688,711 netted against decreases in accounts receivable of $417,765 and the increase in the maturities of long-term debt of $3,439,557.

The Company has historically financed its operations through the cash flow generated from operations, loans from stockholders and other related parties as well as a working capital line of credit and the sale of equity in private offerings.

As of January 27, 2023, the Company issued an aggregate of 322,822 shares of Common Stock to Roth for the “at the market” offering pursuant to its sales agreement with Roth.

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Cash (Used in) Operating Activities. Cash used in operating activities during the year ended December 31, 2022 was $3,618,811 as compared to cash used in operating activities of $4,833,029 for the year ended December 31, 2021, representing a decrease of $1,214,218. The decrease is primarily attributable to an increase in inventory of $3,431,929 netted against the decreases in deferred income of $62,336, accounts receivable netted against other current assets of $3,448,088 and increase in payables netted against other current liabilities of $356,399 for the year ended December 31, 2022.

Cash (Used in) Investing Activities. Cash used in investing activities for the year ended December 31, 2022 was $695,275 as compared to $773,410 cash used in investing activities for the year ended December 31, 2021. The decrease was attributable to the smaller acquisition of the soft-shell crab operations by Coastal Pride for the year ended December 31, 2022 compared to the TOBC acquisition in the year ended December 31, 2021.

Cash Provided by Financing Activities. Cash provided by financing activities for the year ended December 31, 2022 was $3,075,400 as compared to cash provided by financing activities of $6,480,540 for the year ended December 31, 2021. This decrease is mainly attributable to private placement offerings in 2021 compared to no such offerings in 2022.

Working Capital Line of Credit

On March 31, 2021, Keeler & Co. and Coastal Pride entered into a loan and security agreement (“Loan Agreement”) with Lighthouse Financial Corp., a North Carolina corporation (“Lighthouse”). Pursuant to the terms of the Loan Agreement, Lighthouse made available to Keeler & Co. and Coastal Pride (together, the “Borrowers”) a $5,000,000 revolving line of credit for a term of thirty-six months, renewable annually for one-year periods thereafter. Amounts due under the line of credit are represented by a revolving credit note issued to Lighthouse by the Borrowers. As of December 31, 2022, the Company was in compliance with all financial covenants under the Loan Agreement, except for the requirement to maintain a greater than $50,000 cash flow in the months of July, August, September, October, November and December. Lighthouse has notified the Borrowers as to this default but has elected not to exercise its rights and remedies under the loan documents.

The advance rate of the revolving line of credit is 85% with respect to eligible accounts receivable and the lower of 60% of the Borrowers’ eligible inventory, or 80% of the net orderly liquidation value, subject to an inventory sublimit of $2,500,000. The inventory portion of the loan will never exceed 50% of the outstanding balance. Interest on the line of credit is the prime rate (with a floor of 3.25%), plus 3.75%. The Borrowers paid Lighthouse a facility fee of $50,000 in three instalments of $16,667 in March, April and May 2021 and paid an additional facility fee of $25,000 on March 31, 2022. In an effort to increase imports to meet customer demand, on January 14, 2022, the maximum inventory advance under the line of credit was adjusted from 50% to 70% until June 30, 2022, 65% until July 31, 2022, 60% until August 31, 2022, 55% until September 30, 2022, at a monthly fee of 0.25% on the portion of the loan in excess of the 50% advance. On July 29, 2022, the Loan Agreement was further amended to set the annual interest rate on the outstanding principal amount at 4.75% above the prime rate and to reduce the monthly required cash flow requirements beginning July 31, 2022. The amendment also updated the maximum inventory advance under the line of credit to 60% from August 1, 2022 through December 31, 2022 and 50% thereafter. As of December 31, 2022, the interest rate was 15.25% which includes a default rate of 3%.

The line of credit is secured by a first priority security interest on all the assets of each Borrower. Pursuant to the terms of a guaranty agreement, the Company guaranteed the obligations of the Borrowers under the note and John Keeler, Executive Chairman and Chief Executive Officer of the Company, provided a personal guaranty of up to $1,000,000 to Lighthouse.

The Borrowers utilized $784,450 of the Lighthouse revolving line of credit to repay the outstanding indebtedness owed to ACF as of March 31, 2021. As a result, all obligations owed to ACF were satisfied and the loan agreement with ACF was terminated. The outstanding balance owed to Lighthouse as of December 31, 2022 was $1,776,068.

John Keeler Promissory Notes

From January 2006 through May 2017, Keeler & Co issued 6% demand promissory notes in the aggregate principal amount of $2,910,000 to John Keeler, our Chief Executive Officer and Executive Chairman. As of December 31, 2022, approximately $893,000 of principal remains outstanding and approximately $55,350 of interest was paid under the notes during the year ended December 31, 2022. These notes are subordinated to the Lighthouse note. After satisfaction of the terms of the subordination, the Company may prepay the notes at any time first against interest due thereunder. If an event of default occurs under the notes, interest will accrue at 18% per annum and if not paid within ten days of payment becoming due, the holder of the note is entitled to a late fee of 5% of the amount of payment not timely made. The Company made principal payments of $67,000 during the year ended December 31, 2022.

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Underwritten Offering

On November 2, 2021, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Newbridge Securities Corporation (“Newbridge”), as representative of the underwriters listed therein (the “Underwriters”), pursuant to which the Company agreed to sell to the Underwriters in a firm commitment underwritten public offering (the “Offering”) an aggregate of 800,000 shares of the Company’s Common Stock, at a public offering price of $5.00 per share. In addition, the Underwriters were granted an over-allotment option (the “Over-allotment Option”) for a period of 45 days to purchase up to an additional 120,000 shares of Common Stock. The Offering closed on November 5, 2021 and the Common Stock began trading on the NASDAQ Capital Market under the symbol “BSFC” on November 3, 2021. The Over-allotment Option was not exercised by the Underwriters.

The net proceeds to the Company from the Offering, after deducting the underwriting discount, the underwriters’ fees and expenses and the Company’s estimated Offering expenses, were approximately $3,600,000. The Company is using the net proceeds from the Offering for general corporate purposes, including working capital, operating expenses, and capital expenditures. The Company may also use a portion of the net proceeds to acquire or make investments in businesses, products, and offerings, although the Company does not have agreements or commitments for any material acquisitions or investments at this time.

In addition, pursuant to the terms of the Underwriting Agreement and related “lock-up” agreements, each director, executive officer, and beneficial owners of over 10% of the Company’s Common Stock (for a period of 180 days after the date of the final prospectus relating to the Offering), have agreed, subject to customary exceptions, not to sell, transfer or otherwise dispose of securities of the Company, without the prior written consent of Newbridge.

On November 5, 2021, in connection with the Offering, the Company issued a warrant to purchase an aggregate of 56,000 shares of Common Stock at an exercise price of $5.00 per share to Newbridge. Such warrant expires on November 11, 2024.

Lind Global Fund II LP investment

On January 24, 2022, the Company entered into a securities purchase agreement with Lind Global Fund II LP, a Delaware limited partnership (“Lind”), pursuant to which the Company issued to Lind a secured, two-year, interest free convertible promissory note in the principal amount of $5,750,000 and a five-year warrant to purchase 1,000,000 shares of Common Stock of the Company at an exercise price of $4.50 per share, subject to customary adjustments. The warrant provides for cashless exercise and for full ratchet anti-dilution if the Company issues securities at less than $4.50 per share. In connection with the issuance of the note and the warrant, the Company paid a $150,000 commitment fee to Lind and approximately $87,000 of debt issuance costs.

The outstanding principal under the note is payable commencing July 24, 2022, in 18 consecutive monthly installments of $333,333, at the Company’s option, in cash or shares of Common Stock at a price (the “Repayment Share Price”) based on 90% of the five lowest volume weighted average prices (“VWAP”) during the 20-days prior to the payment date with a floor price of $1.50 per share (the “Floor Price”), or a combination of cash and stock provided that if at any time the Repayment Share Price is deemed to be the Floor Price, then in addition to shares, the Company will pay Lind an additional amount in cash as determined pursuant to a formula contained in the note.

In connection with the issuance of the note, the Company granted Lind a first priority security interest and lien on all of its assets, including a pledge on its shares in John Keeler & Co. Inc., its wholly-owned subsidiary, pursuant to a security agreement and a stock pledge agreement with Lind, dated January 24, 2022. Each subsidiary of the Company also granted a second priority security interest in all of its respective assets.

The note is mandatorily payable prior to maturity if the Company issues any preferred stock (with certain exceptions described in the note) or, if the Company or its subsidiaries issues any indebtedness other than certain amounts under the current line of credit facility with Lighthouse. The Company also agreed not to issue or sell any securities with a conversion, exercise or other price based on a discount to the trading prices of the Company’s stock or to grant the right to receive additional securities based on future transactions of the Company on terms more favorable than those granted to Lind, with certain exceptions.

If the Company fails to maintain the listing and trading of its Common Stock, the note will become due and payable and Lind may convert all or a portion of the outstanding principal at the lower of the then current conversion price and 80% of the average of the 3-day VWAP during the 20 days prior to delivery of the conversion notice.

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If the Company engages in capital raising transactions, Lind has the right to purchase up to 10% of the new securities.

The note is convertible into Common Stock at $5.00 per share, subject to certain adjustments, at any time after the earlier of six months from issuance or the date the registration statement is effective; provided that no such conversion may be made that would result in beneficial ownership by Lind and its affiliates of more than 4.99% of the Company’s outstanding shares of Common Stock. If shares are issued by the Company at less than the conversion price, the conversion price will be reduced to such price.

Upon a change of control of the Company, as defined in the note, Lind has the right to require the Company to prepay 10% of the outstanding principal amount of the note. The Company may prepay the outstanding principal amount of the note, provided Lind may convert up to 25% of the principal amount of the note at a price per share equal to the lesser of the Repayment Share Price or the conversion price. The Note contains certain negative covenants, including restricting the Company from certain distributions, stock repurchases, borrowing, sale of assets, loans and exchange offers.

Upon an event of default as described in the note, the note will become immediately due and payable at a default interest rate of 125% of the then outstanding principal amount. Upon a default, all or a portion of the outstanding principal amount may be converted into shares of Common Stock by Lind at the lower of the conversion price and 80% of the average of the three lowest daily VWAPs.

During the year ended December 31, 2022, the Company made principal payments on the note totaling $1,666,666 through the issuance of an aggregate of 666,666 shares of Common Stock and cash payments of $1,175,973 which included $899,999 principal payments and additional payments requested by Lind pursuant to the terms of the note.

Basis of Presentation

The following discussion highlights our results of operations and the principal factors that have affected our financial condition as well as our liquidity and capital resources for the periods described and provides information that management believes is relevant for an assessment and understanding of the statements of financial condition and results of operations presented herein. The following discussion and analysis are based on our unaudited financial statements contained in this Quarterly Report, which we have prepared in accordance with United States generally accepted accounting principles. You should read the discussion and analysis together with such financial statements and the related notes thereto.

Critical Accounting Policies and Estimates

Valuation of Goodwill and Long-Lived Assets

Goodwill and long-lived assets include the cost of the acquired business in excess of the fair value of the net assets recorded in connection with an acquisition. Long-lived assets include customer relationships, non-compete agreements, trademarks and fixed assets. For goodwill, our policy is to assess for impairment at year-end or whenever events or changes in circumstances indicate that the carrying value may not be recoverable. For long-lived assets, we assess for impairment only if events occur that indicate that the carrying amount of an asset may not be recoverable.

Annually, we assess the recoverability of goodwill and long-lived assets by determining whether the fair values exceed the carrying values of these assets. For long-lived assets, we use the income method, which uses a forecast of the expected future net cash flows associated with each asset. These cash flows are then adjusted to present value by applying an appropriate discount rate that reflects the risk factors associated with the cash flow streams. Our goodwill testing may be performed utilizing either a qualitative or quantitative assessment; however, if a qualitative assessment is performed and we determine that the fair value of a reporting unit is more likely than not (i.e., a likelihood of more than 50 percent) to be less than its carrying amount, a quantitative test is performed.

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When using a quantitative test, we arrive at our estimates of fair value using a discounted cash flow analysis. Our assessment for impairment of goodwill and long-lived assets compared the fair value of the reporting unit to the corresponding carrying value. If the carrying value of the asset exceeds its fair value, an impairment loss is recognized in an amount equal to the excess. An annual impairment analysis for goodwill and long-lived assets was completed for Coastal Pride and TOBC due to the lower forecasted revenues and gross losses recognized in the year ended December 31, 2022 as a result of the effect of the COVID-19 pandemic on the Company’s business. Based on our year-end 2022 annual impairment analysis for goodwill and long-lived assets, we recorded an impairment loss on customer relationships, trademarks, non-compete agreements and fixed assets of $1,595,677, $1,006,185, $78,116 and $1,873,619, respectively, related to Coastal Pride and TOBC. For goodwill, the analysis concluded an impairment of $1,244,309 related to Coastal Pride and TOBC for year ended December 31, 2022.

The fair value conclusions as of December 31, 2022 are highly sensitive to changes in the assumptions used in the income approach, which include forecasted revenues, perpetual growth rates, among others, all of which require significant judgments by management.

Fair value of the reporting unit is therefore determined using significant unobservable inputs, or level 3 in the fair value hierarchy. The Company has used recent historical performance, current forecasted financial information, and broad-based industry and economic statistics as a basis to estimate the key assumptions utilized in the forecasted cash flow model. These key assumptions are inherently uncertain and require a high degree of estimation and judgment and are subject to change based on future changes, industry and global economic and geo-political conditions, and the timing and success of the implementation of current strategic initiatives.

Inventories

Substantially all of the Company’s inventory consists of packaged crab meat located at a public cold storage facility and merchandise in transit from suppliers. The Company also has eggs and fish in process inventory from TOBC. The cost of inventory is primarily determined using the specific identification method for crab meat. Fish in process inventory is measured based on the estimated biomass of fish on hand. The Company has established a standard procedure to estimate the biomass of fish on hand using counting and sampling techniques. Inventory is valued at the lower of cost or net realizable value, cost being determined using the first-in, first-out method for crab meat and using various estimates and assumptions in regard to the calculation of the biomass, including expected yield, market value of the biomass, and estimated costs of completion.

Merchandise is purchased cost and freight shipping point and becomes the Company’s asset and liability upon leaving the suppliers’ warehouse. The Company had in-transit inventory of approximately $1,598,000 and $1,182,000 as of December 31, 2022 and December 31, 2021, respectively.

The Company periodically reviews the value of items in inventory and records an allowance to reduce the carrying value of inventory to the lower of cost or net realizable value based on its assessment of market conditions, inventory turnover and current stock levels. Inventory write-downs are charged to cost of goods sold. For the year ended December 31, 2022, the Company recorded an inventory adjustment to reduce the carrying value of inventory to the lower of cost or net realizable value in the amount of $743,218 which was charged to cost of goods sold.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (ASC) 606, Revenue from Contracts with Customers, as such, we record revenue when our customer obtains control of the promised goods or services in an amount that reflects the consideration which the Company expects to receive in exchange for those goods or services. The Company’s source of revenue is from importing blue and red swimming crab meat primarily from Mexico, Indonesia, the Philippines and China and distributing it in the United States and Canada under several brand names such as Blue Star, Oceanica, Pacifika, Crab & Go, First Choice, Good Stuff and Coastal Pride Fresh and steelhead salmon and rainbow trout fingerlings produced by TOBC under the brand name Little Cedar Farms for distribution in Canada. We sell primarily to food service distributors. We also sell our products to wholesalers, retail establishments and seafood distributors.

To determine revenue recognition for the arrangements that the Company determines are within the scope of Topic 606, the Company performs the following five steps: (1) identify the contract(s) with a customer by receipt of purchase orders and confirmations sent by the Company which includes a required line of credit approval process, (2) identify the performance obligations in the contract which includes shipment of goods to the customer FOB shipping point or destination, (3) determine the transaction price which initiates with the purchase order received from the customer and confirmation sent by the Company and will include discounts and allowances by customer if any, (4) allocate the transaction price to the performance obligations in the contract which is the shipment of the goods to the customer and transaction price determined in step 3 above and (5) recognize revenue when (or as) the entity satisfies a performance obligation which is when the Company transfers control of the goods to the customers by shipment or delivery of the products.

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The Company elected an accounting policy to treat shipping and handling activities as fulfillment activities. Consideration payable to a customer is recorded as a reduction of the arrangement’s transaction price, thereby reducing the amount of revenue recognized, unless the payment is for distinct goods or services received from the customer.

Recent Accounting Pronouncements

ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40).

In August 2020, the FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40). The ASU simplifies the accounting for certain financial instruments with characteristics of liabilities and equity. The FASB reduced the number of accounting models for convertible debt and convertible preferred stock instruments and made certain disclosure amendments to improve the information provided to users. In addition, the FASB amended the derivative guidance for the “own stock” scope exception and certain aspects of the earnings per share (“EPS”) guidance. The guidance is effective for smaller reporting companies for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company adopted the ASU effective January 1, 2022 and applied the provisions of the ASU to the convertible note issued during the year ended December 31, 2022.

ASU 2016-13 Financial Instruments – Credit Losses (Topic 326)

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which requires entities to use a forward-looking, expected loss model to estimate credit losses. It also requires entities to consider additional disclosures related to credit quality of trade and other receivables, including information related to management’s estimate of credit allowances. ASU 2016-13 was further amended in November 2018 by ASU 2018-19, Codification Improvements to Topic 236, Financial Instrument-Credit Losses. For public business entities that are U.S. Securities and Exchange Commission (SEC) filers excluding smaller reporting companies, the amendments are effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. For all other public business entities, the amendments are effective for fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. On October 16, 2019, FASB voted to delay implementation of ASU No. 2016-13, “Financial Instruments-Credit Losses (Topic 326) - Measurement of Credit Losses on Financial Instruments.” For all other entities, the amendments are now effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. On November 15, 2019, FASB issued an Accounting Standard Update No. 2019-10 to amend the implementation date to fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. Early adoption is permitted for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. As this ASU became effective on January 1, 2023, the Company continues to evaluate the impact of these amendments to the Company’s financial position and results of operations and currently expects no material impact of the adoption of the amendments on the Company’s consolidated financial statements.

Off-Balance Sheet Arrangements

We currently have no off-balance sheet arrangements.

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DESCRIPTION OF BUSINESS

History

We were incorporated on October 17, 2017 in the State of Delaware as a blank check company to be used as a vehicle to pursue a business combination with an unidentified target. Following the Merger (as described below), we changed our name from “AG Acquisition Group II, Inc.” to “Blue Star Foods Corp.” and succeeded to the business of Keeler & Co.

Merger

On November 8, 2018 (the “Closing Date”), we entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), with Keeler & Co., Blue Star Acquisition Corp., our newly formed, wholly-owned Florida subsidiary (“Acquisition Sub”), and John Keeler, Keeler & Co’s sole stockholder (the “Sole Stockholder”). Pursuant to the terms of the Merger Agreement, Acquisition Sub merged with and into Keeler & Co, which was the surviving corporation and thus became our wholly-owned subsidiary (the “Merger”).

At the Closing Date, each of the 500 shares of Common Stock of Keeler & Co issued and outstanding immediately prior to the closing of the Merger were converted into 30,000 shares of our Common Stock. As a result, an aggregate of 15,000,000 shares of our Common Stock were issued to the Sole Stockholder.

At the effective time of the Merger, the Company redeemed an aggregate of 9,250,000 shares of Common Stock from the pre-Merger stockholders of the Company (the “Pre-Merger Holders”) for cancellation by the Company (the “Share Redemption”) and, as a result, the Pre-Merger Holders retained an aggregate of 750,000 shares of Common Stock after the Merger, representing a value of $1.5 million. The shares were redeemed in consideration for the direct benefit the Pre-Merger Holders will receive in connection with the consummation of the Merger.

Offering

Concurrently with the closing of the Merger, we closed a private placement offering (the “Offering”) in which we sold an aggregate of 725 units of our securities (the “Units”) at a purchase price of $1,000 per Unit, for aggregate gross proceeds of $725,000. Each Unit consisted of one share of the Company’s 8% Series A convertible preferred stock, par value $0.0001 per share (the “Series A Stock”) and a three-year warrant (the “Warrant”) to purchase one-half of one share of Common Stock for every share of Common Stock that would be received upon conversion of a share of Series A Stock (the “Warrant Shares”), at an exercise price of $2.40. The Series A Stock is convertible into shares (the “Conversion Shares”) of the Company’s Common Stock, at a conversion rate of $2.00 per share (the “Conversion Rate”). We issued 353,250 Warrant Shares in the Offering, which Warrant Shares are exercisable independently of any conversion of Series A Stock. The net proceeds of the Offering were used by the Company for general corporate purposes. All of the Series A Stock have been converted to shares of the Company’s Common Stock.

Company Settlement

Effective upon the closing of the Merger, we issued an aggregate of 688 Units to eleven “accredited investors” (the “Settlement Parties”) for each such individual or entity entering into a settlement and mutual general release agreement (the “Settlement Agreement”) with the Company in full and complete settlement and satisfaction and release of claims such Settlement Parties may have against the Company (the “Company Settlement”).

Upon the closing of the Merger, (i) options to purchase an aggregate of 104 shares of Keeler & Co’s Common Stock at an exercise price of $10,000 per share, which were outstanding immediately prior to the closing of the Merger, were converted into a ten-year immediately exercisable options to purchase an aggregate of 3,120,000 shares of Common Stock at an exercise price of $0.333 (which option was subsequently terminated unexercised), and (ii) a ten-year option to purchase 3,120,000 shares of Common Stock at an exercise price of $2.00, which vested one-year from the date of grant.

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Changes to the Board of Directors and Executive Officers

On the Closing Date of the Merger, the then-current directors and Chief Financial Officer and Chief Executive Officer of the Company resigned from all such positions as directors and officers of the Company and were replaced by new officers and directors.

Lock-ups

In connection with the Merger, each of our executive officers and directors after giving effect to the Merger (the “Restricted Holders”) and each of the Pre-Merger Holders, holding at the closing date of the Merger an aggregate of 750,000 shares of our Common Stock, entered into lock-up agreements (the “Lock-Up Agreements”), whereby the Restricted Holders were restricted for a period of 18 months and the Pre-Merger Holders were restricted for 12 months, after the Merger (the “Restricted Period”), from sales or dispositions (including pledges) in excess of 50% of all of the Common Stock held by (or issuable to) them and at a price below $2.20 per share (such restrictions together the “Lock-Up”). Notwithstanding such restrictions, during the Restricted Period (i) the Restricted Holders may transfer up to 10% of their shares to a charitable organization which agrees to be bound by such Lock-Up restrictions and (ii) the Pre-Merger Holders may transfer up to 10% of their shares to a third party which agrees to be bound by such Lock-Up restrictions. From and after the Restricted Period, neither the Restricted Holders nor the Pre-Merger Holders may sell, dispose or otherwise transfer more than one-third of the Common Stock held by such Holder in any two-month period.

Redemption from Pre-Merger Holders

In connection with the Merger, the Company redeemed an aggregate of 9,250,000 shares of Common Stock from the Company’s Pre-Merger Holders for cancellation by the Company (the “Share Redemption”) and, as a result, the stockholders retained an aggregate of 750,000 shares of Common Stock after the Merger (the “Retained Shares”), representing a value of $1.5 million. The shares were redeemed in consideration for the direct benefit the Pre-Merger Holders will receive in connection with the consummation of the Merger.

Our authorized capital stock currently consists of 100,000,000 shares of Common Stock, and 5,000,000 shares of the preferred stock, of which 10,000 shares have been designated as Series A Stock. Our Common Stock is not traded on any exchange. Our Common Stock was quoted on the OTC pink sheets under the symbol “BSFC” since February 18, 2020. Our Common Stock was approved for listing on NASDAQ under the symbol “BSFC” and began trading on November 3, 2021.

Coastal Pride Acquisition

On November 26, 2019, Keeler & Co., Inc. (the “Purchaser”) entered into an Agreement and Plan of Merger and Reorganization (the “Coastal Merger Agreement”) with Coastal Pride Company, Inc., a South Carolina corporation, Coastal Pride Seafood, LLC (“Coastal Pride”), a Florida limited liability company and newly-formed, wholly-owned subsidiary of Keeler & Co. (the “Acquisition Subsidiary” and, upon the effective date of the Coastal Merger, the “Surviving Company), and The Walter F. Lubkin, Jr. Irrevocable Trust dated 1/8/03 (the “Trust”), Walter F. Lubkin III (“Lubkin III”), Tracy Lubkin Greco (“Greco”) and John C. Lubkin (“Lubkin”), constituting all of the shareholders of Coastal Pride Company, Inc. immediately prior to the Coastal Merger (collectively, the “Sellers”). Pursuant to the terms of the Coastal Merger Agreement, Coastal Pride Company, Inc. merged with and into the Acquisition Subsidiary, with the Acquisition Subsidiary being the surviving company (the “Coastal Merger”).

Coastal Pride is a seafood company, based in Beaufort, South Carolina, that imports pasteurized and fresh crabmeat sourced primarily from Mexico and Latin America and sells premium branded label crabmeat throughout North America.

Pursuant to the terms of the Coastal Merger Agreement, the following consideration was paid by Keeler & Co.: (i) an aggregate of $394,622 in cash; (ii) a five-year 4% promissory note in the principal amount of $500,000 (the “Lubkin Note), issued by Keeler & Co. to Walter Lubkin Jr. (“Walter Jr.”); (iii) three-year 4% convertible promissory notes in the aggregate principal amount of $210,000 (collectively, the “Sellers Notes” and together with the Lubkin Note, the “Notes”), issued by Keeler & Co. to Greco, Lubkin III and Lubkin, pro rata to their ownership of Coastal Pride Company, Inc. immediately prior to the Coastal Merger; (iii) 500,000 shares of Common Stock of the Company, issued to Walter Lubkin, Jr. (the “Walter Jr. Shares”); and (iii) an aggregate of 795,000 shares of Common Stock of the Company, issued to Greco, Lubkin III and Lubkin, pro rata to their ownership of Coastal Pride Company, Inc. immediately prior to the Coastal Merger (together with the Walter Jr. Shares, the “Consideration Shares”).

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The Notes are subject to a right of offset against the Coastal Sellers’ indemnification obligations as described in the Coastal Merger Agreement and are subordinate and subject to prior payment of all indebtedness of John Keeler under the Loan Agreement with Lighthouse Financial Corp., a North Carolina corporation (“Lighthouse”).

Principal and interest under the Lubkin Note are payable quarterly, commencing February 26, 2020, in an amount equal to the lesser of (i) $25,000 and (i) 25% of the Surviving Company’s quarterly earnings before interest, tax, depreciation and amortization.

One-sixth of the principal and interest under the Sellers Notes are payable quarterly commencing on August 26, 2021. The Sellers Notes are convertible into shares of Common Stock of the Company at the Seller’s option, at any time after the first anniversary of the date of the Note, at the rate of one share for each $2.00 of principal and/or interest so converted (the “Conversion Shares”).

Keeler & Co. has the right to prepay the Notes in whole or in part at any time without penalty or premium.

On April 15, 2021, the Company issued an aggregate of 16,460 shares of Common Stock to the Seller’s in lieu of payment in cash of accrued interest in the aggregate amount of $39,504 under the Sellers’ Notes.

At the effective time of the Coastal Merger, the Coastal Sellers entered into leak-out agreements (each, a “Leak-Out Agreement”) pursuant to which the Coastal Sellers and Walter Jr. may not directly or indirectly pledge, sell, or transfer any of the Consideration Shares or Conversion Shares, or enter into any swap or other arrangement that transfers any of the economic consequences of ownership of any such shares for one year from the date of the Coastal Merger. Thereafter, each Seller and Walter Jr. may transfer up to 25% of the aggregate of the Consideration Shares and the Conversion Shares held by such person, in each successive six-month period.

In connection with the Coastal Merger, Lubkin III and Greco agreed to serve as president and chief financial officer, respectively, of the Surviving Company.

ACF Finco I, LP (“ACF”) and Keeler & Co. were parties to a loan and security agreement, originally dated as of August 31, 2016. As a condition to ACF’s waiver of certain events of default under the Loan Agreement, and consent to the formation of the Acquisition Subsidiary and the Coastal Merger, the Acquisition Subsidiary and Keeler & Co. entered into the Joinder and Seventh Amendment to the Loan Agreement which resulted, among other things, in Coastal Pride becoming an additional borrower under the Loan Agreement. On March 31, 2021, Keeler & Co. and Coastal Pride entered into a loan and security agreement (the “Loan Agreement”) with Lighthouse Financial Corp., a North Carolina corporation (“Lighthouse”), and the loan with ACF was extinguished.

Taste of BC Aquafarms Acquisition

On April 27, 2021, we entered into a stock purchase agreement (the “SPA”) with TOBC, and Steve Atkinson and Janet Atkinson (the “TOBC Sellers”), the owners of all of the capital stock of TOBC (the “TOBC Shares”) pursuant to which we acquired all of the TOBC Shares from the TOBC Sellers for an aggregate purchase price of CAD$4,000,000, subject to adjustment based upon the amount of TOBC’s working capital on the closing date (the “Purchase Price”) as follows: (i) CAD$1,000,000 in cash, pro rata with each TOBC Seller’s ownership of TOBC (ii) by the issuance to each TOBC Seller of a non-interest bearing promissory note in the aggregate principal amount of CAD$200,000, with a maturity date of November 30, 2021, with the principal amount of each note to be pro rata with each TOBC Seller’s ownership of TOBC, and secured by a Company guarantee and a general security agreement creating a security interest over certain assets of the Company, and (iii) 987,741 shares of Common Stock, (representing CAD$2,800,000 of shares based on USD$2.30 per share) with each TOBC Seller receiving a pro rata portion of such shares based upon the total number of TOBC shares held by such TOBC Seller.

On June 24, 2021, the SPA was amended to increase the purchase price to an aggregate of CAD$5,000,000 and the TOBC acquisition closed. Pursuant to the amendment, on August 3, 2021, an aggregate of 344,957 shares of Common Stock (representing CAD$1,000,000 of additional shares calculated at USD$2.30 per share) was put in escrow until the 24-month anniversary of the closing. If, within 24 months of the closing, TOBC has cumulative revenue of at least CAD$1,300,000, the TOBC Sellers will receive all of the escrowed shares. If, as of the 24-month anniversary of the closing, TOBC has cumulative revenue of less than CAD$1,300,000, the TOBC Sellers will receive a prorated number of the escrowed shares based on the actual cumulative revenue of TOBC as of such date.

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In addition to the foregoing consideration, at the time of the closing, the Company provided CAD$488,334 to TOBC for the extinguishment of certain of TOBC’s existing debt.

The shares of Common Stock received by the TOBC Sellers are subject to a leak-out restriction commencing on the date of issuance, as follows: (i) up to 25% may be sold after 12 months; (ii) up to 50% may be sold after 18 months; (iii) up to 75% may be sold after 24 months; and (iv) up to 100% may be sold after 30 months.

The TOBC Seller’s non-interest-bearing promissory notes were paid in full at maturity.

In connection with the TOBC acquisition, the TOBC Sellers entered into four-year confidentiality, non-competition and non-solicitation agreements with the Company.

Gault Seafood Asset Acquisition

On February 3, 2022, Coastal Pride entered into an asset purchase agreement with Gault Seafood, LLC, a South Carolina limited liability company ( “Gault Seafood”), and Robert J. Gault II, President of the Seller (“Gault”) pursuant to which Coastal Pride acquired all of Gault Seafood’s right, title and interest in and to assets relating to Gault Seafood’s soft-shell crab operations, including intellectual property, equipment, vehicles and other assets used in connection with the soft-shell crab operations. Coastal Pride did not assume any liabilities in connection with the acquisition. The purchase price for the assets consisted of a cash payment in the amount of $359,250 and the issuance of 167,093 shares of Common Stock of the Company with a fair value of $359,250.

Coastal Pride also entered into a consulting agreement with Gault under the terms of which Gault will provide consulting services to Coastal Pride at the rate of $100 per hour, however, the first 45 days of services will be provided at no cost. Gault also agreed not to compete with Coastal Pride and its affiliates for a period of five years in any market in which Coastal Pride is operating or is considering operating or solicit employees, consultants, customers or suppliers or in any way interfere with Coastal Pride’s business relationships for a five-year period, Gault is also bound by customary confidentiality provisions. The Consulting Agreement may be terminated by either party upon five days written notice and by Costal Pride immediately for cause.

In connection with the asset acquisition, Coastal Pride will lease 9,050 square feet from Gault for $1,000 per month under a one-year lease agreement and will continue to operate the acquired soft-shell crab operations at such location in Beaufort, South Carolina unless a new facility is earlier completed.

Overview

We are an international seafood company based in Miami, Florida that imports, packages and sells refrigerated pasteurized crab meat, and other premium seafood products. Our current source of revenue is from importing blue and red swimming crab meat primarily from Indonesia, the Philippines and China and distributing it in the United States and Canada under several brand names such as Blue Star, Oceanica, Pacifika, Crab & Go, First Choice, Good Stuff and Coastal Pride Fresh, and steelhead salmon and rainbow trout fingerlings produced under the brand name Little Cedar Farms for distribution in Canada. The crab meat which we import is processed in 13 plants throughout Southeast Asia. Our suppliers are primarily via co-packing relationships, including two affiliated suppliers. We sell primarily to food service distributors. We also sell our products to wholesalers, retail establishments and seafood distributors.

Strategy

Our long-term strategy is to create a vertically integrated seafood company that offers customers high quality products while maintaining a focus on our core values of delivering food safety, traceability and certified resource sustainability.

We plan to grow the Company organically by continuing to increase our customer base and by introducing new high-value product lines and categories, as well as strategically acquiring companies that focus on additional species and proprietary technologies that we believe we can integrate into a larger, diversified company.

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Operating Companies

We operate through the following subsidiary companies:

Keeler & Co., doing business as Blue Star Foods, is an international seafood company that imports, packages and sells refrigerated pasteurized crab meat sourced primarily from Southeast Asia and other premium seafood products.

Keeler & Co. purchases the majority of our crab product (Portunus Pelagicus and Portunus Haanii) from processors which source the crab meat from local fishermen in Indonesia, the Philippines, Thailand, Vietnam, Sri Lanka and India, to whom we pay a premium in order to outfit their boats with a proprietary GPS-based system. This system allows us to trace where the crab product originates and ensure that only mature crabs are being harvested by the use of collapsible traps and not gill nets.

The crab meat is purchased directly from processors with whom we have long-standing relationships, that have agreed to source their product in a sustainable manner. All crab meat is sourced under the Company’s U.S Food & Drug Administration (“FDA”) approved Hazard Analysis Critical Control Point (“HACCP”) Plan. Additionally, all suppliers are certified by the British Retail Consortium (the “BRC”) and are audited annually to ensure safety and quality of our product.

The imported crab meat is processed in six out of the ten plants available throughout Southeast Asia. Our suppliers are primarily via co-packing relationships, including two affiliated suppliers. We sell primarily to food service distributors. We also sell our products to wholesalers, retail establishments and seafood distributors.

We have created a technology platform that tracks the product through its entire chain of custody and collects and transmits various data to the Company in real-time, from the loading site to the packing plant, through the sorting and pasteurization process and the exporting process to the end customer. Our technology allows our customers access to their “Scan on Demand” QR code-enabled traceability application.

Our premium proprietary brands, Blue Star, Pacifika and Oceanica are differentiated in terms of quality and price point.

We believe that we utilize best-in-class technology, in both resource sustainability management and ecological packaging.

Coastal Pride is a seafood company, based in Beaufort, South Carolina, that imports pasteurized and fresh crab meat (Portunus Pelagicus, Portunus Haanii and Callinectes) sourced primarily from Mexico and Latin America and sells premium branded label crab meat throughout North America.

It has three premium branded label products, First Choice, Good Stuff and Coastal Pride Fresh.

TOBC is a land-based recirculating aquaculture system (“RAS”) farming operation located in Nanaimo, British Columbia, Canada with an annual production capacity of approximately 100 tons. It produces steelhead salmon and rainbow trout fingerlings under the brand name Little Cedar Farms for distribution in Canada.

TOBC’s RAS facility has been operated as a model farm for the development of salmon RAS technology. We currently intend to refine this model farm into a 150-ton standardized module that will be replicated in the development of future farms. The next facility we hope to build, subject to sufficient resources, will have 10 such modules, for a total production capacity of 1,500 tons.

The current RAS facility is in an insulated, bio-secure structure in which culture conditions are controlled. The primary RAS system is composed of thirteen culture tanks, a drum filter, a fluidized sand bed biofilter and a low head oxygenator and employs an efficient gravity fed low head arrangement which reduces energy use as compared to other RAS designs. Additionally, there are two independent partial reuse finishing tank systems.

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Weekly harvests of approximately two tons of salmon are stunned and bled at the farm and then processed as fresh iced head on gutted (“HOG”) fish at a Canadian Food Inspection Agency approved processing facility. Currently, TOBC sells its salmon mainly to two wholesale seafood distributors in Canada.

Eggs are purchased from two primary suppliers and are hatched approximately every eight weeks. TOBC’s hatchery is composed of a recirculating system that utilizes an upwelling “heath stack” incubator and five tanks with moving bed biofiltration. The fish are then transferred to the main RAS system approximately 12 weeks post hatch. TOBC’s feed is largely terrestrial based from grains and other non-marine ingredients.

We believe that the faster life cycle from birth to harvesting of our salmon, as compared to conventional salmon, allows it to be produced more economically in contained, land-based RAS farms. Although RAS farms require greater capital investment than the sea cage approach, we believe that the higher costs are offset by more efficient growth and a shorter transportation distance to market.

Branded Products

We distribute our imported blue and red swimming crabmeat in the United States under the brand names Blue Star, Pacifika, Oceanica, Crab & Go Premium Seafood, First Choice, Good Stuff and Coastal Pride Fresh and steelhead salmon and rainbow trout fingerlings produced by TOBC under the brand name Little Cedar Falls.

Blue Star is packed with only high quality Portunus Pelagicus species crab and is produced under exacting specifications and quality control requirements.

Pacifika is a quality brand for the price conscious end user. The Portunus Haanii crab meat is packed in China and is ideal for upscale plate presentations.

Oceanica is made from the Portunus Haanii crab, which is caught and processed in Vietnam. It is an affordable choice to help reduce food cost without sacrificing the look/taste of dishes.

Crab + Go Premium Seafood is geared towards millennials as part of the trend toward pre-packaged, grab-and-go items. The product is packaged in flexible foil pouches.

Lubkin Brand is packed with quality Portunus Pelagicus species crab in the Philippines and Indonesia.

First Choice is a quality brand packed with Portunus Haanii crab meat from Malaysia.

Good Stuff is a premium brand packed with high quality Callinectes species crab from Mexico.

Coastal Pride Fresh is packed with Callinectes Sapidus from Venezuela and the United States.

Steelhead salmon and rainbow trout fingerlings are produced by TOBC under the Little Cedar Falls brand. The fish are sashimi grade and only sold as a fresh item, usually reaching end users within days of harvest.

Competitive Strengths

Sustainable and Traceable Product Sourcing. We believe that our greatest point of differentiation from other seafood companies is our efforts to ensure that our seafood products are ethically sourced in a method that is consistent with our core values and those of our customers.

Proprietary Brands. We have created several brands of crab meat that are well regarded amongst our customers and are differentiated by product quality and price point.

Eco-Friendly Packaging. Another major point of differentiation from our competitors is our use of sustainable and ethical packaging. Our green pouches for Eco-Fresh crab meat are patented in the United States, Europe, Thailand, the Philippines and Indonesia under patent Nos.1526091 B1 and US Patents 8,337,922 and 8,445,046. We believe since their introduction in 2003, these pouches have saved in excess of a million metric tons of carbon dioxide emissions versus metal can packaging material.

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Growth Strategy

We intend to grow our business in several ways, including:

Growing our existing businesses. The three current existing businesses each have different pathways to organic growth, including by increasing their reliable access to sustainably sourced marine product and supplying to a larger and more diversified customer base. Our key objective is to optimize the management of the companies across all companies, specifically in the marketing, sourcing and financing departments.

Strategic Acquisitions. We will continue to seek opportunities to acquire companies that allow us to expand into new territories, diversify our species product categories, and where operational synergies with our existing companies may exist. We believe that we may have the ability to layer on a sustainability model to certain companies that operate in a more traditional way, with an opportunity to increase margins by selling a more premium product.

Scaling the RAS Business. We have an internal goal to reach production of 21,000 metric tons of steelhead salmon by 2028. If we can successfully access the necessary funding through the equity capital markets and through certain debt facilities, we hope to build a series of 1,500 metric ton and 3,000 metric ton facilities throughout strategic locations in British Columbia, Canada, where TOBC is currently based.

Industry Overview

The international seafood industry is going through a period of rapid change as it strives to meet the needs of a growing population around the world, where food consumption habits are evolving. We believe there are powerful trends emerging in the developing world (including a growing demand for animal-based protein) as well as in the developed world (where there is an increased awareness and focus on sustainable sourcing and protecting marine ecosystems).

Changes in Population Growth and Global Seafood Consumption:

The United Nations latest projections suggest that the global population could grow to around 8.5 billion in 2030, 9.7 billion in 2050 and 10.4 billion in 2100(1).

As the population has grown, so has per capita fish consumption. Per capita food fish consumption grew from 9.0 kg (live weight equivalent) in the 1960s to 20.2 kg in 2020, at an average annual rate of 3% compared with a population growth rate of 1.6%(2).

Rising incomes and urbanization, improvements in post-harvest practices and changes in dietary trends are projected to drive a 15% increase in aquatic food consumption, to supply on average 21.4 kg per capita in 2030(3).

Aquaculture Has Developed as a Major Source to Meet Global Seafood Demand:

In 2020, fisheries and aquaculture production reached an all-time record of 214 million tons, worth about $424 billion. Production of aquatic animals in 2020 was more than 60% higher than the average in the 1990s, considerably outpacing world population growth, largely due to increasing aquaculture production(4).

Total production of aquatic animals is expected to reach 202 million tons in 2030, mainly due to sustained growth of aquaculture, projected to reach 100 million tons for the first time in 2027 and 106 million tons in 2030(5).

We believe that the growth in consumption drives the increased growth of aquaculture and the need for recirculatory aquatic systems.

(1) United Nations – Department of Economic and Social Affairs – World Population Prospects (2022)

(2)(3)(4)(5) Food and Agriculture Organization of the United Nations “The State of the World Fisheries and Aquaculture – 2022.

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Suppliers

We purchase crab meat directly from six processors with which we have long-standing relationships, that have agreed to source their product in a sustainable manner. All crab meat is sourced under the Company’s FDA approved HACCP Plan. Additionally, all suppliers are certified grade A by the BRC and are audited annually to ensure safety and quality.

The Company had five major suppliers located in the United States, Indonesia, Vietnam and China which accounted for approximately 76% of the Company’s total purchases during the year ended December 31, 2022. The Company’s largest supplier is located in Indonesia and accounted for 29% of the Company’s total purchases in the year ended December 31, 2022.

Sales, Marketing and Distribution

The Company’s products are sold in the United States and Canada. Its primary current source of revenue is importing blue and red swimming crab meat primarily from Indonesia, the Philippines and China and distributing it in the United States and Canada under several brand names such as Blue Star, Oceanica, Pacifika, Crab & Go, Lubkin’s Coastal Pride, First Choice, Good Stuff, Coastal Pride Fresh and TOBC steelhead salmon and rainbow trout fingerlings produced under the brand name Little Cedar Falls.

The Company stores its crab meat inventory at a third-party facility in Miami, Florida and distribution takes place from this facility.

The Company has a sales team based throughout the United States who sell directly to customers, most of whom are in the food service and retail industry and also manage a network of regional and national brokers, that cover both the retail and wholesale segments. The sales team and brokers help to pull the products through the system by creating demand at the end user level and pulling the demand through our distributor customers. The Company sells to retail customers either directly or via distributors that specialize in the retail segment.

The Company does not own its own fleet of trucks and utilizes less than truckload freight shipping (“LTL”) national freight carriers to deliver its products to its customers. LTL is used for the transportation of small freight or when freight does not require the use of an entire trailer. When shipping LTL, the Company pays for a portion of a standard truck trailer, and other shippers and their shipments fill the unoccupied space.

Customers

Our customer base is comprised of some of the largest companies in the food service and retail industry throughout the United States. We sell our crab meat to our customers through purchase orders. For the year ended December 31, 2022, sales to food distributors and retail and wholesale clubs accounted for 59% of our revenue. The balance of our revenue is derived from smaller seafood distributors and value-added processors.

The Company had nine customers which accounted for approximately 59% of revenue during the year ended December 31, 2022. One customer accounted for 36% of revenue during the year ended December 31, 2022. The loss of any major customer could have a material adverse impact on the Company’s results of operations, cash flows and financial position.

Competition

In general, the international seafood industry is intensely competitive and highly fragmented. We compete with local and overseas manufacturers and importers engaged in similar products.

The Company’s primary competitors in its traditional sustainable seafood businesses are Tri Union Frozen Products, Inc. (Chicken of the Sea Frozen Foods), Phillips Foods, Inc., Harbor Seafood, Inc., Newport International and Twin Tails Seafood Corp.

The Company’s primary competitors in its RAS business are Aquabounty, Atlantic Sapphire, Aquaco, Nordic Aquafarms, Whole Oceans, West Coast Salmon and Pure Salmon.

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Intellectual Property

Our intellectual property is an essential element of our business. We use a combination of patent, trademark, copyright, trade secret and other intellectual property laws and confidentiality agreements to protect our intellectual property. Our policy is to seek patent protection in the United States and in certain foreign jurisdictions for our products, processes and other technology where available and when appropriate. We also in-license technology, inventions and improvements we consider important to the development of our business.

In addition to our patents, we also rely upon trade secrets, know-how, trademarks, copyright protection and continuing technological and licensing opportunities to develop and maintain our competitive position. We monitor the activities of our competitors and other third parties with respect to their use of intellectual property. We require our employees to execute confidentiality and non-competition agreements upon commencing employment with us. Despite these safeguards, any of our know-how or trade secrets not protected by a patent could be disclosed to, or independently developed by, a competitor.

It is our standard practice to require our employees to sign agreements acknowledging that all inventions, trade secrets, works of authorship, developments and other processes generated by them on our behalf are our property, and assigning to us any ownership in those works. Despite our precautions, it may be possible for third parties to obtain and use without consent intellectual property that we own. Unauthorized use of our intellectual property by third parties and the expenses incurred in protecting our intellectual property rights, may adversely affect our business.

Borrowings under our loan and security agreement with Lighthouse are secured by substantially all of our personal property, including our intellectual property.

The following is a list of our patents:

Title	Country	Patent No. OR Publication No	Issue Date	Application No.	Application Date
POUCH-PACKAGED CRABMEAT PRODUCT AND METHOD	US	2015/0257426 A1		14/205,742	3/12/2014
METHOD FOR PACKAGING CRABMEAT	US	8445046 B2	5/21/2013	13/681,027	11/19/2012
METHOD FOR PACKAGING CRABMEAT	US	8337922 B2	12/25/2012	10/691,480	10/21/2003
METHOD FOR PACKAGING CRABMEAT	EPC	1526091 B1			10/21/2004
	TH	28,256
	PH	1-2005-000216
	ID	20261

Our patents expire 20 years from the date of issuance which range from year 2007 to 2015.

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The following is a list of our registered trademarks and trademarks for which we have filed applications.

Mark	Registration No	Registration Date	Application No.	Application Date
AMERICA’S FAVORITE CRABMEAT	2961590	6/7/05	78344059	12/22/03
ECO-FRESH	4525998	5/6/14	77922376	1/28/10
	3858522	10/5/10	77885209	12/3/09
	3818057	7/13/10	77885203	12/3/09
OCEANICA	3711200	11/17/09	77595180	10/17/08
	2419060	1/9/01	75855876	11/19/19
Lubkin’s Coastal Pride	2879531	8/31/04	78289067	8/19/03
Lubkin’s Good Stuff	N/A	N/A	87919629	5/14/18
Lubkin’s First Choice	H/A	N/A	88645685	10/8/19

Canadian Intellectual Property Office registered trademarks:

Little Cedar Falls – Registration #1766337- Expiration: June 20, 2032

Taste of BC – Registration #1561871 - Expiration: January 31, 2034

Government Regulation

Our third-party distribution facilities and our international suppliers are certified in accordance with the HACCP, standards for exporting aquatic products to the United States. The HACCP standards are developed by the FDA, pursuant to the FDA’s HACCP regulation, Title 21, Code of Federal Regulations, part 123, and are used by the FDA to help ensure food safety and control sanitary standards.

Food Safety and Labeling

We are subject to extensive regulation, including, among other things, the Food, Drug and Cosmetic Act, as amended by the Food Safety Modernization Act (“FSMA”), the Public Health Security and Bioterrorism Preparedness and Response Act of 2002, and the rules and regulations promulgated thereunder by the FDA. The FSMA was enacted in order to aid the effective prevention of food safety issues in the food supply. This comprehensive and evolving regulatory program impacts how food is grown, packed, processed, shipped and imported into the United States and it governs compliance with Good Manufacturing Practices regulations. The FDA has finalized seven major rules to implement FSMA, recognizing that ensuring the safety of the food supply is a shared responsibility among many different points in the global supply chain. The FSMA rules are designed to make clear specific actions that must be taken at each of these points to prevent contamination. Some aspects of these laws use a strict liability standard for imposing sanctions on corporate behavior. If we fail to comply with applicable laws and regulations, we may be subject to civil remedies, including fines, injunctions, recalls, or seizures, and criminal sanctions, any of which could impact our results of operations.

In addition, the Nutrition Labeling and Education Act of 1990 prescribes the format and content of certain information required to appear on the labels of food products.

Our operations and products are also subject to state and local regulation, including the registration and licensing of plants, enforcement by state health agencies of various state standards, and the registration and inspection of facilities. Compliance with federal, state and local regulation is costly and time-consuming. Enforcement actions for violations of federal, state, and local regulations may include seizure and condemnation of products, cease and desist orders, injunctions or monetary penalties. We believe that our practices are sufficient to maintain compliance with applicable government regulations.

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Trade

For the purchase of products harvested or manufactured outside of the United States, and for the shipment of products to customers located outside of the United States, we are subject to customs laws regarding the import and export of shipments. Our activities, including working with customs brokers and freight forwarders, are subject to regulation by U.S. Customs and Border Protection, part of the Department of Homeland Security.

TOBC

TOBC’s aquafarms facility in Nanaimo, British Columbia, Canada with an annual production capacity of approximately 100 tons are licensed under the Canadian Department of Fisheries and Oceans. Harvests of steelhead salmon and rainbow trout fingerlings are processed as iced HOG fish locally at a Canadian Food Inspection Agency approved processing facility.

Federal Trade Commission

We are subject to certain regulations by the U.S. Federal Trade Commission. Advertising of our products is subject to such regulation pursuant to the Federal Trade Commission Act and the regulations promulgated thereunder.

Employee Safety Regulations

We are subject to certain health and safety regulations, including regulations issued pursuant to the Occupational Safety and Health Act. These regulations require us to comply with certain manufacturing, health, and safety standards to protect our employees from accidents.

Anticorruption

Because we are organized under the laws of a state and our principal place of business is in the United States, we are considered a “domestic concern” under the Foreign Corrupt Practices Act (“FCPA”) and are covered by the anti-bribery provisions of the FCPA. The provisions prohibit any domestic concern and any officer, director, employee, or agent, acting on behalf of the domestic concern from paying or authorizing payment of anything of value to (i) influence any act or decision by a foreign official; (ii) induce a foreign official to do or omit to do any act in violation of his/her lawful duty; (iii) secure any improper advantage; or (iv) induce a foreign official to use his/her influence to assist the payor in obtaining or retaining business, or directing business to another person.

Environmental Regulation

We are subject to a number of federal, state, and local laws and other requirements relating to the protection of the environment and the safety and health of personnel and the public. These requirements relate to a broad range of our activities, including the discharge of pollutants into the air and water; the identification, generation, storage, handling, transportation, disposal, recordkeeping, labeling, and reporting of, and emergency response in connection with, hazardous materials (including asbestos) associated with our operations; noise emissions from our facilities; and safety and health standards, practices, and procedures that apply to the workplace and the operation of our facilities.

Research and Development

We did not incur any research and development costs during 2022 and 2021.

Employees

As of December 8, 2023, we had 19 full time employees and no part-time employees. We believe that our future success will depend, in part, on our continued ability to attract, hire and retain qualified personnel.

Description of Property

We leased approximately 16,800 square feet of office/warehouse space for our executive offices and distribution facility for $16,916 per month from John Keeler Real Estate Holding, Inc. (“Keeler Real Estate”), a corporation owned by a trust for each of John Keeler III, Andrea Keeler and Sarah Keeler, each of whom is a child of our Executive Chairman, John Keeler. On December 31, 2020, this facility was sold to an unrelated third-party purchaser and the lease was terminated. In connection with the sale, the Company retained approximately 4,756 square feet of such space, rent-free for the next 12 months. We believe this space will be adequate for our immediate and near-term needs. Coastal Pride leases 1,600 square feet of office space in Beaufort, South Carolina under a lease that expires in 2024. TOBC’s facilities are on land leased to TOBC for approximately $3,100 per month plus taxes from Steve and Janet Atkinson, the former TOBC owners that expires April 2027.

Legal Proceedings

We are not involved in any material legal proceedings, nor are we aware of any legal proceedings threatened or in which any director or officer or any of their affiliates is a party adverse to our Company or has a material interest adverse to us.

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MANAGEMENT

Executive officers and directors

Below are the names of and certain information regarding the Company’s current executive officers and directors:

Name	Age	Position	Date Appointed

John Keeler	52	Executive Chairman and Chief Executive Officer	November 8, 2018

Nubar Herian	54	Director	November 8, 2018

Jeffrey J. Guzy	72	Director	April 12, 2021

Timothy McLellan	66	Director	April 12, 2021

Trond Ringstad	57	Director	April 12, 2021

Silvia Alana	40	Chief Financial Officer	May 5, 2021

Our directors hold office for three-year terms and until their successors have been elected and qualified. Our officers are elected by the board of directors and serve at the discretion of the board of directors.

The principal occupation and business experience during the past five years for our executive officers and directors is as follows:

Biographies

John Keeler has been Executive Chairman of the Board since the effectiveness of the Merger. Mr. Keeler founded John Keeler & Co., d/b/a Blue Star Foods in May 1995 and served as its Executive Chairman of the Board since inception during which time he grew the company to become one of the leading marketers of imported blue swimming crab meat in the United States. Mr. Keeler built sales over the past 20 years to $35+ million annually through 2017. Mr. Keeler oversees procurement as well as operating facilities in the Philippines and Indonesia. Mr. Keeler is an executive committee member of the National Fisheries Institute-Crab Council and a founding member of the Indonesia and Philippines crab meat processors associations. Mr. Keeler received his BS in Economics from Rutgers University in 1995 and attended Harvard Business School executive programs in supply chain management, negotiations and marketing in 2005. Mr. Keeler’s extensive experience in the industry led to the decision to appoint him to the board of directors.

Nubar Herian has been a director since the effectiveness of the Merger. Since 2014, Mr. Herian has been the chief executive officer of Monaco Group Holdings, a privately-held company headquartered in Miami, Florida, which owns and operates Monaco Foods, Inc., an importer, exporter and distributor of premium gourmet foods from around the world. Since 1995, Mr. Herian has been the commercial director of Casa de Fruta Caracas, a privately-held company based in Caracas, Venezuela, that focuses on importing foods. Mr. Herian is also the president of Lunar Enterprises, Corp. (“Lunar”), a holding company for his family’s public and private equity investments and real estate holdings. Mr. Herian received his BS in Mechanical Engineering from Florida Atlantic University in 1994 and an Executive M.B.A. from the University of Miami in 2014. Mr. Herian’s experience in the food import industry led to the decision to appoint him to the board of directors.

Jeffrey J. Guzy has served as a director of Leatt Corp. (OTC: LEAT), since April 2007 and from October 2007 to August 2010, as its President. Mr. Guzy has served as an independent director and chairman of the audit committee of Capstone Companies, Inc. (OTC: CAPC), a public holding company, since April 2007, as an independent director and chairman of the audit committee of Purebase Corporation (OTC: PUBC), a diversified resource company, since April 2020 and as Chairman of CoJax Oil and Gas Corporation, an early stage oil and gas exploration and production company, since May 2018, and was appointed as its chief executive officer in January 2020. Mr. Guzy has served as an executive manager or consultant for business development, sales, customer service, and management in the telecommunications industry, specifically, with IBM Corp., Sprint International, Bell Atlantic Video Services, Loral CyberStar, and FaciliCom International. Mr. Guzy has also started his own telecommunications company providing Internet services in Western Africa. Mr. Guzy has an MBA in Strategic Planning and Management from The Wharton School of the University of Pennsylvania, an M.S. in Systems Engineering from the University of Pennsylvania, a B.S. in Electrical Engineering from Penn State University, and a Certificate in Theology from Georgetown University. Mr. Guzy’s extensive public company board experience led to the decision to appoint him to the board of directors.

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Timothy McLellan has more than 35 years of operating experience and has served as a seafood executive in both the U.S. and Asia. Mr. McLellan is currently managing director of Maijialin Consulting Company Ltd. which provides international business development consulting services specific to import/export cold chain supply logistics and foodservice distribution. Prior thereto from April 2009 until February 2019, Mr. McLellan was managing director, business development for Preferred Freezer Services (Shanghai) Co. Ltd, which is owned by the GLP Group, a Singapore-based logistics and industrial infrastructure provider. Between 2019 and 2020, Mr. McLellan served as a private equity operating partner for CITIC Capital Partners (Shanghai) Ltd. Prior to that, from 2009 through 2019, Mr. McLellan served in various executive capacities, including Chairman for SinotransPFS Cold Chain Logistics Company, Ltd., a logistics company. Between 2004 and 2009, Mr. McLellan served as President of Empress International, a division of Thai Union Group). Between 2003 and 2004, he served in a senior manager position with the seafood division of ConAgra Foods. Mr. McLellan’s knowledge and background with regard to seafood operations management led to the decision to appoint him to the board of directors.

Trond Ringstad has more than 20 years of operating experience as a seafood executive in both the U.S. and Europe. Since April 2017, Mr. Ringstad has been managing partner of American Sea, LLC, a seafood processing and sales company, and since October 2013, Mr. Ringstad has been an independent consultant for AGR Partners. Between 2003 and 2007, Mr. Ringstad served as president of Pacific Supreme Seafoods, a global importing and wholesaling seafood company. Between 2001 and 2003, he served as vice president of sales and marketing for Royal Supreme Seafoods, a Norwegian / Chinese seafood importer and sales company. Mr. Ringstad graduated from the BI Norwegian Business School with a Degree in International Marketing and has a BA in Business Management from Washington State University. Mr. Ringstad’s knowledge and background with regard to seafood operations management led to the decision to appoint him to the board of directors.

Silvia Alana has been corporate controller of the Company since August 2020. Prior thereto, Ms. Alana was Global Technical Accounting Manager at Brightstar Corporation from April 2018 to July 2020 and Audit Manager at Crowe Horwath, LLP from July 2016 to April 2018. Ms. Alana was a Senior Accountant in Global Accounting and Reporting Services at Carnival Corporation & Plc., from May 2013 to February 2015, and an Auditor in Assurance at Pricewaterhouse Coopers, LLP, from January 2010 to May 2013. Ms. Alana graduated from Florida International University with a Bachelor degree in Accounting in 2008 and a Master of Accounting in 2009. Ms. Alana is a Certified Public Accountant.

Committees

We have established three committees under the board of directors: an audit committee, a compensation committee and a nominating and corporate governance committee. We have adopted a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee. Our audit committee consists of Jeffrey Guzy, Trond Ringstad and Timothy McLellan. Mr. Guzy is the chairman of the audit committee. We have determined that Messrs. Guzy, Ringstad and McLellan each satisfy the “independence” requirements of Nasdaq Listing Rule 5605(a)(2) and meets the independence standards under Rule 10A-3 under the Exchange Act. We have determined that Mr. Guzy qualifies as an “audit committee financial expert.” The audit committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee is responsible for, among other things: (a) representing and assisting the Board in its oversight responsibilities regarding the Company’s accounting and financial reporting processes, the audits of the Company’s financial statements, including the integrity of the financial statements, and the independent auditors’ qualifications and independence; (b) overseeing the preparation of the report required by SEC rules for inclusion in the Company’s annual proxy statement; (c) retaining and terminating the Company’s independent auditors; (d) approving in advance all audit and permissible non-audit services to be performed by the independent auditors; and (e) approving related person transactions.

Compensation Committee. Our compensation committee consists of Jeffrey Guzy, Trond Ringstad and Timothy McLellan. Mr. Guzy is the chairman of our compensation committee. We have determined that Messrs. Guzy, Ringstad and McLellan each are “independent,” as such term is defined for directors and compensation committee members in the listing standards of the NASDAQ Stock Market LLC. Additionally, each qualify as “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934 and as “outside directors” for purposes of Section 162(m) of the Internal Revenue Code. The Committee has been established to: (a) assist the Board in seeing that a proper system of long-term and short-term compensation is in place to provide performance oriented incentives to attract and retain management, and that compensation plans are appropriate and competitive and properly reflect the objectives and performance of management and the Company; (b) assist the Board in discharging its responsibilities relating to compensation of the Company’s executive officers; (c) evaluate the Company’s Chief Executive Officer and set his or her remuneration package; and (d) make recommendations to the Board with respect to incentive compensation plans and equity-based plans.

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Nominating and Corporate Governance Committee. Our nominating and corporate governance committee consists of Jeffrey Guzy, Trond Ringstad and Timothy McLellan. Mr. Guzy is the chairman of our nominating and corporate governance. We have determined that each of Messrs. Guzy, Ringstad and McLellan qualify as “independent” as that term is defined by Nasdaq Listing Rule 5605(a)(2). The Committee is responsible for: (a) assisting the Board in determining the desired experience, mix of skills and other qualities to provide for appropriate Board composition, taking into account the current Board members and the specific needs of the Company and the Board; (b) identifying qualified individuals meeting those criteria to serve on the Board; (c) proposing to the Board the Company’s slate of director nominees for election by the shareholders at the Annual Meeting of Shareholders and nominees to fill vacancies and newly created directorships; (d) reviewing candidates recommended by shareholders for election to the Board and shareholder proposals submitted for inclusion in the Company’s proxy materials; (e) advising the Board regarding the size and composition of the Board and its committees; (f) proposing to the Board directors to serve as chairpersons and members on committees of the Board; (g) coordinating matters among committees of the Board; (h) proposing to the Board the slate of corporate officers of the Company and reviewing the succession plans for the executive officers; (i) recommending to the Board and monitoring matters with respect to governance of the Company; and (j) overseeing the Company’s compliance program.

Role of Board in Risk Oversight Process

Risk assessment and oversight are an integral part of our governance and management processes. Our Board of Directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts strategic planning and review sessions during the year that include a discussion and analysis of the risks facing us.

Director Independence

Our board of directors currently consists of five members. We are not currently subject to listing requirements of any national securities exchange that has requirements that a majority of the board of directors be “independent.”

Board Diversity

The board of directors’ reviews, on an annual basis, the appropriate characteristics, skills and experience required for the board of directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the board of directors, in approving (and, in the case of vacancies, appointing) such candidates, will take into account many factors, including the following:

●	personal and professional integrity;

●	ethics and values;

●	experience in the industries in which we compete;

●	experience as a director or executive officer of another publicly held company;

●	diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;

●	conflicts of interest; and

●	practical business judgment.

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The board of directors reviews on an annual basis the appropriate characteristics, skills and experience required for the board of directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the board of directors, in approving (and, in the case of vacancies, appointing) such candidates, will take into account many factors, including the following:

●	personal and professional integrity;

●	ethics and values;

●	experience in the industries in which we compete;

●	experience as a director or executive officer of another publicly held company;

●	diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;

●	conflicts of interest; and

●	practical business judgment.

The entire Board participates in the nomination and audit oversight processes and considers executive and director compensation. Given the size of the Company and its stage of development, the entire Board is involved in such decision-making processes. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executive officers or directors.

Family relationships

There are no family relationships among any of our officers or directors.

Involvement in legal proceedings

There are no legal proceedings that have occurred within the past ten years concerning our directors, or control persons which involved a criminal conviction, a criminal proceeding, an administrative or civil proceeding limiting one’s participation in the securities or banking industries, or a finding of securities or commodities law violations.

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EXECUTIVE COMPENSATION

The table below sets forth certain information about the compensation awarded to, earned by or paid to our Chief Executive Officer and our other two most highly compensated executive officers whose total compensation exceeded $100,000 during the years ended December 31, 2022 and 2021 (each, a “Named Executive Officer”).

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock awards ($)		Option awards ($)(1)		All other compensation ($)		Total ($)
John Keeler -	2022	79,409	25,000	(2)	50,000	(3)	38,543	(4)	192,952
Executive Chairman and Chief Executive Officer and Director	2021	79,409	17,917	(5)	200,000	(6)	23,704	(4)	321,030
Silvia Alana -	2022	150,000	17,361	(7)	50,000	(3)	5,400	(8)	222,761
Chief Financial Officer and Director	2021	143,250	-		42,075	(9)	5,400	(8)	190,725
Miozotis Ponce -	2022	170,000	-		-		5,400	(8)	175,400
Chief Operating Officer	2021	147,581	-		-		5,400	(8)	152,981

(1)	All option grants are calculated at the grant date fair value computed in accordance with FASB ASC Topic 718.
(2)	Represents 62,500 shares of common stock at $0.40 per share issued on December 31, 2022.
(3)	Represents an option to purchase 25,000 shares of common stock at $2.00 per share granted on December 31, 2022.
(4)	Represents health insurance premiums paid on behalf of Mr. Keeler by the Company.
(5)	Represents 10,922 shares of common stock at $1.63 per share issued on December 31, 2021.
(6)	Represents an option to purchase 100,000 shares of common stock at $2.00 per share granted on December 31, 2021.
(7)	Represents 43,403 shares of common stock at $0.40 per share issued on December 31, 2022.
(8)	Represents health insurance premiums paid by the Company.
(9)	Represents an option to purchase 7,013 shares of common stock at $6.00 per share granted on August 3, 2021.

We offer a 401(k) plan to eligible employees, including our executive officer. In accordance with this plan, all eligible employees may contribute a percentage of compensation up to a maximum of the statutory limits per year. We intend for the 401(k) plan to qualify, depending on the employee’s election, under Section 401(a) of the Code, so that contributions by employees, and income earned on those contributions, are not taxable to employees until withdrawn from the 401(k) plan.

Employment Agreements

We do not currently have employment agreements with our executive officers, other than with Silvia Alana, our Chief Financial Officer. Ms. Alana is party to a three-year employment agreement, dated August 3, 2020, with the Company for an annual base salary of $127,500, which increased to $150,000 in August 2021. The agreement provides for the grant on the first anniversary of the agreement of a three-year option to purchase that number of shares equal to 30% of Ms. Alana’s then current salary at the market price of the Company’s common stock. The agreement also includes a non-competition provision for 12 months following employment with the Company.

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Outstanding Equity Awards

The table below reflects all equity awards made to each Named Executive Officer that were outstanding on December 31, 2022.

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date

John Keeler	4/20/22	25,000	(1)	-		2.00	4/20/27
	4/12/21	100,000	(2)	-		2.00	4/12/25
Silvia Alana		7,013	(3)	-		6.00	8/1/24
	4/20/22	25,000	(1)	-		2.00	4/20/27
Miozotis Ponce	1/15/19	100,000	(4)	150,000	(4)	2.00	1/14/29

(1)	Shares subject to the option vest in equal quarterly installments of 1,250 for the term of the option.
(2)	Shares subject to the option vested in equal installments during the first year of the grant.
(3)	Shares subject to the option vest in equal monthly installments of 194 for the term of the option.
(4)	Shares subject to the option vest as to 50,000 shares on each of January 15, 2020, January 15, 2021, January 15, 2022, January 15, 2023 and January 15, 2024.

2018 Equity Incentive Award Plan

In connection with the Merger, we adopted the 2018 Equity Incentive Award Plan (the “2018 Plan”), which was effective immediately prior to the consummation of the Merger. The principal purpose of the 2018 Plan is to attract, retain and motivate selected employees, consultants and non-employee directors through the granting of stock-based compensation awards and cash-based performance bonus awards.

Under the 2018 Plan, we are authorized to issue incentive stock options intended to qualify under Section 422 of the Code and non-qualified stock options. The 2018 Plan is administered by our board of directors. In connection with the Merger, we issued options to purchase an aggregate of 6,240,000 million shares of common stock to certain executive officers and directors (3,120,000 of which were subsequently forfeited unexercised).

Share Reserve. 7,500,000 shares of common stock are reserved for issuance under the 2018 Plan pursuant to a variety of stock-based compensation awards, including stock options, stock appreciation rights (“SARs”), restricted stock awards, restricted stock unit awards, deferred stock awards, dividend equivalent awards, stock payment awards, performance awards and other stock-based awards.

● to the extent that an award terminates, expires or lapses for any reason or an award is settled in cash without the delivery of shares, any shares subject to the award at such time will be available for future grants under the 2018 Plan;

● to the extent shares are tendered or withheld to satisfy the grant, exercise price or tax withholding obligation with respect to any award under the 2018 Plan, such tendered or withheld shares will be available for future grants under the 2018 Plan;

● to the extent that shares of common stock are repurchased by us prior to vesting so that shares are returned to us, such shares will be available for future grants under the 2018 Plan;

● the payment of dividend equivalents in cash in conjunction with any outstanding awards will not be counted against the shares available for issuance under the 2018 Plan; and

● to the extent permitted by applicable law or any exchange rule, shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by us or any of our subsidiaries will not be counted against the shares available for issuance under the 2018 Plan.

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Administration. The compensation committee is expected to administer the 2018 Plan unless our board of directors assumes authority for administration. The compensation committee must consist of at least three members of our board of directors, each of whom is intended to qualify as an “outside director,” within the meaning of Section 162(m) of the Code, a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act and an “independent director” within the meaning of the NASDAQ rules. The 2018 Plan provides that the board of directors or compensation committee may delegate its authority to grant awards to employees other than executive officers to a committee consisting of one or more members of our board of directors or one or more of our officers, other than awards made to our non-employee directors, which must be approved by our full board of directors.

Subject to the terms and conditions of the 2018 Plan, the administrator has the authority to select the persons to whom awards are to be made, to determine the number of shares to be subject to awards and the terms and conditions of awards, and to make all other determinations and to take all other actions necessary or advisable for the administration of the 2018 Plan. The administrator is also authorized to adopt, amend or rescind rules relating to administration of the 2018 Plan. Our board of directors may at any time remove the compensation committee as the administrator and revest in itself the authority to administer the 2018 Plan. The full board of directors will administer the 2018 Plan with respect to awards to non-employee directors.

Eligibility. Options, SARs, restricted stock and all other stock-based and cash-based awards under the 2018 Plan may be granted to individuals who are then our officers, employees or consultants or are the officers, employees or consultants of subsidiaries. Such awards also may be granted to our directors. Only employees of the Company or certain subsidiaries may be granted ISOs.

Awards. The 2018 Plan provides that the administrator may grant or issue stock options, SARs, restricted stock awards, restricted stock unit awards, deferred stock awards, deferred stock unit awards, dividend equivalent awards, performance awards, stock payment awards and other stock-based and cash-based awards, or any combination thereof. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

Nonstatutory Stock Options (“NSOs”). NSOs will provide for the right to purchase shares of common stock at a specified price that may not be less than the fair market value of a share of common stock on the date of grant, and usually will become exercisable (at the discretion of the administrator) in one or more installments after the grant date, subject to the participant’s continued employment or service with us and/or subject to the satisfaction of corporate performance targets and individual performance targets established by the administrator. NSOs may be granted for any term specified by the administrator that does not exceed 10 years.

Incentive Stock Options (“ISOs”). ISOs will be designed in a manner intended to comply with the provisions of Section 422 of the Code and will be subject to specified restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price of not less than the fair market value of a share of our Common Stock on the date of grant, may only be granted to employees, and must not be exercisable after a period of 10 years measured from the date of grant. In the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of our capital stock, the 2018 Plan provides that the exercise price must be at least 110% of the fair market value of a share of our Common Stock on the date of grant and the ISO must not be exercisable after a period of five years measured from the date of grant.

Restricted Stock Awards. Restricted stock awards may be granted to any eligible individual and made subject to such restrictions as may be determined by the administrator. Restricted stock, typically, may be forfeited for no consideration or repurchased by us at the original purchase price if the conditions or restrictions on vesting are not met. In general, restricted stock may not be sold or otherwise transferred until restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of options, will have voting rights and will have the right to receive dividends, if any, prior to the time when the restrictions lapse; however, extraordinary dividends will generally be placed in escrow, and will not be released until restrictions are removed or expire.

Restricted Stock Unit Awards (“RSU”). Restricted stock units may be awarded to any eligible individual, typically without payment of consideration, but subject to vesting conditions based on continued employment or service or on performance criteria established by the administrator. Like restricted stock, restricted stock units may not be sold, or otherwise transferred or hypothecated, until vesting conditions are removed or expire. Unlike restricted stock, stock underlying restricted stock units will not be issued until the restricted stock units have vested, and recipients of restricted stock units generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.

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Deferred Stock Awards. Deferred stock awards represent the right to receive shares of common stock on a future date. Deferred stock may not be sold or otherwise hypothecated or transferred until issued. Deferred stock will not be issued until the deferred stock award has vested, and recipients of deferred stock generally will have no voting or dividend rights prior to the time when the vesting conditions are satisfied and the shares are issued. Deferred stock awards generally will be forfeited, and the underlying shares of deferred stock will not be issued, if the applicable vesting conditions and other restrictions are not met.

Deferred Stock Units. Deferred stock units are denominated in unit equivalent of shares of common stock and vest pursuant to a vesting schedule or performance criteria set by the administrator. The common stock underlying deferred stock units will not be issued until the deferred stock units have vested, and recipients of deferred stock units generally will have no voting rights prior to the time when vesting conditions are satisfied.

Stock Appreciation Rights (“SARs”). SARs may be granted in connection with stock options or other awards, or separately. SARs granted in connection with stock options or other awards typically will provide for payments to the holder based upon increases in the price of our Common Stock over a set exercise price. The exercise price of any SAR granted under the 2018 Plan must be at least 100% of the fair market value of a share of our Common Stock on the date of grant. Except as required by Section 162(m) of the Code with respect to a SAR intended to qualify as performance-based compensation as described in Section 162(m) of the Code, there are no restrictions specified in the 2018 Plan on the exercise of SARs or the amount of gain realizable therefrom, although restrictions may be imposed by the administrator in the SAR agreements. SARs under the 2018 Plan will be settled in cash or shares of common stock, or in a combination of both, at the election of the administrator.

Dividend Equivalent Awards. Dividend equivalent awards represent the value of the dividends, if any, per share paid by us, calculated with reference to the number of shares covered by the award. Dividend equivalents may be settled in cash or shares and at such times as determined by our compensation committee or board of directors, as applicable.

Performance Awards. Performance awards may be granted by the administrator on an individual or group basis. Generally, these awards will be based upon specific performance targets and may be paid in cash or in Common Stock or in a combination of both. Performance awards may include “phantom” stock awards that provide for payments based upon the value of our Common Stock. Performance awards may also include bonuses that may be granted by the administrator on an individual or group basis and that may be payable in cash or in Common Stock or in a combination of both.

Stock Payment Awards. Stock payment awards may be authorized by the administrator in the form of Common Stock or an option or other right to purchase Common Stock as part of a deferred compensation or other arrangement in lieu of all or any part of compensation, including bonuses, that would otherwise be payable in cash to the employee, consultant or non-employee director.

Change in Control. In the event of a change in control where the acquirer does not assume or replace awards granted prior to the consummation of such transaction, awards issued under the 2018 Plan will be subject to accelerated vesting such that 100% of such awards will become vested and exercisable or payable, as applicable. Performance awards will vest in accordance with the terms and conditions of the applicable award agreement. In the event that, within the 12 month period immediately following a change in control, a participant’s services with us are terminated by us other than for cause (as defined in the 2018 Plan) or by such participant for good reason (as defined in the 2018 Plan), then the vesting and, if applicable, exercisability of 100% of the then-unvested shares subject to the outstanding equity awards held by such participant under the 2018 Plan will accelerate effective as of the date of such termination. The administrator may also make appropriate adjustments to awards under the 2018 Plan and is authorized to provide for the acceleration, cash-out, termination, assumption, substitution or conversion of such awards in the event of a change in control or certain other unusual or nonrecurring events or transactions. Under the 2018 Plan, a change in control is generally defined as:

● the transfer or exchange in a single transaction or series of related transactions by our stockholders of more than 50% of our voting stock to a person or group;

● a change in the composition of our board of directors over a two-year period such that the members of the board of directors who were approved by at least two-thirds of the directors who were directors at the beginning of the two-year period or whose election or nomination was so approved cease to constitute a majority of the board of directors;

● a merger, consolidation, reorganization or business combination in which we are involved, directly or indirectly, other than a merger, consolidation, reorganization or business combination that results in our outstanding voting securities immediately before the transaction continuing to represent a majority of the voting power of the acquiring company’s outstanding voting securities and after which no person or group beneficially owns 50% or more of the outstanding voting securities of the surviving entity immediately after the transaction; or

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● stockholder approval of our liquidation or dissolution.

Adjustments of Awards. In the event of any stock dividend, stock split, spin-off, recapitalization, distribution of our assets to stockholders (other than normal cash dividends) or any other corporate event affecting the number of outstanding shares of our Common Stock or the share price of our Common Stock other than an “equity restructuring” (as defined below), the administrator may make appropriate, proportionate adjustments to reflect the event giving rise to the need for such adjustments, with respect to:

● the aggregate number and type of shares subject to the 2018 Plan;

● the number and kind of shares subject to outstanding awards and terms and conditions of outstanding awards (including, without limitation, any applicable performance targets or criteria with respect to such awards); and

● the grant or exercise price per share of any outstanding awards under the 2018 Plan.

In the event of one of the adjustments described above or other corporate transactions, in order to prevent dilution or enlargement of the potential benefits intended to be made available under the 2018 Plan, the administrator has the discretion to make such equitable adjustments and may also:

● provide for the termination or replacement of an award in exchange for cash or other property;

● provide that any outstanding award cannot vest, be exercised or become payable after such event;

● provide that awards may be exercisable, payable or fully vested as to shares of Common Stock covered thereby; or

● provide that an award under the 2018 Plan cannot vest, be exercised or become payable after such event.

In the event of an equity restructuring, the administrator will make appropriate, proportionate adjustments to the number and type of securities subject to each outstanding award and the exercise price or grant price thereof, if applicable. In addition, the administrator will make equitable adjustments, as the administrator in its discretion may deem appropriate to reflect such equity restructuring, with respect to the aggregate number and type of shares subject to the 2018 Plan. The adjustments upon an equity restructuring are nondiscretionary and will be final and binding on the affected holders and the Company.

For purposes of the 2018 Plan, “equity restructuring” means a nonreciprocal transaction between us and our stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares (or other securities) or the share price of our Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding stock-based awards granted under the 2018 Plan. In the event of a stock split in connection with an offering, the administrator will proportionately adjust (i) the number of shares subject to any outstanding award under the 2018 Plan, (ii) the exercise or grant price of any such awards, if applicable, and (iii) the aggregate number of shares subject to the 2018 Plan.

Amendment and Termination. Our board of directors or the compensation committee (with board approval) may terminate, amend or modify the 2018 Plan at any time and from time to time. However, we must generally obtain stockholder approval:

● to increase the number of shares available under the 2018 Plan (other than in connection with certain corporate events, as described above);

● reduce the price per share of any outstanding option or SAR granted under the 2018 Plan;

● cancel any option or SAR in exchange for cash or another award when the option or SAR price per share exceeds the fair market value of the underlying shares; or

● to the extent required by applicable law, rule or regulation (including any NASDAQ rule).

Termination. Our board of directors may terminate the 2018 Plan at any time. No ISOs may be granted pursuant to the 2018 Plan after the 10th anniversary of the effective date of the 2018 Plan, and no additional annual share increases to the 2018 Plan’s aggregate share limit will occur from and after such anniversary. Any award that is outstanding on the termination date of the 2018 Plan will remain in force according to the terms of the 2018 Plan and the applicable award agreement.

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DIRECTOR COMPENSATION

The following table sets forth certain information concerning compensation earned by the Company’s non-employee directors for services rendered as a director during the year ended December 31, 2022:

Director Compensation Table

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards(1)	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total

Nubar Herian	$-	$25,000	$50,000	-	-	-	$75,000
Jeffrey Guzy	$-	$57,500	$50,000	-	-	-	$107,500
Timothy McLellan	$-	$40,000	$50,000	-	-	-	$90,000
Trond Ringstad	$-	$40,000	$50,000	-	-	-	$90,000
Juan Carlos Dalto (2)(3)	$-	$17,361	50,000	-	-	-	$67,361

(1) The aggregate grant date fair value is computed in accordance with FASB ASC Topic 718.

(2) Joined the Board as of April 20, 2022.

(3) Resigned from the Board on July 31, 2023.

Director Service Agreements

On March 25, 2021, the Company entered into one-year director service agreements with each of Messrs. Guzy, McLellan, Ringstad, Herian and Keeler, the then current directors. In consideration for their services, each director was issued $25,000 of shares of Common Stock for each year of service based upon the closing sale price of the Common Stock, on the principal market on which it is then traded, on the final trading day of the calendar year. On April 12, 2021, the Company granted each director an option to purchase 100,000 shares of Common Stock at an exercise price of $2.00 per share, which option vests in equal monthly installments over the course of the year and expires three years from the date the option is fully vested.

On April 20, 2022, the Company entered into new one-year director service agreements (which replaced the agreements entered into in March 2021) with each of the current members of the Board. The agreement will automatically renew for successive one-year terms unless either party notifies the other of its desire not to renew the agreement at least 30 days prior to the end of the then current term, or unless earlier terminated in accordance with the terms of the agreement. As compensation for serving on the Board, each director will be entitled to a $25,000 annual stock grant and for serving on a committee of the Board, an additional $5,000 annual stock grant, both based upon the closing sales price of the Common Stock on the last trading day of the calendar year. The director who serves as chairman of the Audit Committee, Compensation Committee and Nominating and Governance Committee will be entitled to an additional $15,000, $10,000 and $7,500 annual stock grant, respectively. As additional consideration for such Board service, on April 20, 2022, each director was granted a five-year option to purchase 25,000 shares of Common Stock at an exercise price of $2.00 per share, which shares vest in equal quarterly installments of 1,250 shares during the term of the option.

Limitation on Liability and Indemnification Matters

Our certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

●	any breach of the director’s duty of loyalty to us or our stockholders;

●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	unlawful payments of dividends in violation of the Delaware General Corporation Law; or

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Our certificate of incorporation and bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law and provide for the advancement of expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any director or officer for any liability arising out of his, her or its actions in that capacity.

We believe that these provisions in our certificate of incorporation and bylaws are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

There is no pending litigation or proceeding naming any of our directors, officers or employees as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer or employee.

We have directors’ and officers’ liability insurance insuring our directors and officers against liability for acts or omissions in their capacities as directors or officers.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 8, 2023, the number of shares of Common Stock beneficially owned by (i) each person, entity or group (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known to the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock; (ii) each of the Company’s directors (iii) each Named Executive Officer and (iv) all of the Company’s executive officers and directors as a group. The information relating to beneficial ownership of Common Stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person directly or indirectly has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose or direct the disposition of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary interest. Unless otherwise indicated below, each person has sole voting and investment power with respect to the shares beneficially owned and each stockholder’s address is c/o Blue Star Foods Corp., 3000 NW 109th Avenue, Miami, Florida 33172.

The percentages below are calculated based on 14,450,350 shares of Common Stock issued and outstanding as of [  ], 2023.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Beneficial Ownership
Named Executive Officers and Directors
John Keeler	755,563	(1)	5.23%
Nubar Herian	10,500	(2)	*
Jeffrey Guzy	14,858	(3)	*
Timothy McLellan	11,130	(4)	*
Trond Ringstad	11,390	(4)	*
Silvia Alana	6,407	(5)	*
Miozotis Ponce	10,754	(6)	*
All current directors and executive officers as a group (8 persons)	820,602		5.67%

* Less than 1%

(1)	750,188 of such shares are held with Mr. Keeler’s wife as tenants in the entirety and are subject to the terms of a lock-up agreement pursuant to which Mr. Keeler may not sell more than one-third of the common stock held by him in any two-month period. Includes 5,375 shares underlying a stock option which are exercisable within 60 days.
(2)	Includes 5,375 shares underlying stock options which are exercisable within 60 days.
(3)	Includes (i) 625 shares underlying a warrant and (ii) 5,375 shares underlying stock options exercisable within 60 days.
(4)	Includes 5,375 shares underlying stock options which are exercisable within 60 days.
(5)	Includes 4,233 shares underlying stock options which are exercisable within 60 days.
(6)	Includes 10,729 shares underlying a stock option which is exercisable in 60 days

Change-in-Control Agreements

The Company does not have any change-in-control agreements with any of its executive officers.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND CORPORATE GOVERNANCE

The following is a description of transactions since January 1, 2021 to which we have been a party, in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

From January 2006 through May 2017, Keeler & Co issued an aggregate of $2,910,000, 6% demand promissory notes to John Keeler, our Chief Executive Officer, Executive Chairman and a director. We may prepay the notes at any time first against interest due thereunder. If an event of default occurs under the notes, interest will accrue at 18% per annum and if not paid within 10 days of payment becoming due, the holder of the note is entitled to a late fee of 5% of the amount of payment not timely received. On December 30, 2020, we entered into a debt repayment agreement with Mr. Keeler pursuant to which we issued 796,650 shares of Common Stock to a third party designated by Mr. Keeler as repayment for an aggregate principal amount of $1,593,300 due under four such notes. All interest due on the notes had previously been paid on a monthly basis. As of December 31, 2022, the Company remains indebted to Mr. Keeler under the remaining promissory notes in the aggregate principal amount of $893,000.

John Keeler, our Chief Executive Officer, Executive Chairman and director owns 95% of Bacolod, an exporter of pasteurized crab meat from the Philippines.

John Keeler, our Chief Executive Officer, Executive Chairman and director, owns 95% of Bicol, a Philippine company, and an indirect supplier of crab meat via Bacolod to the Company.

The Company’s transactions with Bacolod were $0 and $1,280,589 for the years ended December 31, 2022 and 2021, respectively. There were no transactions between the Company and Bicol for the years ended December 31, 2022 and 2021.

John Keeler, our Chief Executive Officer, Executive Chairman and director, and Christopher Constable, our former Chief Financial Officer and director, own 80% and 20%, respectively, of Strike the Gold Foods, Ltd., a UK company, which sold the Company’s packaged crab meat in the United Kingdom in 2019.

Keeler & Co leased approximately 16,800 square feet of office/warehouse space for our executive offices and distribution facility for $16,916 per month from John Keeler Real Estate Inc., a Florida corporation, 33% owned by a trust for each of John Keeler III, Andrea Keeler and Sarah Keeler, each of whom is a child of John Keeler, our Chief Executive Officer. On December 31, 2020, this facility was sold to an unrelated third-party purchaser and the lease was terminated. In connection with the sale, the Company retained approximately 4,756 square feet of such space, rent-free, for 12 months.

From time to time, we may prepay Bacolod for future shipments of product which may represent five to six months of purchases. There was $1,299,984 due as of December 31, 2022 for future shipments from Bacolod.

John Keeler, our Executive Chairman, was a party to an Unconditional and Continuing Guaranty, dated August 31, 2016, with ACF, pursuant to which Mr. Keeler guaranteed the Company’s obligations under its Loan and Security Agreement with ACF. On March 31, 2021, John Keeler, Executive Chairman and Chief Executive Officer, provided a personal guaranty of up to $1,000,000 to Lighthouse in connection with its revolving credit facility.

John Keeler, pledged 5,000,000 shares of Common Stock to secure the Company’s obligations under the $1,000,000 Kenar Note issued on March 26, 2019. On May 21, 2020, the Kenar Note was amended to, among other things, reduce the number of pledged shares by Mr. Keeler to 4,000,000. The Kenar Note was paid off and the pledged shares released as of July 6, 2021. Marcos Herian, President of Kenar, a former 5% stockholder, is the brother of Nubar Herian, a director of our Company.

On March 31, 2021, we issued 136 shares of Common Stock to a company owned by the stepmother of John Keeler, our Executive Chairman, as a quarterly dividend on the Series A Stock acquired by such company in connection with the Company Settlement. On June 30, 2021, all Series A Stock held by such company were converted into 8,000 shares of Common Stock. On November 2, 2021 and November 3, 2021, we issued an aggregate of 4,000 shares of Common Stock to a company owned by the stepmother of John Keeler upon the exercise of warrants for total proceeds of $9,600.

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On March 31, 2021, we issued 5,085 shares of Common Stock to Lunar, as a quarterly dividend on the Series A Stock acquired by Lunar in the Offering. Nubar Herian, a director, is the President of Lunar. On June 30, 2021, all 600 shares of such Series A Stock were converted into 300,000 shares of Common Stock. On November 5, 2021, a total of 150,000 shares were issued upon the exercise of warrants for total proceeds of $360,000.

On February 25, 2020, Christopher Constable, the Company’s former Chief Financial Officer entered into a Separation and Mutual Release Agreement pursuant to which Mr. Constable resigned as Chief Financial Officer, Secretary, Treasurer and a director of the Company. The Agreement contained mutual general releases, a two-year confidentiality provision and provides for Mr. Constable’s outstanding stock options to remain in effect until November 8, 2028.

On March 25, 2021, the Company entered into one-year director service agreements with each of Messrs. Guzy, McLellan, Ringstad, Herian and Keeler, the then current directors. In consideration for their services, each director was issued $25,000 of shares of Common Stock for each year’s service based upon the closing sale price of the Common Stock, on the principal market on which it is then traded, on the final trading day of the calendar year. On April 12, 2021, the Company granted each director an option to purchase 100,000 shares of Common Stock at an exercise price of $2.00 per share, which option vests in equal monthly installments over the course of the year and expires three years from the date they are fully vested. Pursuant to the terms of the director service agreement, on December 31, 2021, the Company issued 10,992 shares of Common Stock to Nubar Herian, 15,107 shares of Common Stock to Timothy McLellan, 10,992 shares of Common Stock to John Keeler, 15,107 shares of Common Stock to Trond Ringstad, and 19,909 shares of Common Stock to Jeffrey Guzy for serving as a director of the Company.

On April 20, 2022, the Company entered into new one-year director service agreements (which replaced the agreements entered into in March 2021) with each of the current members of the Board. The agreement will automatically renew for successive one-year terms unless either party notifies the other of its desire not to renew the agreement at least 30 days prior to the end of the then current term, or unless earlier terminated in accordance with the terms of the agreement. As compensation for serving on the Board, each director will be entitled to a $25,000 annual stock grant and for serving on a committee of the Board, an additional $5,000 annual stock grant, both based upon the closing sales price of the Common Stock on the last trading day of the calendar year. Each director who serves as chairman of the Audit Committee, Compensation Committee and Nominating and Governance Committee will be entitled to an additional $15,000, $10,000 and $7,500 annual stock grant, respectively. As additional consideration for such Board service, each director was granted a five-year option to purchase 25,000 shares of the Company’s Common Stock at an exercise price of $2.00 per share, which shares vest in equal quarterly installments of 1,250 shares during the term of the option.

On June 30, 2021, MO7 Boats LLC, invested $275,000 in a private offering and was issued 137,500 shares of Common Stock and a warrant to purchase 137,500 shares of Common Stock. Marcos Herian, managing member and President of MO7 Boats LLC, is the brother of Nubar Herian, a director of our Company.

On June 30, 2021, Promarine Boats LLC, invested $250,000 in a private offering and was issued 125,000 shares of Common Stock and a warrant to purchase 137,500 shares of Common Stock. Marcos Herian, managing member of Promarine Boats LLC, is the brother of Nubar Herian, a director of our Company.

On June 30, 2021, R&N Ocean Inc., invested $250,000 in a private offering and was issued 125,000 shares of Common Stock and a warrant to purchase 137,500 shares of Common Stock. Marcos Herian, President of Kenar, a former 10% stockholder, is the brother of Nubar Herian, a director of our Company.

On August 3, 2021, the Company issued a stock option to purchase an aggregate of 7,013 shares of Common Stock at an exercise price of $6.00 per share to Silvia Alana, its chief financial officer.

On February 14, 2023, each of the Company’s executive officers and directors entered into the Aegis Lock-Up.

In connection with a settlement agreement between Nubar Herian, a director, and certain stockholders of the Company, on November 23, 2023, Mr. Herian, paid $43,446 to the Company in full satisfaction of any stockholder claims.

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DESCRIPTION OF SECURITIES

General

The following description summarizes important terms of our capital stock, the rights of such stock, certain provisions of our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws, certain provisions of Delaware General Corporation Law, and the pre-funded warrants. This summary does not purport to be complete and is qualified in its entirety by the provisions of our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws, and applicable provisions of the Delaware General Corporation Law.

Authorized Capital

We have authorized capital stock consisting of 100,000,000 shares of Common Stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share.

Reverse Stock Split

On June 9, 2023, we filed a certificate of amendment to our amended and restated articles of incorporation with the Secretary of State of the State of Delaware to effect the 1-for-20 Reverse Stock Split, which became effective as of June 21, 2023. As of December 8, 2023, we had 14,450,350 shares of Common Stock and no shares of preferred stock issued and outstanding.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Market, Symbol and Transfer Agent

Our Common Stock is listed for trading on the Nasdaq Capital Market under the symbol “BSFC”. The transfer agent and registrar for our Common Stock is VStock Transfer, LLC, at 18 Lafayette Place, Woodmere, New York 11598, and its telephone number is (212) 828-8436.

Preferred Stock

Our Board of Directors may issue preferred stock in one or more series without stockholder approval. Our Board of Directors may determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

Our Board of Directors has designated 10,000 shares of preferred stock as “8% Series A Convertible Preferred Stock” (the “Series A Stock”).

The Series A Stock has no maturity and is not subject to any sinking fund or redemption and will remain outstanding indefinitely unless and until converted by the holder or the Company redeems or otherwise repurchases the Series A Stock.

Ranking. The Series A Stock ranks, with respect to the payment of dividends and/or the distribution of assets in the event of any liquidation, dissolution or winding up of the Company, (i) senior to all classes or series of Common Stock, and to all other equity securities issued by the Company; (ii) on parity with all equity securities issued by the Company with terms specifically providing that those equity securities rank on parity with the Series A Stock; (iii) junior to all equity securities issued by the Company with terms specifically providing that those equity securities rank senior to the Series A Stock; and (iv) effectively junior to all existing and future indebtedness (including indebtedness convertible into our Common Stock or preferred stock) of the Company.

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Dividends. Cumulative dividends shall accrue on each share of Series A Stock at the rate of 8% (the “Dividend Rate”) of the purchase price of $1,000.00 per share, commencing on the date of issuance. Dividends are payable quarterly, when and if declared by the Board, beginning on September 30, 2018 (each a “Dividend Payment Date”) and are payable in shares of Common Stock (a “PIK Dividend”) with such shares being valued at the daily volume weighted average price (“VWAP”) of the Common Stock for the thirty trading days immediately prior to each Dividend Payment Date or if not traded or quoted as determined by an independent appraiser selected in good faith by the Company. Any fractional shares of a PIK Dividend will be rounded to the nearest one-hundredth of a share. All shares of Common Stock issued in payment of a PIK Dividend will be duly authorized, validly issued, fully paid and non-assessable. Dividends will accumulate whether or not the Company has earnings, there are funds legally available for the payment of those dividends and whether or not those dividends are declared by the Board. No dividends on shares of Series A Stock shall be authorized, paid or set apart for payment at any time when the terms and provisions of any agreement of the Company prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment is restricted or prohibited by law. No dividends will be declared or paid or set aside for payment and no other distribution will be declared or made upon shares of Common Stock or preferred stock that rank junior to the Series A Stock as to the payment of dividends, or upon liquidation, dissolution, or winding up of the Company, and (iii) any shares of Common Stock and preferred stock that the Company may issue ranking junior to the Series A Stock as to the payment of dividends, or the distribution of assets upon liquidation, dissolution, or winding up, shall not be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Company (except by conversion into or exchange for other capital stock of the Company that it may issue ranking junior to the Series A Stock as to the payment of dividends, or the distribution of assets upon liquidation, dissolution, or winding up).

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of Series A Stock will be entitled to be paid out of the assets the Company has legally available for distribution to its shareholders, subject to the preferential rights of the holders of any class or series of capital stock of the Company it may issue ranking senior to the Series A Stock with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of the Purchase Price, before any distribution of assets is made to holders of Common Stock or any other class or series of capital stock of the Company that it may issue that ranks junior to the Series A Stock as to liquidation rights. The liquidation preference shall be proportionately adjusted in the event of a stock split, stock combination or similar event so that the aggregate liquidation preference allocable to all outstanding shares of Series A Stock immediately prior to such event is the same immediately after giving effect to such event.

Liquidation Preference. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Company are insufficient to pay the amount of the liquidating distributions on all outstanding shares of the Series A Stock and the corresponding amounts payable on all shares of other classes or series of capital stock of the Company that it may issue ranking on a parity with the Series A Stock in the distribution of assets, then the holders of the Series A Stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. The consolidation or merger of the Company with or into any other entity or the sale, lease, transfer or conveyance of all or substantially all of the property or business the Company, will not be deemed a liquidation, dissolution or winding up of the Company.

Conversion. Each share of Series A Stock is convertible at any time and in the sole discretion of the holder thereof, into shares of Common Stock at a conversion rate of 25 shares of Common Stock per each share of Series A Stock (the “Conversion Rate”), subject to adjustment from time to time as follows: if the Company declares or pays any dividend or makes any distribution on Common Stock payable in shares of Common Stock, or effects a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock then in each such case the Conversion Ratio will be adjusted, so that the holder of any shares of Series A Stock will be entitled to receive upon conversion thereof the number of shares of Common Stock or other securities or property that such holder would have owned or have been entitled to receive upon the happening of such event had such Series A Stock been converted immediately prior to the relevant record date or the effective date of such event.

Upon a merger, share exchange or consolidation of the Company, the sale, lease, exchange, mortgage, pledge, transfer or other disposition or encumbrance, of all or substantially all of the Company’s assets, or any agreement providing for any of the foregoing, each share of Series A Stock will remain outstanding and will thereafter be convertible into, or will be converted into a security which shall be convertible into, the kind and amount of securities or other property to which a holder of the number of shares of Common Stock of the Company deliverable upon conversion of such share of Series A Stock immediately prior to such business combination would have been entitled upon such business combination.

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Share Reservation. The Company is obligated to at all times reserve and keep available out of its authorized but unissued shares of Common Stock, a sufficient number of its shares of Common Stock as shall from time to time be to effect the conversion of all outstanding shares of the Series A Stock.

Voting. Holders of Series A Stock have no voting rights, except (i) the affirmative vote of at least two-thirds of the Series A Stock outstanding will be required to authorize or create, or increase the authorized or issued amount of capital stock ranking senior to the Series A Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any of the authorized capital stock of the Company into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares, or amend the Certificate of Incorporation which would have a material adverse effect on the rights, preferences, privileges or voting powers of the Series A Stock or (ii) as otherwise required by law. On each matter on which holders of Series A Stock are entitled to vote, each share of Series A Stock will be entitled to one vote.

While we do not currently have any plans for the issuance of additional preferred stock, the issuance of such preferred stock could adversely affect the rights of the holders of Common Stock and, therefore, reduce the value of the Common Stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the Common Stock until the board of directors determines the specific rights of the holders of the preferred stock; however, these effects may include:

●	Restricting dividends on the Common Stock;

●	Diluting the voting power of the Common Stock;

●	Impairing the liquidation rights of the Common Stock; or

●	Delaying or preventing a change in control of the Company without further action by the stockholders.

On June 30, 2021, all of the 1,413 shares of Series A Stock then issued and outstanding were converted into an aggregate of 706,500 (pre-split) shares of Common Stock of the Company.

We will fix the rights, preferences, privileges and restrictions of the preferred stock of each series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include any or all of the following, as required:

●	the title and stated value;
●	the number of shares we are offering;
●	the liquidation preference per share;
●	the purchase price;
●	the dividend rate, period and payment date and method of calculation for dividends;
●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
●	any contractual limitations on our ability to declare, set aside or pay any dividends;
●	the procedures for any auction and remarketing, if any;
●	the provisions for a sinking fund, if any;
●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;
●	any listing of the preferred stock on any securities exchange or market;
●	whether the preferred stock will be convertible into our Common Stock, and, if applicable, the conversion price or how it will be calculated, and the conversion period;
●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price or how it will be calculated, and the exchange period;
●	voting rights, if any, of the preferred stock;
●	preemptive rights, if any;
●	restrictions on transfer, sale or other assignment, if any;
●	whether interests in the preferred stock will be represented by depositary shares;
●	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;
●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate dissolve or wind up our affairs;
●	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and
●	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

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The Delaware General Corporation Law provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights provided for in the applicable certificate of designation.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our Common Stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our Company or make removal of management more difficult. Additionally, the issuance of preferred stock could have the effect of decreasing the market price of our Common Stock.

Stock Options

As of September 30, 2023, the following options are outstanding: (i) a 10-year option to purchase 156,000 shares of Common Stock at an exercise price of $40.00 per share granted to Christopher Constable, our former chief financial officer and director, (ii) 10-year options to purchase an aggregate of 30,062 shares of Common Stock at an exercise price of $40.00 per share to certain employees, (iii) 10-year options to purchase an aggregate of 1,250 shares of Common Stock at an exercise price of $40.00 per share to certain contractors under the 2018 Plan; (iv) 3-year options to purchase an aggregate of 25,000 shares of Common Stock at an exercise price of $40.00 per share to the Company’s directors; (v) 3-year options to purchase an aggregate of 1,378 shares of Common Stock at an exercise price of $17.20 per share to an employee; (vi) 3-year options to purchase an aggregate of 285 shares of Common Stock at an exercise price of $15.80 per share to an employee; (vii) 3-year options to purchase an aggregate of 43,200 shares of Common Stock at an exercise price of $0.80 per share to Silvia Alana, the Company’s Chief Financial Officer; and (viii) 5-year options to purchase an aggregate of 8,750 shares of Common Stock at an exercise price of $40.00 per share to the Company’s directors.

If at any time the Company subdivides its outstanding shares of Common Stock into a larger number of shares of Common Stock or combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then the number of shares of Common Stock for which the options are exercisable into immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which the options are exercisable into immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event.

Prior Warrants

We issued warrants to purchase an aggregate of 75,000 shares of Common Stock to investors in an offering from June 17, 2021 through July 14, 2021, in which the Company entered into subscription agreements with certain “accredited investor” (as defined in Regulation D under the Securities Act). As of August 24, 2023, warrants to purchase 7,125 shares of Common Stock have been exercised, and warrants to purchase 67,875 shares of Common Stock remain outstanding. Each warrant entitles the holder to purchase shares of Common Stock at an exercise price of $40.00 per share and will expire three years from the date of issuance. Prior to exercise, the warrants do not confer upon holders any voting or any other rights as a stockholder. The warrants contain provisions that protect the holders against dilution by adjustment of the purchase price in certain events such as stock dividends, stock splits and other similar events.

On November 5, 2021, the Company issued a warrant to purchase an aggregate of 2,800 shares of common stock at an exercise price of $100 per share to Newbridge. Such warrant is exercisable on a date which is 180 days from the closing of the offering November 5, 2021 and expires on November 5, 2024.

On January 24, 2022, the Company entered into a securities purchase agreement with Lind Global Fund II LP, a Delaware limited partnership (“Lind”), pursuant to which the Company issued Lind a five-year warrant to purchase 50,000 shares of common stock at an exercise price of $90 per share, subject to customary adjustments.

On February 10, 2023, we entered into an underwriting agreement with Aegis Capital Corp. (“Aegis”), pursuant to which the Company agreed to sell to Aegis, in a firm commitment public offering, (i) 410,000 shares of the Company’s Common Stock (reflecting the Reverse Stock Split) for a public offering price of $0.20 per share (reflecting the Reverse Stock Split) and (ii) pre-funded warrants (the “Pre-funded Warrants”) to purchase 40,000 shares of the Company’s Common Stock (the “Warrant Shares”) (not reflecting the Reverse Stock Split), for a public offering price of $0.199 per Pre-funded Warrant to those purchasers whose purchase of Common Stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the holder, 9.99%) of the Company’s outstanding Common Stock immediately following the consummation of this offering. The Pre-funded Warrants have an exercise price of $0.001 per share (not reflecting the Reverse Stock Split). The Pre-funded Warrants were issued in registered form under a Warrant Agent Agreement between the Company and Vstock Transfer, LLC as the warrant agent.

If at any time the Company subdivides its outstanding shares of Common Stock into a larger number of shares of common stock or combines its outstanding shares of common stock into a smaller number of shares of Common Stock, then the number of shares of Common Stock for which the warrants are exercisable into immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which the warrants are exercisable into immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event. Further, the exercise price for each warrant will be adjusted to equal (x) the current exercise price immediately prior to the adjustment multiplied by the number of shares of Common Stock for which the warrants are exercisable into immediately prior to the adjustment divided by (y) the number of shares of Common Stock for which the warrants are exercisable into immediately after such adjustment.

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Delaware Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a person deemed an “interested stockholder” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date such person becomes an interested stockholder unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, such as discouraging takeover attempts that might result in a premium over the price of our Common Stock.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of the company. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of the company.

Special Stockholder Meetings

Our certificate of incorporation bylaws provide that a special meeting of stockholders may be called only by a majority of our board of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our certificate of incorporation and bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

The provisions of the Delaware General Corporation Law, our certificate of incorporation and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the price of our Common Stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

74

SHARES ELIGIBLE FOR FUTURE SALE

Market sales of shares of our Common Stock after this Offering and from time to time, and the availability of shares for future sale, may reduce the market price of our Common Stock. Sales of substantial amounts of our Common Stock, or the perception that these sales could occur, could adversely affect prevailing market prices for our Common Stock and could impair our future ability to obtain capital, especially through an offering of equity securities. After the effective date of the registration statement of which this Prospectus is a part, all of the shares registered in this Offering will be freely tradable without restrictions or further registration under the Securities Act of 1933, unless the shares are purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act. The balance of shares which are not being registered will be eligible for sale pursuant to exemptions from registration. However, these shares not being registered are held by our management and other affiliates who are limited to selling only 1% of our issued and outstanding shares every 90 days.

Our Common Stock is considered a “penny stock” and will continue to be considered a penny stock so long as it trades below $5.00 per share and, as such, trading in our Common Stock is subject to the requirements of Rule 15g-9 under the Securities Exchange Act of 1934. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser’s written consent prior to the transaction.

SEC regulations also require additional disclosure in connection with any trades involving a “penny stock,” including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from recommending transactions in our securities, which could severely limit the liquidity of our securities and consequently adversely affect the market price for our securities. In addition, few broker or dealers are likely to undertake these compliance activities. Other risks associated with trading in penny stocks could also be price fluctuations and the lack of a liquid market. See “Risk Factors.”

RULE 144

In general, under Rule 144, a person who has beneficially owned restricted shares for at least six months would be entitled to sell those securities provided that (1) such person is not deemed to have been one of our affiliates at the time of, or at any time during the 90 days preceding, a sale and (2) we have been subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale and are current in filing our periodic reports. Persons who have beneficially owned restricted shares of Common Stock for at least six months but who are our affiliates at the time of, or any time during the 90 days preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed 1% of the number of shares of Common Stock outstanding. Such sales by affiliates must also comply with the manner of sale and notice provisions of Rule 144 and to the availability of current public information about us.

75

LEGAL MATTERS

The validity of the issuance of the Common Stock offered by this prospectus will be passed upon for us by The Crone Law Group, P.C., New York, New York.

EXPERTS

Our consolidated financial statements as of and for the years ended December 31, 2022 and 2021, included in this prospectus, have been audited by MaloneBailey, LLP, independent registered public accounting firm and have been included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission, or SEC, a registration statement on Form S-1 under the Securities Act of 1933, as amended, or the Securities Act, with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our securities, we refer you to the registration statement, including the exhibits filed as a part of the registration statement of which this prospectus forms a part. Statements contained in this prospectus concerning the contents of any contract or any other documents are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address is www.sec.gov.

Our website address is https://bluestarfoods.com/. You may access our annual reports on Forms 10-K, quarterly reports on Forms 10-Q, current reports on Forms 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Except for any documents that are incorporated by reference into this prospectus that may be accessed from our website, the information available on or through our website is not part of this prospectus. Our code of ethics and the charters of our Audit Committee, Compensation Committee and Nominating Committee are available through the “Governance” portion of our website.

76

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Blue Star Foods Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Blue Star Foods Corp. and its subsidiaries (collectively, the “Company”) as of December 31, 2022 and 2021, and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company’s auditor since 2014.

Houston, Texas

April 17, 2023

F-1

Blue Star Foods Corp.

CONSOLIDATED BALANCE SHEETS

	DECEMBER 31, 2022	DECEMBER 31, 2021

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$9,262	$1,155,513
Accounts receivable, net	813,416	1,231,181
Inventory, net	4,808,152	2,119,441
Advances to related parties	218,525	1,422,750
Other current assets	671,933	3,702,661
Total Current Assets	6,521,288	9,631,546
RELATED PARTY LONG-TERM RECEIVABLE	435,545	455,545
FIXED ASSETS, net	120,400	1,904,403
RIGHT OF USE ASSET	197,540	71,128
INTANGIBLE ASSETS, net
Trademarks	-	1,125,074
Customer relationships	-	2,082,757
Non-compete agreements	-	104,927
Total Intangible Assets	-	3,312,758
GOODWILL	-	445,395
ADVANCES TO RELATED PARTY	1,299,984	-
OTHER ASSETS	103,720	124,634
TOTAL ASSETS	$8,678,477	$15,945,409
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accruals	$2,401,243	$1,794,223
Working capital line of credit	1,776,068	2,368,200
Deferred income	47,078	109,414
Current maturities of long-term debt, net of discounts	3,439,557	-
Current maturities of lease liabilities	57,329	30,583
Current maturities of related party long-term notes	100,000	475,000
Loan payable	29,413	-
Related party notes payable - subordinated	893,000	960,000
Other current liabilities	790,881	1,054,649
Total Current Liabilities	9,534,569	6,792,069
LONG-TERM LIABILITIES
Lease liability, net of current portion	139,631	40,109
Debt, net of current portion and discounts	-	31,263
Related party notes, net of current portion	250,000	175,000
TOTAL LIABILITIES	9,924,200	7,038,441
STOCKHOLDERS’ EQUITY
Series A 8% cumulative convertible preferred stock, $0.0001 par value; 10,000 shares authorized, 0 shares issued and outstanding as of December 31, 2022, and 0 shares issued and outstanding as of December 31, 2021	-	-
Common stock, $0.0001 par value, 100,000,000 shares authorized; 26,766,425 shares issued and outstanding as of December 31, 2022, and 24,671,318 shares issued and outstanding as of December 31, 2021	2,704	2,480
Additional paid-in capital	28,326,546	25,102,879
Accumulated other comprehensive loss	(235,853)	(54,240)
Accumulated deficit	(29,339,120)	(16,144,151)
TOTAL STOCKHOLDERS’ (DEFICIT) EQUITY	(1,245,723)	8,906,968
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$8,678,477	$15,945,409

The accompanying notes are an integral part of these audited consolidated financial statements

F-2

Blue Star Foods Corp.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Year Ended December 31
	2022	2021

REVENUE, NET	$12,767,145	$9,973,264

COST OF REVENUE	13,419,133	7,979,830

GROSS (LOSS) PROFIT	(651,988)	1,993,434

COMMISSIONS	24,482	42,332
SALARIES AND WAGES	2,032,457	1,827,607
DEPRECIATION AND AMORTIZATION	584,386	384,963
IMPAIRMENT LOSS	5,797,906	374,300
OTHER OPERATING EXPENSES	2,522,764	2,147,873

LOSS FROM OPERATIONS	(11,613,983)	(2,783,641)

OTHER INCOME	154,196	498,791
LOSS ON CONVERSION OF DEBT	(57,085)	-
INTEREST EXPENSE	(1,678,097)	(320,524)

NET LOSS	(13,194,969)	(2,605,374)

DIVIDEND ON PREFERRED STOCK	-	28,260

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(13,194,969)	$(2,633,634)

COMPREHENSIVE LOSS:

CHANGE IN FOREIGN CURRENCY TRANSLATION ADJUSTMENT	(181,613)	(54,240)

COMPREHENSIVE LOSS	(181,613)	(54,240)

COMPREHENSIVE LOSS ATTRIBUTABLE TO BLUE STAR FOODS CORP.	$(13,376,582)	$(2,659,614)

Loss per common share:
Net loss per common share - basic and diluted	$(0.52)	$(0.12)
Weighted average common shares outstanding - basic and diluted	25,158,555	21,708,576

The accompanying notes are an integral part of these audited consolidated financial statements

F-3

Blue Star Foods Corp.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

YEAR ENDED DECEMBER 31, 2022

	Series A Preferred Stock $.0001 par value		Common Stock $.0001 par value		Additional Paid-in	Accumulated	Accumulated Other Comprehensive	Total Stockholder’s Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	Income	(Deficit)
December 31, 2020	1,413	-	19,580,721	1,958	13,488,836	(13,510,517)	-	(19,723)

Stock based compensation	-	-	-	-	530,506	-	-	530,506

Common stock issued to settle related party interest	-	-	122,217	13	266,869	-	-	266,882

Common stock issued for cash	-	-	2,300,000	230	6,596,270	-	-	6,596,500

Common stock issued for service	-	-	246,457	37	644,183	-	-	644,220

Common stock issued for Taste of BC acquisition held in escrow	-	-	344,957	34	689,880	-	-	689,914

Common stock issued for Taste of BC Acquisition	-	-	987,741	99	1,975,384	-	-	1,975,483

Series A preferred 8% dividend issued in common stock	-	-	11,975	1	28,259	(28,260)	-	-

Preferred Stock conversion to Common Stock	(1,413)	-	706,500	71	(71)	-	-	-

Common stock issued from exercise of warrants	-	-	370,750	37	882,763	-	-	882,800

Net Loss	-	-	-	-	-	(2,605,374)	-	(2,605,374)

Comprehensive loss	-	-	-	-	-	-	(54,240)	(54,240)

December 31, 2021	-	-	24,671,318	2,480	25,102,879	(16,144,151)	(54,240)	8,906,968

Stock based compensation	-	-	-	-	187,385	-	-	187,385

Warrants issued on long-term debt	-	-	-	-	1,035,253	-	-	1,035,253

Common stock issued for service	-	-	695,776	81	667,917	-	-	667,998

Common stock issued for asset acquisition	-	-	167,093	17	359,233	-	-	359,250

Common stock issued from exercise of warrants	-	-	125,000	13	249,987	-	-	250,000

Common stock issued for note payment	-	-	666,666	69	547,708	-	-	547,777

Common stock issued to settle related party notes payable and accrued interest	-	-	440,572	44	176,184	-	-	176,228

Net Loss	-	-	-	-	-	(13,194,969)	-	(13,194,969)

Cumulative translation adjustment	-	-	-	-	-	-	(181,613)	(181,613)

December 31, 2022	-	-	26,766,425	2,704	28,326,546	(29,339,120)	(235,853)	(1,245,723)

The accompanying notes are an integral part of these audited consolidated financial statements

F-4

Blue Star Foods Corp.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:

Net Loss	$(13,194,969)	$(2,605,374)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Stock based compensation	187,385	530,506
Common stock issued for service	667,998	644,220
PPP loan forgiveness	-	(371,944)
Impairment of goodwill	1,244,309	-
Impairment of intangible assets	2,679,978	374,300
Impairment of fixed assets	1,873,619	-
Depreciation of fixed assets	231,465	104,619
Amortization of intangible assets	315,420	244,879
Amortization of debt discounts	1,416,120	37,500
Lease expense	58,723	28,344
Write down of inventory	743,218	-
Bad debt expense	405	4,689
Changes in operating assets and liabilities:
Accounts receivables	417,360	(133,043)
Inventories	(3,431,929)	(213,328)
Advances to related parties	(95,759)	(122,766)
Other current assets	3,030,728	(3,512,928)
Right of use liability	(58,867)	(28,489)
Other assets	1,922	(61,205)
Accounts payable and accruals	620,167	453,615
Deferred income	(62,336)	109,414
Other current liabilities	(263,768)	(316,038)
Net Cash (Used in) Operating Activities	(3,618,811)	(4,833,029)

CASH FLOWS FROM INVESTING ACTIVITIES:
Net cash paid for acquisition	(398,482)	(790,593)
Proceeds from sale of fixed assets	-	17,183
Purchases of fixed assets	(296,793)	-
Net Cash (Used in) Investing Activities	(695,275)	(773,410)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from common stock offering	-	6,596,500
Proceeds from common stock warrants exercised	250,000	882,800
Proceeds from working capital line of credit	12,552,008	10,993,584
Proceeds from PPP loan	-	371,944
Proceeds from convertible debt	4,762,855	-
Repayments of working capital line of credit	(13,144,141)	(10,431,291)
Principal payments of convertible debt	(1,118,888)	-
Repayments of related party notes payable	(201,434)	(1,534,612)
Principal payments of long-term debt	-	(398,385)
Payment of loan costs	(25,000)	-
Net Cash Provided by Financing Activities	3,075,400	6,480,540

Effect of Exchange Rate Changes on Cash	92,435	(56,275)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(1,146,251)	817,826

CASH AND CASH EQUIVALENTS – BEGINNING OF PERIOD	1,155,513	337,687

CASH AND CASH EQUIVALENTS – END OF PERIOD	$9,262	$1,155,513

SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES
Common stock issued to settle payable and accrued interest	176,228	-
Operating lease assets recognized in exchange for operating lease liabilities	185,135	-
Warrants issued for convertible debt	1,035,253	-
Common stock issued for asset acquisition	359,250	-
Common stock issued for partial settlement of note payable	547,777	-
Series A preferred 8% dividend issued in common stock	-	28,260
Preferred shares conversion to common stock	-	71
Common stock issued for interest payment	-	266,882
Common stock issued for acquisition	-	2,665,397
Related party notes recognized from business acquisition	-	162,400

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$306,045	$537,533

The accompanying notes are an integral part of these audited consolidated financial statements

F-5

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2022 and 2021

Note 1. Company Overview

Blue Star Foods Corp., a Delaware corporation (“we”, “our”, the “Company”), is an international sustainable marine protein company based in Miami, Florida that imports, packages and sells refrigerated pasteurized crab meat, and other premium seafood products. The Company’s main operating business, John Keeler & Co., Inc. (“Keeler & Co.”) was incorporated in the State of Florida in May 1995. The Company’s current source of revenue is importing blue and red swimming crab meat primarily from Indonesia, Philippines and China and distributing it in the United States and Canada under several brand names such as Blue Star, Oceanica, Pacifika, Crab & Go, First Choice, Good Stuff and Coastal Pride Fresh, and steelhead salmon and rainbow trout fingerlings produced under the brand name Little Cedar Farms for distribution in Canada.

On November 26, 2019, Keeler & Co., a wholly-owned direct subsidiary of the Company, entered into an Agreement and Plan of Merger and Reorganization (the “Coastal Merger Agreement”) with Coastal Pride Company, Inc., a South Carolina corporation, Coastal Pride Seafood, LLC, a Florida limited liability company and newly-formed, wholly-owned subsidiary of the Purchaser (the “Acquisition Subsidiary” and, upon the effective date of the Merger, the “Surviving Company” or “Coastal Pride”), and The Walter F. Lubkin, Jr. Irrevocable Trust dated 1/8/03 (the “Trust”), Walter F. Lubkin III (“Lubkin III”), Tracy Lubkin Greco (“Greco”) and John C. Lubkin (“Lubkin”), constituting all of the shareholders of Coastal Pride Company, Inc. immediately prior to the Coastal Merger (collectively, the “Sellers”). Pursuant to the terms of the Coastal Merger Agreement, Coastal Pride Company, Inc. merged with and into the Acquisition Subsidiary, with the Acquisition Subsidiary being the surviving company (the “Coastal Pride Merger”).

Coastal Pride is a seafood company, based in Beaufort, South Carolina, that imports pasteurized and fresh crabmeat sourced primarily from Mexico and Latin America and sells premium branded label crabmeat throughout North America.

On April 27, 2021, the Company entered into a stock purchase agreement (the “Purchase Agreement”) with TOBC, and Steve Atkinson and Janet Atkinson (the “Sellers”), the owners of all of the capital stock of TOBC (the “TOBC Shares”), pursuant to which the Company acquired all of the TOBC Shares from the Sellers for an aggregate purchase price of CAD$4,000,000 consisting of: (i) an aggregate of CAD$1,000,000 in cash (with each Seller receiving a pro rata amount based upon the total number of TOBC Shares held by such Seller); (ii) promissory notes in the aggregate principal amount of CAD$200,000 (the “Notes”) with the principal amount of each Seller’s Note based on such Seller’s pro rata portion of the TOBC Shares); and (iii) 987,741 shares of the Company’s common stock (representing CAD$2,800,000 of shares based on USD$2.30 per share) with each Seller receiving a pro rata portion of such shares based upon the total number of TOBC Shares held by such Seller.

On June 24, 2021, the Purchase Agreement was amended (the “Amendment”), to increase the Purchase Price to an aggregate of CAD$5,000,000 and the acquisition closed. As a result of the acquisition, TOBC became a wholly owned subsidiary of the Company. Pursuant to the Amendment, on August 3, 2021, an aggregate of 344,957 shares of the Company’s common stock (representing CAD$1,000,000 of additional shares calculated at USD$2.30 per share) was put in escrow until the 24-month anniversary of the closing. If within 24 months of the closing TOBC has cumulative revenue of at least CAD$1,300,000, the Sellers will receive all of the escrowed shares. If as of the 24-month anniversary of the closing, TOBC has cumulative revenue of less than CAD$1,300,000, the Sellers will receive a prorated number of the escrowed shares based on the actual cumulative revenue of TOBC as of such date.

TOBC is a land-based recirculating aquaculture systems salmon farming operation, based in Nanaimo, British Columbia, Canada, which sells its steelhead salmon and rainbow trout fingerlings to distributors in Canada.

F-6

On February 3, 2022, Coastal Pride entered into an asset purchase agreement with Gault Seafood, LLC, a South Carolina limited liability company (“Gault Seafood”), and Robert J. Gault II, President of Gault Seafood (“Gault”) pursuant to which Coastal Pride acquired all of the Seller’s right, title and interest in and to assets relating to Gault Seafood’s soft-shell crab operations, including intellectual property, equipment, vehicles and other assets used in connection with the soft-shell crab business. Coastal Pride did not assume any liabilities in connection with the acquisition. The purchase price for the assets consisted of a cash payment in the amount of $359,250 and the issuance of 167,093 shares of common stock of the Company with a fair value of $359,250. Such shares are subject to a leak-out agreement pursuant to which Gault Seafood may not sell or otherwise transfer the shares until February 3, 2023.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements of the Company were prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Principles of Consolidation

The consolidated financial statements include the accounts of the Company, Keeler & Co, Inc. a wholly owned subsidiary, Coastal Pride Seafood, LLC (“Coastal Pride”), a wholly owned subsidiary of Keeler & Co., Inc. and Taste of BC Aquafarms, Inc. (“TOBC”), a wholly owned subsidiary. All intercompany balances and transactions have been eliminated in consolidation.

Goodwill and Other Intangible Assets

Goodwill and other intangible assets include the cost of the acquired business in excess of the fair value of the net assets recorded in connection with an acquisition. Other intangible assets include customer relationships, non-compete agreements, and trademarks. The Company reviews its long-lived intangibles and goodwill for impairment annually or whenever events or circumstances indicate that the carrying amount of the asset exceeds its fair value and may not be recoverable.

Impairments are recorded as impairment charges in the Company’s Consolidated Statements of Operations and Comprehensive Loss, and a reduction of the asset’s carrying value in the Company’s Consolidated Balance Sheets when they occur. In accordance with its policies, an annual impairment analysis for goodwill was completed for Coastal Pride and TOBC due to the lower forecasted revenues and gross losses recognized for the year ended December 31, 2022 as a result of the effect of the COVID-19 pandemic on the Company’s business, and the Company recognized an impairment loss on goodwill of $1,244,309 related to Coastal Pride and TOBC for the year ended December 31, 2022. No impairment was recognized for the year ended December 31, 2021.

Long-lived Assets

Management reviews long-lived assets, including finite-lived intangible assets, for indicators of impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Cash flows expected to be generated by the related assets are estimated over the asset’s useful life on an undiscounted basis. If the evaluation indicates that the carrying value of the asset may not be recoverable, the potential impairment is measured using fair value. Fair value estimates are completed using a discounted cash flow analysis. Impairment losses for assets to be disposed of, if any, are based on the estimated proceeds to be received, less costs of disposal.

Impairments are recorded as impairment charges in the Company’s Consolidated Statements of Operations and Comprehensive Loss, and a reduction of the asset’s carrying value in the Company’s Consolidated Balance Sheets when they occur. In accordance with its policies, an annual impairment analysis for long-lived assets was completed for Coastal Pride and TOBC due to the lower forecasted revenues and gross losses recognized for the year ended December 31, 2022 as a result of the effect of the COVID-19 pandemic on the Company’s business, and the Company recognized an impairment on customer relationships, trademarks and non-compete agreements of $1,595,677, $1,006,185 and $78,116, respectively, and an impairment on fixed assets of $1,873,619 for the year ended December 31, 2022. An impairment loss on customer relationships intangible asset of $374,300 was recognized for the year ended December 31, 2021.

F-7

Cash and Cash Equivalents

The Company maintains cash balances with financial institutions in excess of Federal Deposit Insurance Company (“FDIC”) insured limits. The Company has not experienced any losses on such accounts and believes it does not have a significant exposure.

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. As of December 31, 2022 and 2021, the Company had no cash equivalents.

The Company considers any cash balance in the lender designated cash collateral account as restricted cash. All cash proceeds must be deposited into the cash collateral account, and will be cleared and applied to the line of credit. The Company has no access to this account, and the purpose of the funds is restricted to repayment of the line of credit.

Accounts Receivable

Accounts receivable consist of unsecured obligations due from customers under normal trade terms, usually net 30 days. The Company grants credit to its customers based on the Company’s evaluation of a particular customer’s credit worthiness.

Allowances for doubtful accounts are maintained for potential credit losses based on the age of the accounts receivable and the results of the Company’s periodic credit evaluations of its customers’ financial condition. Receivables are written off as uncollectible and deducted from the allowance for doubtful accounts after collection efforts have been deemed to be unsuccessful. Subsequent recoveries are netted against the provision for doubtful accounts expense. The Company generally does not charge interest on receivables.

Receivables are net of estimated allowances for doubtful accounts and sales return, allowances and discounts. They are stated at estimated net realizable value. As of December 31, 2022, and 2021, the Company recorded sales return, allowances, discounts and refund liability of approximately $94,000 and $66,000, respectively. There was no allowance for bad debt recorded during the years ended December 31, 2022 and 2021.

Inventories

Substantially all of the Company’s inventory consists of packaged crab meat located at a public cold storage facility and merchandise in transit from suppliers. The Company also has eggs and fish in process inventory from TOBC. The cost of inventory is primarily determined using the specific identification method for crab meat. Fish in process inventory is measured based on the estimated biomass of fish on hand. The Company has established a standard procedure to estimate the biomass of fish on hand using counting and sampling techniques. Inventory is valued at the lower of cost or net realizable value, cost being determined using the first-in, first-out method for crab meat and using various estimates and assumptions in regard to the calculation of the biomass, including expected yield, market value of the biomass, and estimated costs of completion.

Merchandise is purchased cost and freight shipping point and becomes the Company’s asset and liability upon leaving the suppliers’ warehouse.

The Company periodically reviews the value of items in inventory and records an allowance to reduce the carrying value of inventory to the lower of cost or net realizable value based on its assessment of market conditions, inventory turnover and current stock levels. Inventory write-downs are charged to cost of goods sold. For the year ended December 31, 2022, the Company recorded an inventory adjustment to reduce the carrying value of inventory to the lower of cost or net realizable value in the amount of $743,218 which was charged to cost of goods sold.

The Company’s inventory as of December 31, 2022 and December 31, 2021 consists of:

	December 31, 2022	December 31, 2021

Inventory purchased for resale	$3,052,518	$863,967
Feeds and eggs processed	156,984	72,733
In-transit inventory	1,598,650	1,182,741
Inventory allowance	-	-
Inventory, net	$4,808,152	$2,119,441

F-8

Advances to Suppliers and Related Party

In the normal course of business, the Company may advance payments to its suppliers, including Bacolod, a related party. These advances are in the form of prepayments for products that will ship within a short window of time. In the event that it becomes necessary for the Company to return products or adjust for quality issues, the Company is issued a credit by the vendor in the normal course of business and these credits are also reflected against future shipments.

As of December 31, 2022, and December 31, 2021, the balance due from Bacolod for future shipments was approximately $1,300,000. No new purchases have been made from Bacolod since November 2020. There was no cost of revenue related to inventories purchased from Bacolod recorded for the years ended December 31, 2022 and 2021.

Fixed Assets

Fixed assets are stated at cost less accumulated depreciation and are being depreciated using the straight-line method over the estimated useful life of the asset as follows:

RAS System	10 years
Furniture and fixtures	7 to 10 years
Computer equipment	5 years
Warehouse and refrigeration equipment	10 years
Leasehold improvements	7 years
Automobile	5 years
Trade show booth	7 years

The RAS system is comprised of tanks, plumbing, pumps, controls, hatchery, tools and other equipment all working together for the TOBC facility.

Leasehold improvements are amortized using the straight-line method over the shorter of the expected life of the improvement or the remaining lease term.

The Company capitalizes expenditures for major improvements and additions and expenses those items which do not improve or extend the useful life of the fixed assets.

The Company reviews fixed assets for recoverability if events or changes in circumstances indicate the assets may be impaired. For the year ended December 31, 2022, an impairment was recorded related to Coastal Pride and TOBC fixed assets of $1,873,619.

Other Comprehensive (loss) Income

The Company reports its comprehensive (loss) income in accordance with ASC 220, Comprehensive Income, which establishes standards for reporting and presenting comprehensive (loss) income and its components in a full set of financial statements. Other comprehensive (loss) income consists of net income (loss) and cumulative foreign currency translation adjustments.

Foreign Currency Translation

The Company’s functional and reporting currency is the U.S. Dollars. The assets and liabilities held by TOBC have a functional currency other than the U.S. Dollar. The TOBC results were translated into U.S. Dollars at exchange rates in effect at the end of each reporting period. TOBC’s revenue and expenses were translated into U.S. Dollars at the average rates that prevailed during the period. The rate used in the financial statements for TOBC as presented for December 31, 2022 was 0.80 Canadian Dollars to U.S. Dollars and for December 31, 2021 was 0.79 Canadian Dollars to U.S. Dollars. The resulting net translation gains and losses are reported as foreign currency translation adjustments in stockholders’ equity as a component of comprehensive (loss) income. The Company recorded foreign currency translation adjustment of approximately $60,100 and $54,200 for the years ended December 31, 2022 and December 31, 2021, respectively.

F-9

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (ASC) 606, Revenue from Contracts with Customers, as such, we record revenue when our customer obtains control of the promised goods or services in an amount that reflects the consideration which the Company expects to receive in exchange for those goods or services. The Company’s source of revenue is from importing blue and red swimming crab meat primarily from Mexico, Indonesia, the Philippines and China and distributing it in the United States and Canada under several brand names such as Blue Star, Oceanica, Pacifika, Crab & Go, First Choice, Good Stuff and Coastal Pride Fresh and steelhead salmon and rainbow trout fingerlings produced by TOBC under the brand name Little Cedar Farms for distribution in Canada. We sell primarily to food service distributors. The Company also sells its products to wholesalers, retail establishments and seafood distributors.

To determine revenue recognition for the arrangements that the Company determines are within the scope of Topic 606, the Company performs the following five steps: (1) identify the contract(s) with a customer by receipt of purchase orders and confirmations sent by the Company which includes a required line of credit approval process, (2) identify the performance obligations in the contract which includes shipment of goods to the customer at FOB shipping point or destination, (3) determine the transaction price which initiates with the purchase order received from the customer and confirmation sent by the Company and will include discounts and allowances by customer if any, (4) allocate the transaction price to the performance obligations in the contract which is the shipment of the goods to the customer and transaction price determined in step 3 above and (5) recognize revenue when (or as) the entity satisfies a performance obligation which is when the Company transfers control of the goods to the customers by shipment or delivery of the products.

The Company elected an accounting policy to treat shipping and handling activities as fulfillment activities. Consideration payable to a customer is recorded as a reduction of the arrangement’s transaction price, thereby reducing the amount of revenue recognized, unless the payment is for distinct goods or services received from the customer.

Deferred Income

The Company recognizes deferred income for advance payments received from customers for which sales have not yet occurred.

Leases

The Company accounts for its leases under ASC 842, Leases, which requires all leases to be reported on the balance sheet as right-of-use assets and lease obligations. The Company elected the practical expedients permitted under the transition guidance that retained the lease classification and initial direct costs for any leases that existed prior to adoption of the standard.

The Company categorizes leases with contractual terms longer than twelve months as either operating or finance. Finance leases are generally those leases that would allow the Company to substantially utilize or pay for the entire asset over its estimated life. Assets acquired under finance leases are recorded in property and equipment, net. All other leases are categorized as operating leases. The Company did not have any finance leases as of December 31, 2022. The Company’s leases generally have terms that range from three years for equipment and six to seven years for real property. The Company elected the accounting policy to include both the lease and non-lease components of its agreements as a single component and accounts for them as a lease.

Lease liabilities are recognized at the present value of the fixed lease payments using a discount rate based on similarly secured borrowings available to us. Lease assets are recognized based on the initial present value of the fixed lease payments, reduced by landlord incentives, plus any direct costs from executing the leases. Lease assets are tested for impairment in the same manner as long-lived assets used in operations. Leasehold improvements are capitalized at cost and amortized over the lesser of their expected useful life or the lease term.

F-10

When the Company has the option to extend the lease term, terminate the lease before the contractual expiration date, or purchase the leased asset, and it is reasonably certain that the Company will exercise the option, it considers these options in determining the classification and measurement of the lease. Costs associated with operating lease assets are recognized on a straight-line basis within operating expenses over the term of the lease.

The table below presents the lease-related assets and liabilities recorded on the balance sheets.

December 31, 2022
Assets
Operating lease assets	$197,540

Liabilities
Current	$57,329
Operating lease liabilities
Noncurrent
Operating lease liabilities	$139,631

Supplemental cash flow information related to leases were as follows:

Year Ended December 31, 2022
Cash used in operating activities:
Operating leases	$58,723
ROU assets recognized in exchange for lease obligations:
Operating leases	$185,135

The table below presents the remaining lease term and discount rates for operating leases.

December 31, 2022
Weighted-average remaining lease term
Operating leases	3.70 years
Weighted-average discount rate
Operating leases	6.7%

Maturities of lease liabilities as of December 31, 2022, were as follows:

Operating Leases

2023	$70,241
2024	58,827
2025	43,767
2026	43,767
2027	10,942
Total lease payments	$227,544
Less: amount of lease payments representing interest	(30,584)
Present value of future minimum lease payments	$196,960
Less: current obligations under leases	$(57,329)
Non-current obligations	$139,631

F-11

Advertising

The Company expenses the costs of advertising as incurred. Advertising expenses which are included in Other Operating Expenses were approximately $5,400 and $5,700, for the years ended December 31, 2022 and 2021, respectively.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Customer Concentration

The Company had nine customers which accounted for approximately 59% of revenue during the year ended December 31, 2022. One customer accounted for 36% of revenue during the year ended December 31, 2022.

The Company had ten customers which accounted for approximately 52% of revenue during the year ended December 31, 2021. One customer accounted for 24% of revenue during the year ended December 31, 2021. Outstanding receivables from these customers accounted for approximately 59% of the total accounts receivable as of December 31, 2021.

The loss of any major customer could have a material adverse impact on the Company’s results of operations, cash flows and financial position.

Supplier Concentration

The Company had five major suppliers located in the United States, Indonesia, Vietnam and China and which accounted for approximately 76% of the Company’s total purchases during the year ended December 31, 2022. The Company’s largest supplier is located in Indonesia and accounted for 29% of the Company’s total purchases in the year ended December 31, 2022.

The Company had four suppliers which accounted for approximately 70% of the Company’s total purchases during the year ended December 31, 2021. These four suppliers are located in the United States, Indonesia, Mexico and China, which accounted for approximately 80% of the Company’s total purchases during the year. During 2021, the Company purchased inventory from one non-affiliated Mexican supplier that made up the balance of 42% of the supply concentration.

The loss of any major supplier could have a material adverse impact on the Company’s results of operations, cash flows and financial position.

Fair Value Measurements and Financial Instruments

Fair value is defined as the amount that would be received for selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date and is measured using inputs in one of the following three categories:

Level 1 measurements are based on unadjusted quoted prices in active markets for identical assets or liabilities that we have the ability to access. Valuation of these items does not entail a significant amount of judgment.

Level 2 measurements are based on quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active or market data other than quoted prices that are observable for the assets or liabilities.

F-12

Level 3 measurements are based on unobservable data that are supported by little or no market activity and are significant to the fair value of the assets or liabilities.

The Company’s financial instruments include cash, accounts receivable, accounts payable, accrued expenses, and debt obligations. The Company believes the carrying values of cash, accounts receivable, accounts payable and accrued expenses approximate their fair values because they are short term in nature or payable on demand. The carrying value of long-term debt approximates fair value since the related rates of interest approximate current market rates. The Company does not have any assets or liabilities that are required to be measured at fair value on a recurring basis as of December 31, 2022 and 2021.

Earnings or Loss per Share

The Company accounts for earnings per share pursuant to ASC 260, Earnings per Share, which requires disclosure on the financial statements of “basic” and “diluted” earnings (loss) per share. Basic earnings (loss) per share are computed by dividing net income (loss) by the weighted average number of common shares outstanding for the year. Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding plus common stock equivalents (if dilutive) related to stock options and warrants for each year. As further described in Note 9 - Series A Convertible Preferred Stock, as of December 31, 2021, 1,413 shares of preferred stock were converted into 706,500 shares of common stock. As further described in Notes 10 and 11 – Options and Warrants, as of December 31, 2022 and 2021, 4,121,633 and 3,431,250 options may be exercised, respectively, and 2,413,500 and 1,538,500 warrants are exercisable, respectively.

As there was a net loss for the years ended December 31, 2022 and December 31, 2021, basic and diluted losses per share each year are the same.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718, “Compensation-Stock Compensation”. ASC 718 requires companies to measure the cost of services received in exchange for an award of equity instruments, including stock options, based on the grant-date fair value of the award and to recognize it as compensation expense over the period the individual is required to provide service in exchange for the award, usually the vesting period. The Company accounts for forfeitures as they occur.

Related Parties

The Company accounts for related party transactions in accordance with ASC 850 (“Related Party Disclosures”). A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

As of December 31, 2022, and 2021, there was approximately $67,000 and $143,300 in interest paid to related parties notes payable. See Note 7 Debt for further information.

Income Taxes

The Company accounts for income taxes utilizing the liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes, using enacted statutory tax rates in effect for the year in which the differences are expected to reverse. The effects of future changes in tax laws or rates are not included in the measurement. Income tax expense is the total of the current year income tax due and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

F-13

A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

The Company’s policy is to recognize interest and penalties on uncertain tax positions in “Income tax expense” in the Consolidated Statements of Operations. There were no amounts related to interest and penalties recognized for the years ended December 31, 2022 or 2021.

Recent Accounting Pronouncements

ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40).

In August 2020, the FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40). The ASU simplifies the accounting for certain financial instruments with characteristics of liabilities and equity. The FASB reduced the number of accounting models for convertible debt and convertible preferred stock instruments and made certain disclosure amendments to improve the information provided to users. In addition, the FASB amended the derivative guidance for the “own stock” scope exception and certain aspects of the EPS guidance. The guidance is effective for smaller reporting companies for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company adopted the ASU effective January 1, 2022 and applied the provisions of the ASU to the convertible note issued during the year ended December 31, 2022.

ASU 2016-13 Financial Instruments – Credit Losses (Topic 326)

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which requires entities to use a forward-looking, expected loss model to estimate credit losses. It also requires entities to consider additional disclosures related to credit quality of trade and other receivables, including information related to management’s estimate of credit allowances. ASU 2016-13 was further amended in November 2018 by ASU 2018-19, Codification Improvements to Topic 236, Financial Instrument-Credit Losses. For public business entities that are Securities and Exchange Commission filers excluding smaller reporting companies, the amendments are effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. For all other public business entities, the amendments are effective for fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. On October 16, 2019, FASB voted to delay implementation of ASU No. 2016-13, “Financial Instruments-Credit Losses (Topic 326) - Measurement of Credit Losses on Financial Instruments.” For all other entities, the amendments are now effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. On November 15, 2019, FASB issued an Accounting Standard Update No. 2019-10 to amend the implementation date to fiscal year beginning after December 15, 2022, including interim periods within those fiscal years. Early adoption is permitted for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. As this ASU became effective on January 1, 2023, the Company continues to evaluate the impact of these amendments to the Company’s financial position and results of operations and currently expects no material impact of the adoption of the amendments on the Company’s consolidated financial statements.

Note 3. Going Concern

The accompanying consolidated financial statements and notes have been prepared assuming the Company will continue as a going concern. The Company incurred a net loss of $13,194,969, has an accumulated deficit of $29,339,120 and working capital deficit of $3,013,281, inclusive of $893,000 in subordinated stockholder debt. These factors raise substantial doubt as to the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon the Company’s ability to increase revenues, execute on its business plan to acquire complimentary companies, raise capital, and to continue to sustain adequate working capital to finance its operations. The failure to achieve the necessary levels of profitability and cash flows would be detrimental to the Company. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

F-14

Note 4. Other Current Assets

Other current assets totaled $671,933 and $3,702,661 for the years ended December 31, 2022 and 2021, respectively. As of December 31, 2022, approximately $441,000 of the balance was related to prepaid inventory to the Company’s suppliers. The remainder of the balance was related to prepaid insurance and other prepaid expenses.

Note 5. Fixed Assets, Net

Fixed assets comprised the following at December 31:

	2022	2021
Computer equipment	$97,624	$90,707
RAS system	2,089,909	1,963,734
Automobiles	122,715	23,188
Leasehold improvements	89,055	4,919
Total	2,399,303	2,082,548
Less: Accumulated depreciation and impairment	(2,278,903)	(178,145)
Fixed assets, net	$120,400	$1,904,403

For the years ended December 31, 2022 and 2021, depreciation expense totaled approximately $231,000 and $104,000, respectively.

Note 6. Goodwill and Intangible Assets, Net

The following table sets forth the changes in the carrying amount of the Company’s goodwill for the years ended December 31, 2022 and 2021.

	2022	2021
Balance, January 1	$445,395	$445,395
Acquisition of TOBC	836,669	-
Impairment	(1,282,064)	-
Balance, December 31	$-	$445,395

The following table sets forth the components of the Company’s intangible assets at December 31, 2022:

	Amortization Period (Years)	Cost	Accumulated Amortization and Impairment	Net Book Value

Intangible Assets Subject to amortization
Trademarks – Coastal Pride	14	$850,000	$(850,000)	$-
Trademarks – TOBC	15	406,150	(406,150)	-
Customer Relationships – Coastal Pride	12	1,486,832	(1,486,832)	-
Customer Relationships – TOBC	15	592,979	(592,979)	-
Non-Compete Agreements – Coastal Pride	3	40,000	(40,000)	-
Non-Compete Agreements – TOBC	4	121,845	(121,845)	-
Total		$3,497,806	$(3,497,806)	$-

The following table sets forth the components of the Company’s intangible assets at December 31, 2021:

	Amortization Period (Years)	Cost	Accumulated Amortization and Impairment	Net Book Value

Intangible Assets Subject to amortization
Trademarks – Coastal Pride	14	$850,000	$(118,050)	$731,950
Trademarks – TOBC	15	406,150	(13,027)	393,123
Customer Relationships – Coastal Pride	12	1,250,000	(574,625)	675,375
Customer Relationships – TOBC	15	1,454,017	(46,634)	1,407,383
Non-Compete Agreements – Coastal Pride	3	40,000	(20,825)	19,175
Non-Compete Agreements – TOBC	4	97,476	(11,724)	85,752
Total		$4,097,643	$(784,885)	$3,312,758

For the years ended December 31, 2022 and 2021, amortization expense of intangible assets totaled approximately $315,000 and $245,000, respectively.

F-15

Note 7. Debt

Working Capital Line of Credit

On March 31, 2021, Keeler & Co. and Coastal Pride entered into a loan and security agreement (“Loan Agreement”) with Lighthouse Financial Corp., a North Carolina corporation (“Lighthouse”). Pursuant to the terms of the Loan Agreement, Lighthouse made available to Keeler & Co. and Coastal Pride (together, the “Borrowers”) a $5,000,000 revolving line of credit for a term of thirty-six months, renewable annually for one-year periods thereafter. Amounts due under the line of credit are represented by a revolving credit note issued to Lighthouse by the Borrowers.

The advance rate of the revolving line of credit is 85% with respect to eligible accounts receivable and the lower of 60% of the Borrowers’ eligible inventory, or 80% of the net orderly liquidation value, subject to an inventory sublimit of $2,500,000. The inventory portion of the loan will never exceed 50% of the outstanding balance. Interest on the line of credit is the prime rate (with a floor of 3.25%), plus 3.75%. The Borrowers paid Lighthouse a facility fee of $50,000 in three instalments of $16,667 in March, April and May 2021 and will pay an additional facility fee of $25,000 on each anniversary of March 31, 2021. On January 14, 2022, the maximum inventory advance under the line of credit was adjusted from 50% to 70% until June 30, 2022, 65% to July 31, 2022, 60% to August 31, 2022 and 55% to September 30, 2022 at a monthly fee of 0.25% on the portion of the loan in excess of the 50% advance, in order to increase imports to meet customer demand.

F-16

The line of credit is secured by a first priority security interest on all the assets of each Borrower. Pursuant to the terms of a guaranty agreement, the Company guaranteed the obligations of the Borrowers under the note and John Keeler, Executive Chairman and Chief Executive Officer of the Company, provided a personal guaranty of up to $1,000,000 to Lighthouse. As of December 31, 2022, the Company was in compliance with all financial covenants under the Loan Agreement, except for the requirement to maintain a greater than $50,000 cash flow in the months of July, August, September, October, November and December. Lighthouse has notified the Borrowers as to this default but has elected not to exercise its rights and remedies under the loan documents.

The Borrowers utilized $784,450 of the Lighthouse revolving line of credit to repay the outstanding indebtedness owed to ACF as of March 31, 2021. As a result, all obligations owed to ACF were satisfied and the loan agreement with ACF was terminated. Cash proceeds from the working capital line of credit totaled $12,552,008 and cash payments to the working capital line of credit totaled $13,144,141. The outstanding balance owed to Lighthouse as of December 31, 2022 was $1,776,068.

John Keeler Promissory Notes – Subordinated

The Company had unsecured promissory notes outstanding to its stockholder of approximately $893,000 and $960,000 as of December 31, 2022 and 2021, respectively. These notes are payable on demand, bear an annual interest rate of 6% and were subordinated to the ACF working capital line of credit until March 31, 2021. Since March 31, 2021, these notes are subordinated to the Lighthouse note. The Company made principal payments during the year ended December 31, 2022, and 2021 of $67,000 and $339,712, respectively.

Lind Global Fund II LP investment

On January 24, 2022, the Company entered into a securities purchase agreement with Lind Global Fund II LP, a Delaware limited partnership (“Lind”), pursuant to which the Company issued to Lind a secured, two-year, interest free convertible promissory note in the principal amount of $5,750,000 and a five-year warrant to purchase 1,000,000 shares of common stock of the Company at an exercise price of $4.50 per share, subject to customary adjustments. The warrant provides for cashless exercise and for full ratchet anti-dilution if the Company issues securities at less than $4.50 per share. In connection with the issuance of the note and the warrant, the Company paid a $150,000 commitment fee to Lind and approximately $87,000 of debt issuance costs. The Company recorded a total of $2,022,397 debt discount at issuance of the debt, including original issuance discount of $750,000, commitment fee of $150,000, $87,144 debt issuance cost, and $1,035,253 related to the fair value of warrants issued. Amortization expense recorded in interest expense totaled $1,378,620 during the year ended December 31, 2022. The unamortized discount on the note totaled $643,777 as of December 31, 2022.

The outstanding principal under the note is payable commencing July 24, 2022, in 18 consecutive monthly installments of $333,333, at the Company’s option, in cash or shares of common stock at a price (the “Repayment Share Price”) based on 90% of the five lowest volume weighted average prices (“VWAP”) during the 20-days prior to the payment date with a floor price of $1.50 per share (the “Floor Price”), or a combination of cash and stock provided that if at any time the Repayment Share Price is deemed to be the Floor Price, then in addition to shares, the Company will pay Lind an additional amount in cash as determined pursuant to a formula contained in the note.

In connection with the issuance of the note, the Company granted Lind a first priority security interest and lien on all of its assets, including a pledge on its shares in John Keeler & Co. Inc., its wholly-owned subsidiary, pursuant to a security agreement and a stock pledge agreement with Lind, dated January 24, 2022. Each subsidiary of the Company also granted a second priority security interest in all of its respective assets.

The note is mandatorily payable prior to maturity if the Company issues any preferred stock (with certain exceptions described in the note) or, if the Company or its subsidiaries issues any indebtedness other than certain amounts under the current line of credit facility with Lighthouse. The Company also agreed not to issue or sell any securities with a conversion, exercise or other price based on a discount to the trading prices of the Company’s stock or to grant the right to receive additional securities based on future transactions of the Company on terms more favorable than those granted to Lind, with certain exceptions.

If the Company fails to maintain the listing and trading of its common stock, the note will become due and payable and Lind may convert all or a portion of the outstanding principal at the lower of the then current conversion price and 80% of the average of the 3-day VWAP during the 20 days prior to delivery of the conversion notice.

F-17

If the Company engages in capital raising transactions, Lind has the right to purchase up to 10% of the new securities.

The note is convertible into common stock at $5.00 per share, subject to certain adjustments, at any time after the earlier of six months from issuance or the date the registration statement is effective; provided that no such conversion may be made that would result in beneficial ownership by Lind and its affiliates of more than 4.99% of the Company’s outstanding shares of common stock. If shares are issued by the Company at less than the conversion price, the conversion price will be reduced to such price.

Upon a change of control of the Company, as defined in the note, Lind has the right to require the Company to prepay 10% of the outstanding principal amount of the note. The Company may prepay the outstanding principal amount of the note, provided Lind may convert up to 25% of the principal amount of the note at a price per share equal to the lesser of the Repayment Share Price or the conversion price. The Note contains certain negative covenants, including restricting the Company from certain distributions, stock repurchases, borrowing, sale of assets, loans and exchange offers.

Upon an event of default as described in the note, the note will become immediately due and payable at a default interest rate of 125% of the then outstanding principal amount. Upon a default, all or a portion of the outstanding principal amount may be converted into shares of common stock by Lind at the lower of the conversion price and 80% of the average of the three lowest daily VWAPs.

During the year ended December 31, 2022, the Company made principal payments on the note totaling $1,666,666 through the issuance of an aggregate of 666,666 shares of common stock and cash payments of $1,175,973 which included $899,999 principal payments and additional payments requested by Lind pursuant to the terms of the note.

First West Credit Union CEBA Loan

On June 24, 2021, the Company assumed a commercial term loan with First West Credit Union Canada Emergency Business Account (“CEBA”) in the principal amount of CAD$60,000 in connection with the acquisition of TOBC. The loan initially bears no interest and is due on December 31, 2025. The borrower may prepay all or part of the loan commencing November 1, 2022 and, if by December 31, 2022 the Company had paid 75% of the loan amount, the remaining 25% will be forgiven as per the loan agreement. If less than 75% of the loan amount is outstanding by December 31, 2022, the then outstanding balance will be converted to interest only monthly payments at 5.0%. On October 19, 2022, the loan was amended to extend the loan forgiveness date and interest-free period from December 31, 2022 to December 31, 2023.

Walter Lubkin Jr. Note – Subordinated

On November 26, 2019, the Company issued a five-year unsecured promissory note in the principal amount of $500,000 to Walter Lubkin Jr. as part of the purchase price for the Coastal Pride acquisition. The note bears and interest rate of 4% per annum. The note is payable quarterly based on an amount equal to the lesser of (i) $25,000 or (ii) 25% of the EBITDA of Coastal Pride, as determined on the first day of each quarter. The first payment was scheduled for February 26, 2020, however, the EBITDA generated for Coastal Pride during the 3 months did not warrant a principal payment. This note is subordinated to the working capital line of credit. Principal payments are permitted so long as the borrower is not in default of its working capital line of credit.

Interest expense for the Walter Lubkin Jr. note totaled approximately $18,000 and $19,700 during the years ended December 31, 2022, and 2021, respectively.

On October 8, 2021, $34,205 of the outstanding principal and accrued interest to date was paid on the note by the Company.

For the year ended December 31, 2022, $38,799 of the outstanding principal and accrued interest was paid in cash and $104,640 of the outstanding principal and accrued interest was paid in shares of common stock of the Company.

F-18

Walter Lubkin III Convertible Note – Subordinated

On November 26, 2019, the Company issued a thirty-nine-month unsecured promissory note in the principal amount of $87,842 to Walter Lubkin III as part the purchase price for the Coastal Pride acquisition. The note bears interest at the rate of 4% per annum. The note is payable in equal quarterly payments over six quarters beginning August 26, 2021. At the election of the holder, at any time after the first anniversary of the issuance of the note, the then outstanding principal and accrued interest may be converted into the Company’s common stock at a rate of $2.00 per share. This note is subordinated to the working capital line of credit. Principal payments are permitted so long as the borrower is not in default of its working capital line of credit.

Interest expense for the Walter Lubkin III note totaled approximately $1,700 and $3,300 during the years ended December 31, 2022, and 2021, respectively.

On October 8, 2021, $16,257 of the outstanding principal and accrued interest to date was paid on the note by the Company.

For the year ended December 31, 2022, all of the outstanding principal and accrued interest to date was paid through a combination of cash and shares of common stock issued on the note by the Company totaling $75,707.

Tracy Greco Convertible Note – Subordinated

On November 26, 2019, the Company issued a thirty-nine-month unsecured promissory note in the principal amount of $71,372 to Tracy Greco as part of the purchase price for the Coastal Pride acquisition. The note bears interest at the rate of 4% per annum. The note is payable in equal quarterly payments over six quarters beginning August 26, 2021. At the election of the holder, at any time after the first anniversary of the issuance of the note, the then outstanding principal and accrued interest may be converted into the Company’s common stock at a rate of $2.00 per share. This note is subordinated to the working capital line of credit. Principal payments are permitted so long as the borrower is not in default of its working capital line of credit.

Interest expense for the Tracy Greco note totaled approximately $1,400 and $2,700 during the years ended December 31, 2022, and 2021, respectively.

On October 8, 2021, $13,209 of the outstanding principal and accrued interest to date was paid on the note by the Company.

For the year ended December 31, 2022, all of the outstanding principal and accrued interest to date was paid through a combination of cash and shares of common stock issued on the note by the Company totaling $61,511.

John Lubkin Convertible Note – Subordinated

On November 26, 2019, the Company issued a thirty-nine-month unsecured promissory note in the principal amount of $50,786 to John Lubkin as part the Coastal Pride acquisition. The note bears interest at the rate of 4% per annum. The note is payable in equal quarterly payments over six quarters beginning August 26, 2021. At the election of the holder, at any time after the first anniversary of the issuance of the note, the then outstanding principal and accrued interest may be converted into the Company’s common stock at a rate of $2.00 per share. This note is subordinated to the working capital line of credit. Principal payments are permitted so long as the borrower is not in default of its working capital line of credit.

Interest expense for the John Lubkin note totaled approximately $1,000 and $1,900 during the years ended December 31, 2022, and 2021, respectively.

On October 8, 2021, $9,399 of the outstanding principal and accrued interest to date was paid on the note by the Company.

For the year ended December 31, 2022, all of the outstanding principal and accrued interest to date was paid through a combination of cash and shares of common stock issued on the note by the Company totaling $43,771.

F-19

Kenar Note

On March 26, 2019, the Company issued a four-month promissory note in the principal amount of $1,000,000 (the “Kenar Note”) to Kenar Overseas Corp., a company registered in Panama (“Kenar”), the term of which was previously extended to March 31, 2020 after which time, on May 21, 2020, the Kenar Note was amended to (i) set the maturity date at March 31, 2021 , (ii) provide that the Company use one-third of any capital raise from the sale of its equity to reduce the outstanding principal under the Kenar Note, (iii) set the interest rate at 18% per annum, payable monthly commencing October 1, 2020, and (iv) reduce the number of pledged shares by Mr. Keeler to 4,000,000. As consideration for Kenar’s agreement to amend the note, on May 27, 2020, the Company issued 1,021,266 shares of common stock to Kenar.

The amendment to the Kenar Note was analyzed under ASC 470-50 and was determined that it will be accounted for as an extinguishment of the old debt and the new debt will be recorded at fair value with the new effective interest rate of 18%. Additionally, this treatment resulted in the cost of the modification paid in common stock with a value of $2,655,292 charged to other expense as of the date of the amendment as a non-cash forbearance fee.

On April 28, 2021, the Kenar Note was further amended to extend the maturity date to May 31, 2021.

On July 6, 2021, the Company entered into a note payoff indemnity agreement with Kenar pursuant to which the Company paid Kenar $918,539 of principal and accrued interest in full satisfaction of the amounts due to Kenar under the Second Loan Amendment, dated April 26, 2021, between the Company and Kenar, and the Kenar Note was extinguished, and the shares pledged by Mr. Keeler were released.

Interest expense for the Kenar Note totaled approximately $79,100 during the year ended December 31, 2021.

Lobo Note

On April 2, 2019, the Company issued a four-month unsecured promissory note in the principal amount of $100,000 (the “Lobo Note”) to Lobo Holdings, LLLP, a stockholder of the Company (“Lobo”). The Lobo Note bears interest at the rate of 18% per annum. The Lobo Note may be prepaid in whole or in part without penalty. John Keeler, the Company’s Executive Chairman and Chief Executive Officer, pledged 1,000,000 shares of common stock of the Company to secure the Company’s obligations under the Lobo Note. The Lobo Note matured on August 2, 2019 and was extended through December 2, 2019 on the same terms and conditions. On November 15, 2019, the Company paid off the Lobo Note with the issuance to Lobo of an unsecured promissory note in the principal amount of $100,000 which accrued interest at the rate of 15% per annum and matured on March 31, 2020. On April 1, 2020, the Company paid off the November 15, 2019 Lobo Note with the issuance to Lobo of a six-month unsecured promissory note in the principal amount of $100,000, which accrued interest at the rate of 10% per annum and matured on October 1, 2020. On October 1, 2020, the Company paid off the April 1, 2020 note with the issuance of a three-month unsecured promissory note in the principal amount of $100,000, which bears interest at the rate of 10% per annum and matured on December 31, 2020.

On January 1, 2021, the Company paid off the October 1, 2020 note with the issuance of a six-month unsecured promissory note in the principal amount of $100,000, which bears interest at the rate of 10% per annum and matures on June 30, 2021. On July 1, 2021, the Company paid off the January 1, 2021 Lobo note with the issuance of a three-month unsecured promissory note in the principal amount of $100,000 which accrued interest at the rate of 10% per annum and matured on September 30, 2021. On October 1, 2021, the Company paid off the July 1, 2021 Lobo Note with the issuance of a one-month unsecured promissory note in the principal amount of $100,000, which accrued interest at the rate of 10% per annum and matured on November 1, 2021.

On November 1, 2021, the Company paid Lobo $100,877 of principal and accrued interest in full satisfaction of the amounts due to Lobo under the one-month unsecured promissory note dated October 1, 2021, between the Company and Lobo, and the Lobo Note was extinguished.

Interest expense for the Lobo Note totaled approximately $8,300 during the year ended December 31, 2021.

F-20

Payroll Protection Program Loans

On March 2, 2021, the Company received proceeds of $371,944 and issued an unsecured promissory note to US Century in the principal amount of $371,944 in connection with a CARES Act Payroll Protection Program (“PPP Loan”). The note accrues interest at 1.0% per annum, matures five years from the date of issuance and is fully guaranteed by the SBA and may be forgiven provided certain criteria are met. In September 2021, the Company applied for the loan forgiveness by the SBA through US Century Bank for the full amount which was granted in October 2021 and was recognized as other income in the consolidated statement of operations for the year ended December 31, 2021.

Note 8. Acquisitions

Acquisition of Taste of BC Aquafarms

On June 24, 2021, the Company consummated the acquisition of TOBC and TOBC became a wholly owned subsidiary of the Company. The acquisition was accounted for as a business combination under the provisions of ASC 805. The aggregate purchase price of CAD$5,000,000 was paid as follows: (i) an aggregate of CAD$1,000,000 in cash to the Sellers; (ii) promissory notes in the aggregate principal amount of CAD$200,000 to the Sellers; (iii) 987,741 shares of the Company’s common stock and an aggregate of 344,957 shares of the Company’s common stock were issued on August 3, 2021 and put in escrow until June 24, 2023. If, within 24 months of the closing, TOBC has cumulative revenue of at least CAD$1,300,000, the Sellers will receive all of the escrowed shares. If, as of the 24-month anniversary of the closing, TOBC has cumulative revenue of less than CAD$1,300,000, the Sellers will receive a prorated number of the escrowed shares based on the actual cumulative revenue of TOBC as of such date.

The transaction costs incurred in connection with the acquisition of TOBC amounted to $31,000 which were expensed as incurred.

Fair Value of Consideration Transferred and Recording of Assets Acquired

The following table summarizes the acquisition date fair value of the consideration paid, identifiable assets acquired, and liabilities assumed, including goodwill.

Consideration Paid:
Cash	$814,000
Common stock, 987,741 shares of common stock of the Company	1,975,483
Promissory notes to Sellers	162,400
Contingent consideration - Common stock, 344,957 shares of common stock of the Company in escrow	689,914
Fair value of total consideration	$3,641,797

Purchase Price Allocation:
Tangible assets acquired	$2,137,650
Trademarks	406,150
Customer relationships	592,979
Non-compete agreements	121,845
Goodwill	836,669
Liabilities assumed	(453,496)
Fair market value of net assets acquired	$3,641,797

In determining the fair value of the common stock issued, the Company considered the value of the stock as estimated by the Company at the time of closing which was determined to be $2.00, based on the Company’s private placement offering price.

F-21

Liabilities assumed included three mortgage loans of approximately CAD$490,000 which were paid off by the Company on July 9, 2021. The Company has one commercial loan outstanding for CAD$60,000 which is due on December 31, 2025.

Pro Forma Information

The following pro forma information assumes the TOBC acquisition occurred on January 1, 2021. For the TOBC acquisition, depreciation and amortization has been included in the calculation of the below pro forma information based upon the actual acquisition costs.

For the year ended December 31, 2021
Revenue	$12,029,325
Net loss attributable to common shareholders	$(3,102,683)
Basic and diluted loss per share	$(0.14)

The information included in the pro forma amounts is derived from historical information obtained from the Sellers of TOBC.

Acquisition of Gault Seafood

On February 3, 2022, Coastal Pride entered into an asset purchase agreement with Gault Seafood and Robert J. Gault II pursuant to which Coastal Pride acquired all of Gault Seafood’s right, title and interest in and to assets relating to Gault Seafood’s soft-shell crab operations, including intellectual property, equipment, vehicles and other assets used in connection with the soft-shell crab operations. Coastal Pride did not assume any liabilities in connection with the acquisition. The purchase price for the assets consisted of a cash payment in the amount of $359,250 and the issuance of 167,093 shares of common stock of the Company with a fair value of $359,250. The acquisition was accounted for as an asset acquisition.

Fair Value of Consideration Transferred and Recording of Assets Acquired

The following table summarizes the acquisition date fair value of the consideration paid and identifiable assets acquired.

Consideration Paid:
Cash	$359,250
Common stock, 167,093 shares of common stock of the Company	359,250
Transaction costs	39,231
Fair value of total consideration	$757,731

Purchase Price Allocation:
Fixed assets acquired	$146,600
Customer relationships	611,131
Fair market value of net assets acquired	$757,731

Note 9. Stockholders’ Equity

Preferred Stock

Our Board of Directors has designated 10,000 shares of preferred stock as “8% Series A Convertible Preferred Stock”. The Series A Convertible Preferred Stock (“Series A Stock”) has no maturity and is not subject to any sinking fund or redemption and will remain outstanding indefinitely unless and until converted by the holder or the Company redeems or otherwise repurchases the Series A Stock.

Dividends. Cumulative dividends accrue on each share of Series A Stock at the rate of 8% (the “Dividend Rate”) of the purchase price of $1,000.00 per share, commencing on the date of issuance. Dividends are payable quarterly, when and if declared by the Board, beginning on September 30, 2018 (each a “Dividend Payment Date”) and are payable in shares of common stock (a “PIK Dividend”) with such shares being valued at the daily volume weighted average price (“VWAP”) of the common stock for the thirty trading days immediately prior to each Dividend Payment Date or if not traded or quoted as determined by an independent appraiser selected in good faith by the Company. Any fractional shares of a PIK Dividend will be rounded to the nearest one-hundredth of a share. All shares of common stock issued in payment of a PIK Dividend will be duly authorized, validly issued, fully paid and non-assessable. Dividends will accumulate whether or not the Company has earnings, there are funds legally available for the payment of those dividends and whether or not those dividends are declared by the Board.

Dividends of common stock were authorized for issuance to the stockholders in accordance with the terms of the Certificate of Designation for the Series A Stock. On March 31, 2021, the Company issued 11,975 shares of common stock to Series A preferred stockholders as a common stock dividend for the quarter ended March 31, 2021.

Conversion. Each share of Series A Stock is convertible at any time and in the sole discretion of the holder, into shares of common stock at a conversion rate of 500 shares of common stock for each share of Series A Stock (the “Conversion Rate”) The Company analyzed the embedded conversion option for derivative accounting consideration under ASC 815-15 “Derivatives and Hedging” and determined that the conversion option should be classified as equity. On June 30 2021, all preferred shares were converted to common shares and the Company issued an aggregate of 706,500 shares of common stock to Series A preferred shareholders upon conversion of an aggregate 1,413 shares of Series A Stock.

F-22

Common Stock

The Company is authorized to issue 100,000,000 shares of common stock at a par value of $0.0001 and had 26,766,425 and 24,671,318 shares of common stock issued and outstanding as of December 31, 2022 and 2021, respectively.

On July 1, 2020, the Company entered into an investment banking engagement agreement, as amended on October 30, 2020, with Newbridge Securities Corporation. In consideration for advisory services, the Company agreed to issue Newbridge a total of 60,000 shares of common stock with a fair value of $138,000 which is amortized to expense over the term of the agreement. The Company recognized stock compensation expense of $69,000 for the year ended December 31, 2021 in connection with these shares.

On February 8, 2021, the Company issued 25,000 shares of common stock with a fair value of $25,250 to an investor relations firm for services provided to the Company under an investor relations consulting agreement.

On March 30, 2021, the Company issued 10,465 shares of common stock with a fair value of $24,697 to the designee of a law firm for services provided to the Company.

On March 31, 2021, the Company issued 5,000 shares of common stock with a fair value of $11,800 to an investor relations firm for services provided to the Company under an investor relations consulting agreement.

On March 31, 2021, the Company issued 11,975 shares of common stock to Series A preferred stockholders as a common stock dividend with an aggregate fair value of $28,260 for the three months ended March 31, 2021.

On April 15, 2021, the Company issued an aggregate of 16,460 shares of common stock to Walter Lubkin Jr., Walter Lubkin III, Tracy Greco and John Lubkin (collectively, the “Coastal Sellers”) in lieu of $39,504 of outstanding interest under promissory notes issued by the Company to the Coastal Sellers in connection with the Coastal Pride acquisition.

On April 19, 2021, the Company issued 12,500 shares of common stock with a fair value of $25,000 to the designee of a law firm for services provided to the Company.

On April 29, 2021, the Company issued 105,757 shares of common stock to Kenar in lieu of $227,378 of outstanding interest under the Kenar Note.

On April 30, 2021, the Company issued 5,000 shares of common stock with a fair value of $28,500 to an investor relations firm for services provided to the Company under an investor relations consulting agreement.

On May 31, 2021, the Company issued 5,000 shares of common stock with a fair value of $31,500 to an investor relations firm for services provided to the Company under an investor relations consulting agreement.

On June 24, 2021, the Company issued 987,741 shares to the sellers of TOBC as partial consideration for the sale of TOBC to the Company.

On June 30, 2021, the Company issued 5,000 shares of common stock with a fair value of $36,250 to an investor relations firm for services provided to the Company under an investor relations consulting agreement.

On June 30, 2021, the Company issued 10,465 shares of common stock with a fair value of $75,871 to the designee of a law firm for services provided to the Company.

On June 30, 2021, the Company issued an aggregate of 706,500 shares of common stock to Series A preferred stockholders upon conversion of an aggregate 1,413 shares of Series A preferred stock.

On July 21, 2021, the Company entered into a consulting agreement as amended on November 10, 2021, with Intelligent Investments I, LLC (“Intelligent”). In consideration for consulting services, the Company agreed to issue Intelligent a total of 52,326 shares of common stock with a fair value of $171,106 which is amortized to expense over the term of the agreement. The Company recognized stock compensation expense of $136,885 for the year ended December 31, 2022 in connection with these shares.

F-23

On August 3, 2021, the Company issued 5,000 shares of common stock with a fair value of $30,000 to an investor relations firm for services provided to the Company under an investor relations consulting agreement.

On November 5, 2021, we issued 800,000 shares of common stock to Newbridge Securities Corporation (“Newbridge”), as underwriters’ representative, in connection with our underwritten public offering for gross proceeds of $4 million.

On November 5, 2021 we issued a warrant to purchase an aggregate of 56,000 shares of common stock at an exercise price of $5.00 per share to Newbridge. Such warrant is exercisable on a date which is 180 days from the closing of the underwritten offering and expires on November 11, 2024.

On December 31, 2021, the Company issued 18,405 shares of common stock to Intelligent Investments I LLC for legal services provided to the Company.

On December 31, 2021, the Company issued 5,000 shares of common stock to TraDigital Marketing Group for consulting services provided to the Company.

On December 31, 2021, we issued 10,992 shares of common stock to each of Nubar Herian and John Keeler, 15,107 shares of common stock to each of Timothy McLellan and Trond Ringstad and 19,909 shares of common stock to Jeffrey Guzy for serving as directors of the Company.

During the year ended December 31, 2021, we issued an aggregate of 370,750 shares of common stock to investors upon the exercise of warrants for total proceeds of $882,800.

During the year ended December 31, 2021, the Company sold pursuant to subscription agreements an aggregate of 1,500,000 shares of common stock at $2.00 per share and issued warrants to purchase an aggregate of 1,500,000 shares at an exercise price of $2.00 to various accredited investors in private offerings for gross proceeds of $3 million.

On January 24, 2022, the Company issued 125,000 shares of common stock to an investor upon the exercise of warrants for total proceeds of $250,000.

On February 3, 2022, the Company issued 167,093 shares of common stock with a fair value of $359,250 to Gault Seafood as partial consideration for the purchase of certain of its assets.

On March 31, 2022, the Company issued 15,385 shares of common stock to Intelligent Investments I LLC, with a fair value of $30,000, for legal services provided to the Company.

On March 31, 2022, the Company issued 5,000 shares of common stock with a fair value of $9,750 to TraDigital Marketing Group for consulting services provided to the Company.

On April 1, 2022, the Company issued 2,871 shares of common stock with a fair value of $6,000 to the designee of Clear Think Capital LLC (“Clear Think Capital”) for consulting services provided to the Company.

On April 4, 2022, the Company issued 9,569 shares of common stock with a fair value of $20,000 to SRAX, Inc. for consulting services provided to the Company which is amortized to expense over the term of the agreement. The Company recognized stock compensation expense of $15,000 for the year ended December 31, 2022 in connection with these shares.

On April 5, 2022, the Company issued an aggregate of 24,816 shares of common stock with a fair value of $156,341 to Newbridge Securities Corporation and its affiliates for consulting services provided to the Company.

On May 1, 2022, the Company issued 3,922 shares of common stock with a fair value of $6,000 to the designee of Clear Think Capital for consulting services provided to the Company.

On June 1, 2022, the Company issued 4,444 shares of common stock with a fair value of $6,000 to the designee of Clear Think Capital for consulting services provided to the Company.

F-24

On June 3, 2022, the Company issued 10,000 shares of common stock with a fair value of $13,800 to TraDigital Marketing Group for consulting services provided to the Company.

On June 30, 2022, the Company issued 24,194 shares of common stock to Intelligent Investments I LLC, with a fair value of $30,000, for legal services provided to the Company.

On July 1, 2022, the Company issued 4,839 shares of common stock with a fair value of $6,000 to the designee of Clear Think Capital for consulting services provided to the Company.

On August 1, 2022, the Company issued 4,615 shares of common stock with a fair value of $6,000 to the designee of Clear Think Capital for consulting services provided to the Company.

On August 25, 2022, the Company issued 222,222 shares of common stock to Lind, with a fair value of $271,111, in satisfaction of the convertible promissory note.

On September 1, 2022, the Company issued 5,217 shares of common stock with a fair value of $6,000 to the designee of Clear Think Capital for consulting services provided to the Company.

On September 26, 2022, the Company issued 222,222 shares of common stock to Lind, with a fair value of $176,666, in satisfaction of the convertible promissory note.

On October 1, 2022, the Company issued 9,524 shares of common stock with a fair value of $6,000 to the designee of Clear Think Capital for consulting services provided to the Company.

On November 1, 2022, the Company issued 6,593 shares of common stock with a fair value of $6,000 to the designee of Clear Think Capital for consulting services provided to the Company.

On December 1, 2022, the Company issued 9,231 shares of common stock with a fair value of $6,000 to the designee of Clear Think Capital for consulting services provided to the Company.

On December 21, 2022, the Company issued 222,222 shares of common stock to Lind with a fair value of $100,000, in satisfaction of the convertible promissory note.

On December 31, 2022, the Company issued 62,500 shares of common stock to each of Nubar Herian and John Keeler, 100,000 shares of common stock to each of Timothy McLellan and Trond Ringstad, 43,403 shares of common stock to each of Juan Carlos Dalto and Silvia Alana and 143,750 shares of common stock to Jeffrey Guzy with a total fair value of $222,222 for serving as directors of the Company.

On December 31, 2022, the Company issued an aggregate of 440,572 shares of common stock to Walter Lubkin Jr., Walter Lubkin III, Tracy Greco and John Lubkin in lieu of $176,228 of outstanding principal and interest under promissory notes issued by the Company to them in connection with the Coastal Pride acquisition.

Note 10. Options

During the years ended December 31, 2022 and December 31, 2021, $187,385 and $549,231, respectively, in compensation expense was recognized on the following:

1.	Ten-year options to purchase 3,120,000 shares of common stock at an exercise price of $2.00, which vest one year from the date of grant, were issued to Christopher Constable, the Company’s former Chief Financial Officer, under the 2018 Plan during the year ended December 31, 2018 and have vested during the year ended December 31, 2019. In connection with our underwritten public offering, such shares underlying the option are subject to a lock-up and may not be sold or otherwise transferred until May 3, 2022.

F-25

2.	Ten-year options to purchase 351,250 shares of common stock at an exercise price of $2.00, which vest as to 25% of the shares subject to the option each year from the date of grant, were issued to various long-term employees under the 2018 Plan during the year ended December 31, 2019.
3.	Ten-year options to purchase 250,000 shares of common stock at an exercise price of $2.00, which vest as to 20% of the shares subject to the option each year from the date of grant, were issued to an employee under the 2018 Plan during the year ended December 31, 2019.
4.	Ten-year options to purchase 25,000 shares of common stock at an exercise price of $2.00, which vest as to 25% of the shares subject to the option each year from the date of grant, were issued to various contractors during the year ended December 31, 2019.
5.	Three-year options to purchase an aggregate of 500,000 shares of common stock at an exercise price of $2.00, which vest in equal monthly installments during the first year from the date of grant, were issued to the Company’s directors during the year ended December 31, 2021.
6. 7. 8. 9.

Three-year options to purchase an aggregate of 7,013 shares of common stock at an exercise price of $6.00, which vest in equal monthly installments during the term of the option, were issued to an officer of the Company during the year ended December 31, 2021.

Five-year options to purchase an aggregate of 175,000 shares of common stock at an exercise price of $2.00, which vest in equal monthly installments during the term of the option, were issued to the Company’s directors during the year ended December 31, 2022.

Three-year options to purchase 27,552 shares of common stock at an exercise price of $0.86, which vest in equal monthly installments during the term of the option, were issued to an employee during the year ended December 31, 2022.

Three-year options to purchase 5,696 shares of common stock at an exercise price of $0.79, which vest in equal monthly installments during the term of the option, were issued to an employee during the year ended December 31, 2022.

The following table summarizes the assumptions used to estimate the fair value of the stock options granted for the years ended December 31, 2022 and 2021:

	2022	2021
Expected Volatility	39% – 48%	39% – 48%
Risk Free Interest Rate	2.87% – 4.27%	0.90% – 1.69%
Expected life of options	3.0 – 5.0	1.99 – 5.0

Under the Black-Scholes option pricing model, the fair value of the options to purchase an aggregate of 683,430 shares of common stock granted during the year ended December 31, 2021 was estimated at $1,251,598 on the date of grant. For the year ended December 31, 2021, the unrecognized portion of the expense remaining outstanding was $823,670. The weighted average period of unrecognized stock options compensation that is expected to be recognized as expense is approximately 7 years. During the year ended December 31, 2021, an aggregate of 85,000 shares subject to options were forfeited, 12,500 shares were vested, which resulted in a reversal of the expense of $13,580.

On April 20, 2022, the Company’s existing directors and two newly appointed directors each entered into a one-year director service agreement with the Company, which will automatically renew for successive one-year terms unless either party notifies the other of its desire not to renew the agreement at least 30 days prior to the end of the then current term, or unless earlier terminated in accordance with the terms of the agreement. As compensation for serving on the Board of Directors, each director will be entitled to a $25,000 annual stock grant and for serving on a Committee of the Board, an additional $5,000 annual stock grant, both based upon the closing sales price of the common stock on the last trading day of the calendar year. Each director who serves as chairman of the Audit Committee, Compensation Committee and Nominating and Governance Committee will be entitled to an additional $15,000, $10,000 and $7,500 annual stock grant, respectively. As additional consideration for such Board service, on April 20, 2022, each director was granted a five-year option to purchase 25,000 shares of the Company’s common stock at an exercise price of $2.00 per share, which shares will vest in equal quarterly installments of 1,250 shares during the term of the option. The agreement also includes customary confidentiality provisions and one-year non-competition and non-solicitation provisions.

F-26

On September 16, 2022, the Company granted an employee a three-year option to purchase 27,552 shares of common stock at an exercise price of $0.86 which vests in equal monthly installments during the term of the option.

On November 22, 2022, the Company granted an employee a three-year option to purchase 5,696 shares of common stock at an exercise price of $0.79 which vests in equal monthly installments during the term of the option.

Under the Black-Scholes option pricing model, the fair value of the 175,000 options, 27,552 options and 2,696 options granted during the year ended December 31, 2022 is estimated at $84,334, $8,409 and $1,615, respectively, on the date of grant using the following assumptions: stock price of $1.57, $0.86 and $0.79 at the grant date, exercise price of the option, option term, volatility rate of 39.23%, 46.72% and 46.72% and risk-free interest rate of 2.87%, 3.81% and 4.27%, respectively. The unrecognized portion of the expense remaining at December 31, 2022 is $72,620, $7,600 and $1,558, respectively, which is expected to be recognized to expense over a period of three years.

The following table represents option activity for the years ended December 31, 2022 and 2021:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life in Years	Aggregate Intrinsic Value
Outstanding - December 31, 2020	3,810,000	$2.00	7.87
Exercisable - December 31, 2020	3,280,000	$2.00	7.87	$721,600
Granted	683,430	$2.12
Forfeited	(63,750)	$2.00
Vested	3,807,127	-
Outstanding - December 31, 2021	4,429,680	$2.00	6.23
Exercisable - December 31, 2021	3,807,127	$2.00	6.83	$-
Granted	208,248	$1.82
Forfeited	(176,417)	$2.30
Vested	4,121,633	-
Outstanding - December 31, 2022	4,461,511	$2.00	5.25
Exercisable - December 31, 2022	4,121,633	$2.00	5.28	$-

For the year ended December 31, 2022, the Company determined that the five-year option to purchase 176,417 shares of common stock at an exercise price of $2.30 granted to an employee of TOBC in 2021 does not meet the vesting requirements pursuant to the terms of the option grant and accordingly, reversed the expense recorded of approximately $76,400 and $79,023 for the years ended December 31, 2022 and 2021, respectively.

The non-vested options outstanding are 339,878 and 998,431 for the years ended December 31, 2022 and 2021, respectively.

F-27

Note 11. Warrants

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life in Years	Aggregate Intrinsic Value
Outstanding – December 31, 2021	1,538,500	$2.11	2.50
Exercisable – December 31, 2021	1,538,500	$2.11	2.50	$-
Granted	1,000,000	$-
Exercised	(125,000)	$2.00
Forfeited or Expired	-	$-
Outstanding – December 31, 2022	2,413,500	$3.11	1.32
Exercisable – December 31, 2022	2,413,500	$3.11	1.32	$-

As of December 31, 2021, the Company issued warrants to purchase an aggregate of 1,500,000 shares at an exercise price of $2.00 per share in a private offering to seventy-seven accredited investors that expire in June 2024. The Company also issued a warrant to purchase an aggregate of 56,000 shares of common stock at an exercise price of $5.00 per share to Newbridge. Such warrant is exercisable on a date which is 180 days from the closing of the offering November 5, 2021 and expires on November 5, 2024. The Company issued 353,250 shares at an exercise price of $2.40 and 17,500 shares at an exercise price of $2.00 to investors upon the exercise of warrants.

On January 24, 2022, in connection with the issuance of the $5,750,000 promissory note to Lind pursuant to a securities purchase agreement, the Company issued Lind a five-year warrant to purchase 1,000,000 shares of common stock at an exercise price of $4.50 per share. The warrant provides for cashless exercise and full ratchet anti-dilution if the Company issues securities at less than $4.50 per share. Under the Black-Scholes pricing model, the fair value of the warrant issued to purchase 1,000,000 shares of common stock was estimated at $1,412,213 on the date of issuance using the following assumptions: stock price of $3.97 at the date of the agreement, exercise price of the warrant, warrant term, volatility rate of 43.21% and risk-free interest rate of 1.53% from the Department of Treasury. The relative fair value of $1,035,253 was calculated using the net proceeds of the convertible note and accounted for as paid in capital.

For the year ended December 31, 2022, the Company issued 125,000 shares of common stock at an exercise price of $2.00 to an investor upon exercise of a warrant.

Note 12. Income taxes

Federal income tax expense differs from the statutory federal rates of 21% for the years ended December 31, 2022 and 2021 due to the following:

Rate Reconciliation	December 31, 2022		December 31, 2021

Provision/(Benefit) at Statutory Rate	$(2,770,944)	21.00%	$(557,193)	21.00%
State Tax Provision/(Benefit) net of federal benefit	(309,886)	2.35%	(94,610)	3.72%
Permanent Book/Tax Differences	10,621	(0.08)%	10,791	(0.04)%
Change in valuation allowance	2,751,592	(20.85)%	969,497	(36.54)%
Other	318,617	(2.42)%	(326,385)	12.30%
Income Tax Provision/(Benefit)	-	-	2,100	0.07%

F-28

The components of the net deferred tax asset at December 31, 2022 and 2021, are as follows:

	December 31, 2022	December 31, 2021
Deferred Tax Assets
Business Interest Limitation	$627,930	$713,822
Fixed Assets	140,494	(437,993)
Stock based compensation	1,017,629	817,012
Net Operating loss carryovers	2,089,409	741,742
Non-Capital Losses	365,053	-
Other	46,385	(299,273)
Net Deferred Tax Asset/(Liability)	4,286,900	1,535,310
Valuation Allowance	(4,286,900)	(1,535,310)
Net Deferred Tax Asset/(Liability)	$-	$-

Tax periods for all fiscal years after 2018 remain open to examination by the federal and state taxing jurisdictions to which the Company is subject. As of December 31, 2022, the Company has cumulative net federal and state operating losses of $8,984,664 and $4,668,349, respectively.

ASC 740, “Income Taxes” requires that a valuation allowance be established when it is “more likely than not” that all, or a portion of, deferred tax assets will not be recognized. A review of all available positive and negative evidence needs to be considered, including the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies. After consideration of all the information available, management believes that uncertainty exists with respect to future realization of its deferred tax assets and has, therefore, established a full valuation allowance as of December 31, 2022.

As of December 31, 2022, and 2021, the Company has evaluated and concluded that there were no material uncertain tax positions requiring recognition in the Company’s financial statements. The Company’s policy is to classify assessments, if any, for tax related interest as income tax expenses. No interest or penalties were recorded during the years ended December 31, 2022, and 2021.

Note 13. Commitment and Contingencies

Office lease

The Company leased its Miami office and warehouse facility from JK Real Estate, a related party through common family beneficial ownership. The lease which had a 20-year term, expiring in July 2021 was terminated on December 31, 2020, upon the sale of the facility to an unrelated third-party. In connection with the sale, the Company retained approximately 4,756 square feet of such space, rent-free for 12 months. On January 1, 2022, the Company entered into a verbal month-to-month lease agreement for its executive offices with an unrelated third party. The Company has paid $63,800 to date under this lease.

Coastal Pride leases approximately 1,100 square feet of office space in Beaufort, South Carolina. This office space consists of two leases with related parties that expire 2024.

On February 3, 2022, in connection with the acquisition of certain assets of Gault, the Company entered into a one-year lease agreement for 9,050 square feet from Gault in Beaufort, South Carolina for $1,000 per month until a new facility is completed. On February 3, 2023, the lease with Gault was renewed for $1,500 per month until February 2024.

The offices and facility of TOBC are located in Nanaimo, British Columbia, Canada and are on land which was leased to TOBC for approximately $2,500 per month plus taxes, from Steve and Janet Atkinson, the former TOBC owners, under a lease that expired December 1, 2021. On April 1, 2022, TOBC entered into a new five-year lease with Steve and Janet Atkinson for CAD$2,590 per month plus taxes and paid CAD$23,310 for rent for the year ended December 31, 2022 and an additional five-year lease with Kathryn Atkinson, spouse of TOBC’s President, for CAD$2,370 per month plus taxes and paid CAD$21,330 for rent for the year ended December 31, 2022. Both leases are renewable for two additional five-year terms.

F-29

Rental and equipment lease expenses were approximately $168,000 and $63,500 for the years ended December 31, 2022 and 2021, respectively.

Legal

The Company has reached a settlement agreement with a former employee. Although the agreement is not finalized the Company has reserved $70,000, representing the entire amount of the settlement.

Note 14. COVID-19 Pandemic

On March 11, 2020, the World Health Organization declared that the novel coronavirus (COVID-19) had become a pandemic, and on March 13, 2020, the U.S. President declared a National Emergency concerning the disease. Additionally, in March 2020, state governments in the Company’s geographic operating area began instituting preventative shut down measures in order to combat the novel coronavirus pandemic. The coronavirus and actions taken to mitigate the spread of it have had and are expected to continue to have an adverse impact on the economies and financial markets of the geographical areas in which the Company operates. On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) was enacted to amongst other provisions, provide emergency assistance for individuals, families and businesses affected by the novel coronavirus pandemic for 2020 and into 2021. The Company’s business not being deemed essential resulted in decreased financial performance that may not be indicative of future financial results. Government-mandated closures of businesses and shipping delays have affected our sales and inventory purchases. The Company continues to face uncertainty and increased risks concerning its employees, customers, supply chain and government regulation. In April 2021, the U.S. government has made available the COVID-19 vaccine to most of its population to aid with the pandemic but the long-term effects of this development are yet to be seen. By the end of 2021, the U.S. government has made available a booster of the COVID-19 vaccine to continue the fight against the pandemic. The Company’s sales and supply were adversely affected due to COVID-19, during 2021 and 2022. The Company recognized impairment losses on goodwill and long-lived assets for Coastal Pride and TOBC due to the lower forecasted revenues and gross losses recognized in the year ended December 31, 2022 as a result of the effect of the COVID-19 pandemic on the Company’s business.

Note 15. Employee Benefit Plan

The Company provides and sponsors a 401(k) plan for its employees. For the years ended December 31, 2022 and 2021, no contributions were made to the plan by the Company.

Note 16. Subsequent Events

In January 2023, the Company sold an aggregate of 474,106 shares of common stock for net proceeds of $182,982 in an “at the market” offering pursuant to a sales agreement between the Company and Roth Capital Partners, LLC. On January 31, 2023, 151,284 of shares were repurchased back from Roth for $76,463. The offering was terminated on February 2, 2023.

On January 31, 2023, the Company issued 1,273,408 shares of common stock to Lind with a fair value of $662,172 as payment of $340,000 of note principal due on the convertible promissory note.

On February 10, 2023, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Aegis Capital Corp. (the “Underwriter”), pursuant to which the Company agreed to sell to the Underwriter, in a firm commitment public offering, (i) 8,200,000 shares of common stock for a public offering price of $0.20 per share and (ii) pre-funded warrants (the “Pre-funded Warrants”) to purchase 800,000 shares of common stock (the “Warrant Shares”), for a public offering price of $0.199 per Pre-funded Warrant to those purchasers whose purchase of common stock in the offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the holder, 9.99%) of the Company’s outstanding common stock immediately following the consummation of the offering. The Company also granted the Underwriter an over-allotment option to purchase up to 1,350,000 shares of common stock. The Pre-funded Warrants have an exercise price of $0.001 per share. The Pre-funded Warrants were issued in registered form under a warrant agent agreement between the Company and VStock Transfer, LLC as the warrant agent.

The offering closed on February 14, 2023 with gross proceeds to the Company of approximately $1.8 million, before deducting underwriting discounts and other estimated expenses payable by the Company. The offering consisted of 9,000,000 shares of common stock and Pre-funded Warrants to purchase common stock at a price of $0.20 per share (or $0.199 per Pre-funded Warrant after reducing $0.001 attributable to the exercise price of the Pre-funded Warrants).

In March 2023, the Company issued an aggregate of 6,197,240 shares of common stock to Lind with a fair value of $1,081,058 as payment of $754,800 of note principal due on the convertible promissory note.

F-30

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States and the rules of the SEC, and should be read in conjunction with the audited financial statements and notes thereto contained in our Annual Report on Form 10-K for the year ended December 31, 2022. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the periods presented have been reflected herein. The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year.

Blue Star Foods Corp.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	SEPTEMBER 30, 2023	DECEMBER 31, 2022

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$488,833	$9,262
Accounts receivable, net of allowances and credit losses of $29,019 and $25,964	152,954	813,416
Inventory, net	1,990,663	4,808,152
Advances to related party	218,525	218,525
Other current assets	2,102,377	671,933
Total Current Assets	4,953,352	6,521,288
RELATED PARTY LONG-TERM RECEIVABLE	435,545	435,545
FIXED ASSETS, net	267,561	120,400
RIGHT OF USE ASSET	159,915	197,540
ADVANCES TO RELATED PARTY	1,299,984	1,299,984
OTHER ASSETS	123,855	103,720
TOTAL ASSETS	$7,240,212	$8,678,477
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accruals	$547,133	$2,401,243
Working capital line of credit	-	1,776,068
Deferred income	47,265	47,078
Current maturities of long-term debt, net of discounts	-	3,439,557
Current maturities of lease liabilities	50,769	57,329
Current maturities of related party long-term notes	300,000	100,000
Loan payable	118,376	29,413
Related party notes payable - subordinated	768,839	893,000
Derivative liability	1,481,807	-
Warrants liability	2,103,122	-
Other current liabilities	790,881	790,881
Total Current Liabilities	6,208,192	9,534,569
LONG-TERM LIABILITIES
Lease liability, net of current portion	108,526	139,631
Debt, net of current portion and discounts	391,200	-
Related party notes, net of current portion	50,000	250,000
TOTAL LIABILITIES	6,757,918	9,924,200
STOCKHOLDERS’ EQUITY
Series A 8% cumulative convertible preferred stock, $0.0001 par value; 10,000 shares authorized, 0 shares issued and outstanding as of September 30, 2023, and 0 shares issued and outstanding as of December 31, 2022	-	-
Common stock, $0.0001 par value, 100,000,000 shares authorized; 5,970,011 shares issued and outstanding as of September 30, 2023, and 1,338,321 shares issued and outstanding as of December 31, 2022	597	2,704
Additional paid-in capital	33,907,540	28,326,546
Accumulated other comprehensive loss	(161,450)	(235,853)
Accumulated deficit	(33,188,070)	(29,339,120)
Treasury stock, 7,564 shares as of September 30, 2023 and 0 shares as of December 31, 2022	(76,323)	-
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	482,294	(1,245,723)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$7,240,212	$8,678,477

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-31

Blue Star Foods Corp.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(UNAUDITED)

	Three months ended September 30		Nine months ended September 30
	2023	2022	2023	2022
REVENUE, NET	$1,561,679	$2,429,195	$5,115,680	$10,712,363

COST OF REVENUE	1,586,478	3,973,656	4,775,102	11,431,331

GROSS PROFIT (LOSS)	(24,799)	(1,544,461)	340,578	(718,968)

COMMISSIONS	423	2,674	2,169	24,051
SALARIES AND WAGES	301,393	352,178	1,298,358	1,498,703
DEPRECIATION AND AMORTIZATION	2,754	151,568	33,091	426,364
IMPAIRMENT LOSS	-	748,997	-	748,997
OTHER OPERATING EXPENSES	410,913	566,977	1,773,702	1,930,753

LOSS FROM OPERATIONS	(740,282)	(3,366,855)	(2,766,742)	(5,347,836)

OTHER INCOME	(1,902)	22,229	25,292	68,899
INTEREST INCOME	16	-	40	-
LOSS ON SETTLEMENT OF DEBT	(144,169)	(57,085)	(977,188)	(57,085)
CHANGE IN FAIR VALUE OF DERIVATIVE AND WARRANT LIABILITIES	1,240,214	-	1,339,791	-
INTEREST EXPENSE	(799,690)	(336,378)	(1,470,143)	(893,146)

NET LOSS	(445,813)	(3,738,089)	(3,848,950)	(6,229,168)

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(445,813)	$(3,738,089)	$(3,848,950)	$(6,229,168)

COMPREHENSIVE INCOME (LOSS):

CHANGE IN FOREIGN CURRENCY TRANSLATION ADJUSTMENT	25,573	(51,124)	74,403	(52,910)

COMPREHENSIVE LOSS	$(420,240)	$(3,789,213)	$(3,774,547)	$(6,282,078)

Loss per common share:
Net loss per common share - basis and diluted	$(0.13)	$(2.97)	$(1.54)	$(4.98)
Weighted average common shares outstanding - basic and diluted	3,437,050	1,258,484	2,503,628	1,251,103

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-32

Blue Star Foods Corp.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT) (UNAUDITED)

NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022

	Series A Preferred Stock $.0001 par value		Common Stock $.0001 par value		Additional Paid-in	Accumulated	Treasury	Accumulated Other Comprehensive	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	Stock	Income (Loss)	(Deficit)
December 31, 2022	-	$-	1,338,321	$134	$28,329,116	$(29,339,120)	$-	$(235,853)	$(1,245,723)
Stock based compensation	-	-	-	-	20,190	-	-	-	20,190
Common stock issued for service	-	-	3,288	1	22,999	-	-	-	23,000
Common stock issued for note payment	-	-	373,533	37	1,743,193	-	-	-	1,743,230
Common stock issued for cash	-	-	473,705	47	1,880,645	-	-	-	1,880,692
Repurchase of common stock	-	-	-	-	-	-	(76,323)	-	(76,323)
Net Loss	-	-	-	-	-	(1,951,402)	-	-	(1,951,402)
Cumulative translation adjustment	-	-	-	-	-	-	-	85,574	85,574
March 31, 2023	-	$-	2,188,847	$219	$31,996,143	$(31,290,522)	$(76,323)	$(150,279)	$479,238
Stock based compensation	-	-	-	-	16,940	-	-	-	16,940
Common stock issued for service	-	-	70,323	7	17,993	-	-	-	18,000
Common stock issued for note payment	-	-	407,118	41	758,548	-	-	-	758,589
Common stock issued for cash	-	-	50,000	5	199,995	-	-	-	200,000
Net Loss	-	-	-	-	-	(1,451,735)	-	-	(1,451,735)
Cumulative translation adjustment	-	-	-	-	-	-	-	(36,744)	(36,744)
June 30, 2023	-	$-	2,716,288	$272	$32,989,619	$(32,742,257)	$(76,323)	$(187,023)	$(15,712)
Stock based compensation	-	-	-	-	17,588	-	-	-	17,588
Common stock issued for service	-	-	223,140	22	67,978	-	-	-	68,000
Common stock issued for note payment	-	-	598,561	60	551,209	-	-	-	551,269
Common stock issued for cash and exercise of warrants	-	-	2,432,022	243	281,146	-	-	-	281,389
Net Loss	-	-	-	-	-	(445,813)	-	-	(445,813)
Cumulative translation adjustment	-	-	-	-	-	-	-	25,573	25,573
September 30, 2023	-	$-	5,970,011	$597	$33,907,540	$(33,188,070)	$(76,323)	$(161,450)	$482,294

	Series A Preferred Stock $.0001 par value		Common Stock $.0001 par value		Additional Paid-in	Accumulated	Treasury	Accumulated Other Comprehensive	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Stock	Income (Loss)	Equity
December 31, 2021	-	$-	1,233,566	$123	$25,105,236	$(16,144,151)	$-	$(54,240)	$8,906,968
Stock based compensation	-	-	-	-	193,631	-	-	-	193,631
Warrants issued on convertible debt note	-	-	-	-	956,301	-	-	-	956,301
Common stock issued for service	-	-	1,019	1	73,970	-	-	-	73,971
Common stock issued for asset acquisition			8,355	1	359,249	-	-	-	359,250
Common stock issued from exercise of warrants			6,250	1	249,999	-	-	-	250,000
Net Loss	-	-	-	-	-	(1,053,866)	-	-	(1,053,866)
Comprehensive Income	-	-	-	-	-	-	-	35,411	35,411
March 31, 2022	-	$-	1,249,190	$126	$26,938,386	$(17,198,017)	$-	(18,829)	$9,721,666
Stock based compensation	-	-	-	-	151,252	-	-	-	151,252
Common stock issued for service	-	-	3,991	1	257,361	-	-	-	257,362
Net Loss	-	-	-	-	-	(1,437,213)	-	-	(1,437,213)
Comprehensive Loss	-	-	-	-	-	-	-	(37,197)	(37,197)
June 30, 2022	-	$-	1,253,181	$127	$27,346,999	$(18,635,230)	$-	$(56,026)	$8,655,870
Stock based compensation	-	-	-	-	(45,710)	-	-	-	(45,710)
Common stock issued for service	-	-	733	-	57,221	-	-	-	57,221
Common stock issued for note payment	-	-	22,222	2	447,775	-	-	-	447,777
Net Loss	-	-	-	-	-	(3,738,089)	-	-	(3,738,089)
Comprehensive Loss	-	-	-	-	-	-	-	(51,124)	(51,124)
September 30, 2022	-	$-	1,276,136	$129	$27,806,285	$(22,373,319)	$-	$(107,150)	$5,325,945

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-33

Blue Star Foods Corp.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended September 30
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:

Net Loss	$(3,848,950)	$(6,229,168)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Stock based compensation	54,718	299,173
Common stock issued for service	109,000	388,554
Depreciation of fixed assets	3,223	168,992
Amortization of intangible assets	29,868	226,122
Amortization of debt discounts	732,395	685,074
Amortization of loan costs	-	31,250
Impairment of goodwill	-	748,997
Loss on settlement of debt	977,188	-
Lease expense	37,626	46,942
Write down of inventory	-	514,912
Bad debt expense	-	405
Credit loss expense	3,240	-
Gain on revaluation of fair value of derivative and warrant liabilities	(1,339,791)	-
Changes in operating assets and liabilities:
Accounts receivables	657,222	458,589
Inventories	2,817,489	(4,514,191)
Advances to related parties	-	(70,509)
Other current assets	(1,428,578)	1,647,661
Right of use liability	(37,665)	(47,050)
Other assets	(25,000)	-
Accounts payable and accruals	(1,854,111)	1,884,131
Deferred income	-	(51,359)
Other current liabilities	-	(283,768)
Net Cash (Used in) Operating Activities	(3,112,126)	(4,095,243)

CASH FLOWS FROM INVESTING ACTIVITIES:
Net cash paid for acquisition	-	(398,482)
Purchases of fixed assets	(132,551)	(150,855)
Net Cash (Used in) Investing Activities	(132,551)	(549,337)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from common stock offering	1,854,086	-
Proceeds from sale of prefunded warrants	4,578,293	-
Proceeds from common stock warrants exercised	17,004	250,000
Proceeds from working capital line of credit	2,405,034	10,653,760
Proceeds from short-term loan	500,000	-
Proceeds from convertible debt	1,140,000	4,762,855
Repayments of working capital line of credit	(4,182,971)	(11,159,659)
Repayments of short-term loan	(436,154)	-
Principal payments of Convertible Debt	(2,007,435)	-
Repayments of related party notes payable	(124,161)	(197,000)
Principal payments of convertible debt	-	(552,222)
Purchase of treasury stock	(76,323)	-
Payment of loan costs	-	(25,000)
Net Cash Provided by Financing Activities	3,667,373	3,732,734

Effect of Exchange Rate Changes on Cash	56,875	(5,484)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	479,571	(917,330)

CASH AND CASH EQUIVALENTS – BEGINNING OF PERIOD	9,262	1,155,513

CASH AND CASH EQUIVALENTS – END OF PERIOD	$488,833	$238,183

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$743,301	$210,495

SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES
Operating lease assets recognized in exchange for operating lease liabilities	-	185,135
Warrants issued for convertible debt	-	956,301
Common stock issued for asset acquisition	-	359,250
Common stock issued for partial settlement of note payable	3,053,088	447,777
Derivative liability recognized on issuance of convertible note	383,672	-
Warrant liability recognized on issuance of convertible note	453,746	-

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-34

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Company Overview

Blue Star Foods Corp., a Delaware corporation (“we”, “our”, the “Company”), is an international sustainable marine protein company based in Miami, Florida that imports, packages and sells refrigerated pasteurized crab meat, and other premium seafood products. The Company’s main operating business, John Keeler & Co., Inc. (“Keeler & Co.”) was incorporated in the State of Florida in May 1995. The Company has two other subsidiaries, Coastal Pride and TOBC who maintain the Company’s fresh crab meat and steelhead salmon businesses, respectively. The Company’s current source of revenue is from importing blue and red swimming crab meat primarily from Indonesia, Philippines and China and distributing it in the United States and Canada under several brand names such as Blue Star, Oceanica, Pacifika, Crab & Go, First Choice, Good Stuff and Coastal Pride Fresh, and steelhead salmon and rainbow trout produced under the brand name Little Cedar Farms for distribution in Canada.

On February 3, 2022, Coastal Pride entered into an asset purchase agreement with Gault Seafood, LLC, a South Carolina limited liability company (“Gault Seafood”), and Robert J. Gault II, President of Gault Seafood (“Gault”) pursuant to which Coastal Pride acquired all of the Seller’s right, title and interest in and to assets relating to Gault Seafood’s soft-shell crab operations, including intellectual property, equipment, vehicles and other assets used in connection with the soft-shell crab business. Coastal Pride did not assume any liabilities in connection with the acquisition. The purchase price for the assets consisted of a cash payment in the amount of $359,250 and the issuance of 8,355 shares of common stock of the Company with a fair value of $359,250 (after taking into account the Company’s Reverse Stock Split). Such shares were subject to a leak-out agreement pursuant to which Gault Seafood could not sell or otherwise transfer the shares until February 3, 2023.

On June 9, 2023, the Company amended its Certificate of Incorporation to affect a one-for-twenty reverse stock split (“Reverse Stock Split”), which became effective on June 21, 2023. All share and per share amounts have been restated for all periods presented to reflect the Reverse Stock Split.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The following unaudited interim consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). Accordingly, such interim financial statements do not include all the information and footnotes required by accounting principles generally accepted in the United States (“GAAP”) for complete annual financial statements. The information furnished reflects all adjustments, consisting only of normal recurring items which are, in the opinion of management, necessary in order to make the financial statements not misleading. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year. The consolidated balance sheet as of December 31, 2022 has been derived from the Company’s annual financial statements that were audited by our independent registered public accounting firm but does not include all of the information and footnotes required for complete annual financial statements. These financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto which are included in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on April 17, 2023 for a broader discussion of our business and the risks inherent in such business.

Advances to Suppliers and Related Party

In the normal course of business, the Company may advance payments to its suppliers, including of Bacolod Blue Star Export Corp. (“Bacolod”), a related party based in the Philippines. These advances are in the form of prepayments for products that will ship within a short window of time. In the event that it becomes necessary for the Company to return products or adjust for quality issues, the Company is issued a credit by the vendor in the normal course of business and these credits are also reflected against future shipments.

As of September 30, 2023, and December 31, 2022, the balance due from the related party for future shipments was approximately $1,300,000. No new purchases have been made from Bacolod since November 2020. There was no cost of revenue related to inventories purchased from Bacolod recorded for the nine months ended September 30, 2023 and 2022.

F-35

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (ASC) 606, Revenue from Contracts with Customers, as such, we record revenue when our customer obtains control of the promised goods or services in an amount that reflects the consideration which the Company expects to receive in exchange for those goods or services. The Company’s source of revenue is from importing blue and red swimming crab meat primarily from Mexico, Indonesia, the Philippines and China and distributing it in the United States and Canada under several brand names such as Blue Star, Oceanica, Pacifika, Crab & Go, First Choice, Good Stuff and Coastal Pride Fresh, and steelhead salmon and rainbow trout fingerlings produced by TOBC under the brand name Little Cedar Farms for distribution in Canada. The Company sells primarily to food service distributors. The Company also sells its products to wholesalers, retail establishments and seafood distributors.

To determine revenue recognition for the arrangements that the Company determines are within the scope of Topic 606, the Company performs the following five steps: (1) identify the contract(s) with a customer by receipt of purchase orders and confirmations sent by the Company which includes a required line of credit approval process, (2) identify the performance obligations in the contract which includes shipment of goods to the customer FOB shipping point or destination, (3) determine the transaction price which initiates with the purchase order received from the customer and confirmation sent by the Company and will include discounts and allowances by customer if any, (4) allocate the transaction price to the performance obligations in the contract which is the shipment of the goods to the customer and transaction price determined in step 3 above and (5) recognize revenue when (or as) the entity satisfies a performance obligation which is when the Company transfers control of the goods to the customers by shipment or delivery of the products.

The Company elected an accounting policy to treat shipping and handling activities as fulfillment activities. Consideration payable to a customer is recorded as a reduction of the arrangement’s transaction price, thereby reducing the amount of revenue recognized, unless the payment is for distinct goods or services received from the customer.

Accounts Receivable

Accounts receivable consist of unsecured obligations due from customers under normal trade terms, usually net 30 days. The Company grants credit to its customers based on the Company’s evaluation of a particular customer’s credit worthiness.

Allowances for credit losses are maintained for potential credit losses based on the age of the accounts receivable and the results of the Company’s periodic credit evaluations of its customers’ financial condition. Receivables are written off as uncollectible and deducted from the allowance for doubtful accounts after collection efforts have been deemed to be unsuccessful. Subsequent recoveries are netted against the allowance for credit losses. The Company generally does not charge interest on receivables.

Receivables are net of estimated allowances for credit losses and sales return, allowances and discounts. They are stated at estimated net realizable value. Allowances for credit losses, sales returns, discounts and refunds of $3,239 were recorded for the nine months ended September 30, 2023.

Inventories

Substantially all of the Company’s inventory consists of packaged crab meat located at a public cold storage facility and merchandise in transit from suppliers. The Company also has eggs and fish in process inventory from TOBC. The cost of inventory is primarily determined using the specific identification method for crab meat. Fish in process inventory is measured based on the estimated biomass of fish on hand. The Company has established a standard procedure to estimate the biomass of fish on hand using counting and sampling techniques. Inventory is valued at the lower of cost or net realizable value, cost being determined using the first-in, first-out method for crab meat and using various estimates and assumptions in regard to the calculation of the biomass, including expected yield, market value of the biomass, and estimated costs of completion.

F-36

Merchandise is purchased cost and freight shipping point and becomes the Company’s asset and liability upon leaving the suppliers’ warehouse.

The Company periodically reviews the value of items in inventory and records an allowance to reduce the carrying value of inventory to the lower of cost or net realizable value based on its assessment of market conditions, inventory turnover and current stock levels. For the nine months ended September 30, 2023, the Company recorded no inventory write-downs or allowances. For the year ended December 31, 2022, the Company recorded an inventory adjustment to reduce the carrying value of inventory to the lower of cost or net realizable value in the amount of $743,218 which was charged to cost of goods sold.

The Company’s inventory as of September 30, 2023 and December 31, 2022 consists of:

	September 30, 2023	December 31, 2022

Inventory purchased for resale	$1,707,713	$3,052,518
Feeds and eggs processed	105,955	156,984
In-transit inventory	176,995	1,598,650
Inventory, net	$1,990,663	$4,808,152

Lease Accounting

The Company accounts for its leases under ASC 842, Leases, which requires all leases to be reported on the balance sheet as right-of-use assets and lease obligations. The Company elected the practical expedients permitted under the transition guidance that retained the lease classification and initial direct costs for any leases that existed prior to adoption of the standard.

The Company categorizes leases with contractual terms longer than twelve months as either operating or finance. Finance leases are generally those leases that would allow the Company to substantially utilize or pay for the entire asset over its estimated life. Assets acquired under finance leases are recorded in property and equipment, net. All other leases are categorized as operating leases. The Company did not have any finance leases as of September 30, 2023. The Company’s leases generally have terms that range from three years for equipment and six to seven years for real property. The Company elected the accounting policy to include both the lease and non-lease components of its agreements as a single component and accounts for them as a lease.

Lease liabilities are recognized at the present value of the fixed lease payments using a discount rate based on similarly secured borrowings available to us. Lease assets are recognized based on the initial present value of the fixed lease payments, reduced by landlord incentives, plus any direct costs from executing the lease. Lease assets are tested for impairment in the same manner as long-lived assets used in operations. Leasehold improvements are capitalized at cost and amortized over the lesser of their expected useful life or the lease term.

When we have the option to extend the lease term, terminate the lease before the contractual expiration date, or purchase the leased asset, and it is reasonably certain that we will exercise the option, we consider these options in determining the classification and measurement of the lease. Costs associated with operating lease assets are recognized on a straight-line basis within operating expenses over the term of the lease.

F-37

The table below presents the lease-related assets and liabilities recorded on the balance sheet as of September 30, 2023.

September 30, 2023
Assets
Operating lease assets	$159,915

Liabilities
Current
Operating lease liabilities	$50,769
Noncurrent
Operating lease liabilities	$108,526

Supplemental cash flow information related to leases were as follows:

Nine Months Ended September 30, 2023

Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$37,626
ROU assets recognized in exchange for lease obligations:
Operating leases	$-

The table below presents the remaining lease term and discount rates for operating leases.

September 30, 2023
Weighted-average remaining lease term
Operating leases	3.10 years
Weighted-average discount rate
Operating leases	6.8%

Maturities of lease liabilities as of September 30, 2023 were as follows:

Operating Leases

2023 (three months remaining)	16,250
2024	59,001
2025	43,941
2026	43,941
2027	10,985
Total lease payments	174,118
Less: amount of lease payments representing interest	(14,823)
Present value of future minimum lease payments	$159,295
Less: current obligations under leases	$(50,769)
Non-current obligations	$108,526

Goodwill and Other Intangible Assets

The Company accounts for business combinations under the acquisition method of accounting in accordance with ASC 805, “Business Combinations,” where the total purchase price is allocated to the tangible and identified intangible assets acquired and liabilities assumed based on their estimated fair values. The purchase price is allocated using the information currently available, and may be adjusted, up to one year from acquisition date, after obtaining more information regarding, among other things, asset valuations, liabilities assumed, and revisions to preliminary estimates. The purchase price in excess of the fair value of the tangible and identified intangible assets acquired less liabilities assumed is recognized as goodwill.

F-38

The Company reviews its goodwill for impairment annually or whenever events or circumstances indicate that the carrying amount of the asset exceeds its fair value and may not be recoverable. In accordance with its policies, the Company performed an assessment of goodwill and recognized an impairment loss on goodwill of $1,244,309 related to Coastal Pride and TOBC for the year ended December 31, 2022. No impairment was recognized for the nine months ended September 30, 2023.

Long-lived Assets

Management reviews long-lived assets, including finite-lived intangible assets, for indicators of impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Cash flows expected to be generated by the related assets are estimated over the asset’s useful life on an undiscounted basis. If the evaluation indicates that the carrying value of the asset may not be recoverable, the potential impairment is measured using fair value. Fair value estimates are completed using a discounted cash flow analysis. Impairment losses for assets to be disposed of, if any, are based on the estimated proceeds to be received, less costs of disposal.

In accordance with its policies, the Company performed an assessment of its long-lived assets and recognized an impairment loss on customer relationships, trademarks, non-compete agreements of $1,595,677, $1,006,185 and $78,116, respectively, and an impairment on fixed assets of $1,873,619 for the year ended December 31, 2022. No impairment was recognized during the nine months ended September 30, 2023.

Foreign Currency Exchange Rates Risk

The Company manages its exposure to fluctuations in foreign currency exchange rates through its normal operating activities. Its primary focus is to monitor exposure to, and manage, the economic foreign currency exchange risks faced by, its operations and realized when the Company exchanges one currency for another. The Company’s operations primarily utilize the U.S. dollar and Canadian dollar as its functional currencies. Movements in foreign currency exchange rates affect its financial statements.

Fair Value Measurements and Financial Instruments

Fair value is defined as the amount that would be received for selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date and is measured using inputs in one of the following three categories:

Level 1 measurements are based on unadjusted quoted prices in active markets for identical assets or liabilities that we have the ability to access. Valuation of these items does not entail a significant amount of judgment.

Level 2 measurements are based on quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active or market data other than quoted prices that are observable for the assets or liabilities.

Level 3 measurements are based on unobservable data that are supported by little or no market activity and are significant to the fair value of the assets or liabilities.

Our financial instruments include cash, accounts receivable, accounts payable, accrued expenses, debt obligations, derivative liabilities and warrant liabilities. We believe the carrying values of our cash, accounts receivable, accounts payable, and accrued expenses financial instruments approximate their fair values because they are short term in nature or payable on demand. The derivative liability is the embedded conversion feature on the 2023 Lind convertible note. All derivatives and warrant liabilities are recorded at fair value. The change in fair value for derivatives and warrants liabilities is recognized in earnings. The Company’s derivative and warrant liabilities are measured at fair value on a recurring basis as of September 30, 2023.

F-39

	September 30, 2023
		Fair Value Measurement using Fair Value Hierarchy
	Fair Value	Level 1	Level 2	Level 3
Liabilities
Derivative liability on convertible debt	$1,481,807	$-	$-	$1,481,807
Warrant liability	2,103,122	-	-	2,103,122
Total	$3,584,929	$-	$-	$3,584,929

The table below presents the change in the fair value of the derivative liability convertible debt and warrant liability during the nine months ended September 30, 2023:

Derivative liability balance, January 1, 2023	-
Issuance of derivative liability during the period	264,688
Change in derivative liability during the period	165,714
Derivative liability balance, June 30, 2023	$430,402
Issuance of derivative liability during the period	118,984
Change in derivative liability during the period	932,421
Derivative liability balance, September 30, 2023	$1,481,807

Warrant liability balance, January 1, 2023	-
Issuance of warrant liability during the period	381,538
Change in warrant liability during the period	(265,291)
Warrant liability balance, June 30, 2023	$116,247
Issuance of warrant liability during the period	4,650,502
Settlement of warrant liability	(490,992)
Change in warrant liability during the period	(2,172,635)
Warrant liability balance, September 30, 2023	$2,103,122

Recent Accounting Pronouncements

ASU 2016-13 Financial Instruments – Credit Losses (Topic 326)

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which requires entities to use a forward-looking, expected loss model to estimate credit losses. It also requires entities to consider additional disclosures related to credit quality of trade and other receivables, including information related to management’s estimate of credit allowances. ASU 2016-13 was further amended in November 2018 by ASU 2018-19, Codification Improvements to Topic 236, Financial Instrument-Credit Losses. For public business entities that are Securities and Exchange Commission filers excluding smaller reporting companies, the amendments are effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. For all other public business entities, the amendments are effective for fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. On October 16, 2019, FASB voted to delay implementation of ASU No. 2016-13, “Financial Instruments-Credit Losses (Topic 326) – Measurement of Credit Losses on Financial Instruments.” For all other entities, the amendments are now effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. On November 15, 2019, FASB issued an Accounting Standard Update No. 2019-10 to amend the implementation date to fiscal year beginning after December 15, 2022, including interim periods within those fiscal years. Early adoption is permitted for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. The Company adopted this ASU on January 1, 2023 related to its trade receivables and determined no material impact of the adoption of the ASU on the Company’s consolidated financial statements.

F-40

Reverse Stock Split

On March 29, 2023, the Company’s board of directors approved, and on May 10, 2023, at a special meeting of the stockholders, holders of approximately 87.08% of the Company’s voting power, approved the granting of authority to the Board to amend the Company’s Certificate of Incorporation to effect a reverse stock split of the issued and outstanding shares of the Company’s common stock, by a ratio of not less than 1-for-2 and not more than 1-for-50, with the exact ratio to be determined by the Board.

On June 1, 2023, the Board determined to effectuate the Reverse Stock Split and on June 9, 2023, the Company amended its Certificate of Incorporation to effect the Reverse Stock Split, effective as of June 21, 2023.

Note 3. Going Concern

The accompanying consolidated financial statements and notes have been prepared assuming the Company will continue as a going concern. For the nine months ended September 30, 2023, the Company incurred a net loss of $3,848,950, had an accumulated deficit of $33,188,070 and a working capital deficit of $1,254,840, inclusive of $768,839 in stockholder debt. These factors raise substantial doubt as to the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon the Company’s ability to increase revenues, execute on its business plan to acquire complimentary companies, raise capital, and to continue to sustain adequate working capital to finance its operations. The failure to achieve the necessary levels of profitability and cash flows would be detrimental to the Company. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 4. Other Current Assets

Other current assets totaled $2,102,377 as of September 30, 2023 and $671,933 as of December 31, 2022. As of September 30, 2023, $1,471,492 of the balance was related to prepaid inventory to the Company’s suppliers. The remainder of the balance was related to prepaid insurance and other prepaid expenses.

Note 5. Fixed Assets, Net

Fixed assets comprised the following:

	September 30, 2023	December 31, 2022
Computer equipment	$47,909	$97,624
RAS system	129,677	2,089,909
Automobiles	-	122,715
Leasehold improvements	17,904	89,055
Building Improvements	109,594	0
Total	305,084	2,399,303
Less: Accumulated depreciation and impairment	(37,523)	(2,278,903)
Fixed assets, net	$267,561	$120,400

For the nine months ended September 30, 2023 and 2022, depreciation expense totaled approximately $3,200 and $168,900, respectively.

Note 6. Debt

Working Capital Line of Credit

On March 31, 2021, Keeler & Co. and Coastal Pride entered into a loan and security agreement (“Loan Agreement”) with Lighthouse Financial Corp., a North Carolina corporation (“Lighthouse”). Pursuant to the terms of the Loan Agreement, Lighthouse made available to Keeler & Co. and Coastal Pride (together, the “Borrowers”) a $5,000,000 revolving line of credit for a term of thirty-six months, renewable annually for one-year periods thereafter. Amounts due under the line of credit are represented by a revolving credit note issued to Lighthouse by the Borrowers.

F-41

The advance rate of the revolving line of credit is 85% with respect to eligible accounts receivable and the lower of 60% of the Borrowers’ eligible inventory, or 80% of the net orderly liquidation value, subject to an inventory sublimit of $2,500,000. The inventory portion of the loan will never exceed 50% of the outstanding balance. Interest on the line of credit is the prime rate (with a floor of 3.25%), plus 3.75%. The Borrowers paid Lighthouse a facility fee of $50,000 in three instalments of $16,667 in March, April and May 2021 and paid an additional facility fee of $25,000 on each anniversary of March 31, 2021. On January 14, 2022, the maximum inventory advance under the line of credit was adjusted from 50% to 70% until June 30, 2022, 65% to July 31, 2022, 60% to August 31, 2022 and 55% to September 30, 2022 at a monthly fee of 0.25% on the portion of the loan in excess of the 50% advance in order to increase imports to meet customer demand. On July 29, 2022, the Loan Agreement was further amended to set the annual interest rate on the outstanding principal amount at 4.75% above the prime rate and to reduce the monthly required cash flow requirements beginning July 31, 2022. The amendment also updated the maximum inventory advance under the line of credit to 60% from August 1, 2022 through December 31, 2022 and 50% thereafter.

The line of credit was secured by a first priority security interest on all the assets of each Borrower. Pursuant to the terms of a guaranty agreement, the Company guaranteed the obligations of the Borrowers under the note and John Keeler, Executive Chairman and Chief Executive Officer of the Company, provided a personal guaranty of up to $1,000,000 to Lighthouse.

The Company was in compliance with all financial covenants under the Loan Agreement, except for the requirement to maintain a greater than $50,000 cash flow in the months of March through May 2023. Lighthouse notified the Borrowers as to this default but did not exercise its rights and remedies under the loan documents.

During the nine months ended September 30, 2023, cash proceeds from the working capital line of credit totaled $2,405,034 and cash payments to the working capital line of credit totaled $4,182,971.

On June 16, 2023, the Company terminated the Loan Agreement and paid a total of approximately $108,400 to Lighthouse which included, as of June 16, 2023, an outstanding principal balance of approximately $93,400, accrued interest of approximately $9,900, and other fees incurred in connection with the line of credit of approximately $4,900. Upon the repayment of the total outstanding indebtedness owing to Lighthouse, the Loan Agreement and all other related financing agreements and documents entered into in connection with the Loan Agreement were deemed terminated.

John Keeler Promissory Notes

The Company had unsecured promissory notes outstanding to John Keeler of approximately $768,800 of principal at September 30, 2023 and interest expense of $39,930 and $41,700 during the nine months ended September 30, 2023 and 2022, respectively. These notes are payable on demand and bear at an annual interest rate of 6%. The Company made principal payments of $124,161 during the nine months ended September 30, 2023.

Walter Lubkin Jr. Note

On November 26, 2019, the Company issued a five-year unsecured promissory note in the principal amount of $500,000 to Walter Lubkin Jr. as part of the purchase price for the Coastal Pride acquisition. The note bears interest at the rate of 4% per annum. The note is payable quarterly in an amount equal to the lesser of (i) $25,000 or (ii) 25% of the EBITDA of Coastal Pride, as determined on the first day of each quarter.

For the year ended December 31, 2022, $38,799 of the outstanding principal and accrued interest was paid in cash and $104,640 of the outstanding principal and accrued interest was paid in shares of common stock of the Company.

On August 4, 2023, $7,030 of the outstanding accrued interest for the first and second quarter of 2023 was paid on the note by the Company.

F-42

As of September 30, 2023, $3,573 of the outstanding interest for the third quarter was accrued on the note by the Company.

Interest expense for the note totaled approximately $10,600 and $13,500 during the nine months ended September 30, 2023 and 2022, respectively.

As of September 30, 2023 and December 31, 2022, the outstanding principal balance on the note totaled $350,000.

Lind Global Fund II LP notes

2022 Note

On January 24, 2022, the Company entered into a securities purchase agreement with Lind Global Fund II LP, a Delaware limited partnership (“Lind”), pursuant to which the Company issued Lind a secured, two-year, interest free convertible promissory note in the principal amount of $5,750,000 (the “2022 Lind Note) and a five-year warrant to purchase 1,000,000 shares of common stock at an exercise price of $4.50 per share, subject to customary adjustments (50,000 shares of common stock at an exercise price of $90 per share after taking into account the Company’s Reverse Stock Split). The warrant provides for cashless exercise and for full ratchet anti-dilution if the Company issues securities at less than $4.50 per share (exercise price of $90 per share after taking into account the Company’s Reverse Stock Split). In connection with the issuance of the 2022 Lind Note and the warrant, the Company paid a $150,000 commitment fee to Lind and $87,144 of debt issuance costs. The Company recorded a total of $2,022,397 debt discount at issuance of the debt, including original issuance discount of $750,000, commitment fee of $150,000, $87,144 debt issuance cost, and $1,035,253 related to the fair value of warrants issued. Amortization expense recorded in interest expense totaled $643,778 and $685,074 for the nine months ended September 30, 2023 and 2022, respectively. As of September 30, 2023 and December 31, 2022, the unamortized discount on the 2022 Lind Note was $0 and $643,778, respectively.

The outstanding principal under the 2022 Lind Note is payable commencing July 24, 2022, in 18 consecutive monthly installments of $333,333, at the Company’s option, in cash or shares of common stock at a price (the “Repayment Share Price”) based on 90% of the five lowest volume weighted average prices (“VWAP”) during the 20-days prior to the payment date with a floor price of $1.50 per share (the “Floor Price”) (floor price of $30 per share after taking into account the Company’s Reverse Stock Split), or a combination of cash and stock provided that if at any time the Repayment Share Price is deemed to be the Floor Price, then in addition to shares, the Company will pay Lind an additional amount in cash as determined pursuant to a formula contained in the 2022 Lind Note.

In connection with the issuance of the 2022 Lind Note, the Company granted Lind a first priority security interest and lien on all of its assets, including a pledge of its shares in Keeler & Co., pursuant to a security agreement and a stock pledge agreement with Lind, dated January 24, 2022 (the “2022 Security Agreement). Each subsidiary of the Company also granted a second priority security interest in all of its respective assets.

The 2022 Lind Note is mandatorily payable prior to maturity if the Company issues any preferred stock (with certain exceptions described in the note) or, if the Company or its subsidiaries issues any indebtedness. The Company also agreed not to issue or sell any securities with a conversion, exercise or other price based on a discount to the trading prices of the Company’s stock or to grant the right to receive additional securities based on future transactions of the Company on terms more favorable than those granted to Lind, with certain exceptions.

If the Company fails to maintain the listing and trading of its common stock, the note will become due and payable and Lind may convert all or a portion of the outstanding principal at the lower of the then current conversion price and 80% of the average of the 3-day VWAP during the 20 days prior to delivery of the conversion notice.

If the Company engages in capital raising transactions, Lind has the right to purchase up to 10% of the new securities.

The 2022 Lind Note is convertible into common stock at $5.00 per share ($100 per share after taking into account the Company’s Reverse Stock Split), subject to certain adjustments, on April 22, 2022; provided that no such conversion may be made that would result in beneficial ownership by Lind and its affiliates of more than 4.99% of the Company’s outstanding shares of common stock. If shares are issued by the Company at less than the conversion price, the conversion price will be reduced to such price.

F-43

Upon a change of control of the Company, as defined in the 2022 Lind Note, Lind has the right to require the Company to prepay 10% of the outstanding principal amount of the 2022 Lind Note. The Company may prepay the outstanding principal amount of the note, provided Lind may convert up to 25% of the principal amount of the 2022 Lind Note at a price per share equal to the lesser of the Repayment Share Price or the conversion price. The 2022 Lind Note contains certain negative covenants, including restricting the Company from certain distributions, stock repurchases, borrowing, sale of assets, loans and exchange offers.

Upon an event of default as described in the 2022 Lind Note, the 2022 Lind Note will become immediately due and payable at a default interest rate of 125% of the then outstanding principal amount. Upon a default, all or a portion of the outstanding principal amount may be converted into shares of common stock by Lind at the lower of the conversion price and 80% of the average of the three lowest daily VWAPs.

During the nine months ended September 30, 2023, the Company made aggregate principal payments on the 2022 Lind Note of $2,075,900 through the issuance of an aggregate of 1,379,212 shares of common stock. As of December 31, 2022, the outstanding balance on the 2022 Lind Note was $3,439,557, net of debt discount of $643,778. On September 15, 2023, the Company paid $2,573,142 to Lind and the 2022 Lind Note was extinguished.

2023 Note

On May 30, 2023, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with Lind pursuant to which the Company issued to Lind a secured, two-year, interest free convertible promissory note in the principal amount of $1,200,000 (the “2023 Lind Note”) and a warrant (the “Lind Warrant”) to purchase 435,035 shares of common stock of the Company commencing six months after issuance and exercisable for five years at an exercise price of $2.45 per share. The Lind Warrant includes cashless exercise and full ratchet anti-dilution provisions. In connection with the issuance of the Lind Note and the Lind Warrant, the Company paid Lind a $50,000 commitment fee. The proceeds from the sale of the Note and Warrant are for general working capital purposes.

In connection with the issuance of the 2022 Lind Note, the Company and Lind amended the 2022 Security Agreement to include the new 2023 Lind Note, pursuant to an amended and restated security agreement, dated May 30, 2023, between the Company and Lind.

The Company agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the shares of common stock issuable pursuant to the 2023 Lind Note and Lind Warrant. If the registration statement is not declared effective within 90 days the 2023 Lind Note will be in default. Lind was also granted piggyback registration rights.

If the Company engages in capital raising transactions, Lind has the right to purchase up to 20% of the new securities for 24 months.

The 2023 Lind Note is convertible into common stock of the Company after the earlier of 90 days from issuance or the date the registration statement is effective, provided that no such conversion may be made that would result in beneficial ownership by Lind and its affiliates of more than 4.99% of the Company’s outstanding shares of common stock. The conversion price of the 2023 Lind Note is equal to the lesser of: (i) $2.40; or (ii) 90% of the lowest single volume-weighted average price during the twenty-trading day period ending on the last trading day immediately preceding the applicable conversion date, subject to customary adjustments. The maximum number of shares of common stock to be issued in connection with the conversion of the 2023 Lind Note and the exercise of the Lind Warrant, in the aggregate, will not, exceed 19.9% of the outstanding shares of common stock of the Company immediately prior to the date of the 2023 Lind Note, in accordance with NASDAQ rules and guidance. Due to the variable conversion price of the 2023 Lind Note, the embedded conversion feature was accounted as a derivative liability. The Company estimated the fair values of the derivative liability using the Black-Scholes option pricing model and using the following key assumptions at issuance and at September 30, 2023: stock price of $2.14 and $0.26; exercise price of $2.40 and $0.20, risk free rate of 4.46% and 5.03%, volatility of 150.46%; and expected term of two years.

F-44

The 2023 Lind Note contains certain negative covenants, including restricting the Company from certain distributions, stock repurchases, borrowing, sale of assets, loans and exchange offers.

Upon the occurrence of an event of default as described in the 2023 Lind Note, the 2023 Lind Note will become immediately due and payable at a default interest rate of 120% of the then outstanding principal amount of the Lind Note.

The Warrant entitles the Investor to purchase up to 435,035 shares of common stock of the Company during the exercise period commencing on the date that is six months after the issue date (“Exercise Period Commencement”) and ending on the date that is sixty months from the Exercise Period Commencement at an exercise price of $2.45 per share, subject to customary adjustments. The Warrant includes cashless exercise and full ratchet anti-dilution provisions.

On July 27, 2023, the Company, entered into a First Amendment to the Purchase Agreement (the “Purchase Agreement Amendment”) with Lind, which provided for the issuance of further senior convertible promissory notes up to an aggregate principal amount of up to $1,800,000 and the issuance of additional warrants in such amounts as the Company and Lind shall mutually agree.

Pursuant to the Purchase Agreement Amendment, the Company issued to Lind a two-year, interest free convertible promissory note in the principal amount of $300,000 and a warrant to purchase 175,234 shares of common stock of the Company at an exercise price of $1.34 per share for $250,000. In connection with the issuance of the note and the warrant, the Company paid a $12,500 commitment fee. The proceeds from the sale of the note and warrant are for general working capital purposes.

As of September 30, 2023, the outstanding balance on the notes was $1,500,000, net of debt discount of $1,108,800.

Agile Lending, LLC loan

On June 14, 2023, the Company, and Keeler & Co. (each a “Borrower”) entered into a subordinated business loan and security agreement with Agile Lending, LLC as lead lender (“Agile”) and Agile Capital Funding, LLC as collateral agent, which provides for a term loan to the Company in the amount of $525,000 which principal and interest (of $231,000) is due on December 15, 2023. Commencing June 23, 2023, the Company is required to make weekly payments of $29,077 until the due date. The loan may be prepaid subject to a prepayment fee. An administrative agent fee of $25,000 was paid on the loan which was recognized as a debt discount and amortized over the term of the loan. In connection with the loan, Agile was issued a subordinated secured promissory note, dated June 14, 2023, in the principal amount of $525,000 which note is secured by all of the Borrower’s assets, including receivables. During the nine months ended September 30, 2023, the Company made principal payments on the loan totaling $436,154.

Note 7. Stockholders’ Equity

On January 24, 2022, the Company issued 6,250 shares of common stock to an investor upon the exercise of warrants for total proceeds of $250,000.

On February 3, 2022, the Company issued 8,355 shares of common stock with a fair value of $359,250 to Gault Seafood as partial consideration for the purchase of certain of its assets.

On March 31, 2022, the Company issued 769 shares of common stock to Intelligent Investments I LLC, with a fair value of $30,000, for legal services provided to the Company.

On March 31, 2022, the Company issued 250 shares of common stock with a fair value of $9,750 to TraDigital Marketing Group for consulting services provided to the Company.

On April 4, 2022, the Company issued 478 shares of common stock with a fair value of $20,000 to SRAX, Inc. for consulting services provided to the Company which is amortized to expense over the term of the agreement. The Company recognized stock compensation expense of $5,000 for the six months ended June 30, 2023 in connection with these shares.

F-45

On April 5, 2022, the Company issued an aggregate of 1,240 shares of common stock with a fair value of $156,341 to Newbridge Securities Corporation and its affiliates for consulting services provided to the Company.

On May 1, 2022, the Company issued 196 shares of common stock with a fair value of $6,000 to the designee of Clear Think Capital Partners, LLC (“ClearThink”) for consulting services provided to the Company.

On June 1, 2022, the Company issued 222 shares of common stock with a fair value of $6,000 to the designee of ClearThink for consulting services provided to the Company.

On June 3, 2022, the Company issued 500 shares of common stock with a fair value of $13,800 to TraDigital Marketing Group for consulting services provided to the Company.

On June 30, 2022, the Company issued 1,209 shares of common stock to Intelligent Investments I LLC, with a fair value of $30,000, for legal services provided to the Company.

On July 1, 2022, the Company issued 4,839 shares of common stock with a fair value of $6,000 to the designee of Clear Think Capital for consulting services provided to the Company.

On August 1, 2022, the Company issued 4,615 shares of common stock with a fair value of $6,000 to the designee of Clear Think Capital for consulting services provided to the Company.

On August 25, 2022, the Company issued 222,222 shares of common stock to Lind, with a fair value of $271,111, pursuant to a convertible promissory note.

On September 1, 2022, the Company issued 5,217 shares of common stock with a fair value of $6,000 to the designee of Clear Think Capital for consulting services provided to the Company.

On September 26, 2022, the Company issued 222,222 shares of common stock to Lind, with a fair value of $176,666, pursuant to a convertible promissory note.

During the nine months ended September 30, 2023, the Company issued an aggregate of 34,277 shares of common stock to the designee of ClearThink for consulting services provided to the Company.

In January 2023, the Company sold an aggregate of 23,705 shares of common stock for net proceeds of $182,982 in an “at the market” offering pursuant to a sales agreement between the Company and Roth Capital Partners, LLC (“Roth”). On January 31, 2023, 7,564 of shares were repurchased from Roth for $76,323. The offering was terminated on February 2, 2023.

On February 14, 2023, the Company issued 410,000 shares of common stock and 40,000 pre-funded warrants to purchase common stock to Aegis Capital Corp. (“Aegis”) for net proceeds of $1,692,000 in connection with an underwritten offering.

On August 22, 2023, the Company issued 200,000 shares of common stock with a fair value of $157,980 to Mark Crone for consulting services provided to the Company which is amortized to expense over the term of the agreement. The Company recognized stock compensation expense of $50,000 for the nine months ended September 30, 2023 in connection with these shares.

On September 11, 2023, the Company sold an aggregate of 690,000 shares of common stock for net proceeds of $321,195 in an underwritten public offering pursuant to a securities purchase agreement. The Company issued an aggregate of 1,700,410 shares upon the exercise of warrants.

During the nine months ended September 30, 2023, between May 2023, June 2023 and August 2023, the Company issued an aggregate of 91,612 shares of common stock for cash proceeds of $200,000 pursuant to a securities purchase agreement, dated May 16, 2023 with ClearThink. In connection with such agreement, the Company also issued 62,500 shares of common stock to ClearThink as commitment fees, with a fair value of $141,250, which was recorded as stock issuance costs.

F-46

During the nine months ended September 30, 2023, the Company issued an aggregate of 1,379,212 shares of common stock to Lind with a fair value of $3,053,089 as payment of $2,075,900 of note principal due on the convertible promissory note, and recorded a loss of $977,188.

Note 8. Options

The following table represents option activity for the nine months ended September 30, 2023:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life in Years	Aggregate Intrinsic Value
Outstanding – December 31, 2022	223,076	$40.05	5.25
Exercisable – December 31, 2022	206,082	$40.05	5.28	$-
Granted	43,200	$-
Forfeited	-	$-
Vested	215,969
Outstanding – September 30, 2023	266,276	$38.74	4.52
Exercisable – September 30, 2023	215,969	$38.74	4.52	$-

For the nine months ended September 30, 2023, the Company recognized $54,718 of compensation expense for vested stock options issued to directors, contractors and employees during 2019 to 2023.

Note 9. Warrants

The following table represents warrant activity for the nine months ended September 30, 2023:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life in Years	Aggregate Intrinsic Value
Outstanding – December 31, 2022	120,675	$62.11	1.32
Exercisable – December 31, 2022	120,675	$62.11	1.32	$-
Granted	10,701,408	$-
Exercised	(1,740,410)	$-
Forfeited or Expired	-	$-
Outstanding – September 30, 2023	9,081,673	$1.39	1.23
Exercisable – September 30, 2023	9,081,673	$1.39	1.23	$-

On January 24, 2022, in connection with the issuance of the $5,750,000 promissory note to Lind pursuant to a securities purchase agreement, the Company issued Lind a five-year warrant to purchase 1,000,000 shares of common stock at an exercise price of $4.50 per share. The warrant provides for cashless exercise and full ratchet anti-dilution if the Company issues securities at less than $4.50 per share. Under the Black-Scholes pricing model, the fair value of the warrants issued to purchase 1,000,000 shares of common stock was estimated at $1,412,213 on the date of issuance of the warrant using the following assumptions: stock price of $3.97 at the date of the agreement, exercise price of the warrant, warrant term, volatility rate of 43.21% and risk-free interest rate of 1.53% from the Department of Treasury. The relative fair value of $1,035,253 was calculated using the net proceeds of the convertible note and accounted for as paid in capital. After taking into account the Company’s Reverse Stock Split, the warrants issued were 50,000 shares of common stock at an exercise price of $90 per share.

F-47

On May 30, 2023, in connection with the issuance of the $1,200,000 promissory note to Lind pursuant to a securities purchase agreement, the Company issued Lind a five-year warrant exercisable six months from the date of issuance to purchase 435,035 shares of common stock at an exercise price of $2.45 per share. The warrant provides for cashless exercise and full ratchet anti-dilution provisions. Under the Black-Scholes pricing model, the fair value of the warrants issued to purchase 435,035 shares of common stock was estimated at $381,538 on the date of issuance of the warrant and $2,726 as of September 30, 2023 using the following assumptions: stock price of $2.14 and $0.26; exercise price of $2.45, risk free rate of 3.81% and 4.60%, volatility of 46.01%; and expected term of five years. The fair value of the warrants of $381,538 was recorded as a discount to the 2023 Lind Note and classified as liabilities.

On July 27, 2023, in connection with the issuance of the $300,000 promissory note to Lind pursuant to the Purchase Agreement Amendment, the Company issued Lind a five-year warrant exercisable six months from the date of issuance to purchase 175,234 shares of common stock at an exercise price of $1.34 per share. The warrant provides for cashless exercise and full ratchet anti-dilution provisions. Under the Black-Scholes pricing model, the fair value of the warrants is estimated at $72,208 on the date of issuance of the warrant and $3,243 as of September 30, 2023 using the following assumptions: stock price of $1.07 and $0.26; exercise price of $1.34; risk free rate of 4.24% and 4.60%; volatility of 45.51%; and expected term of five years. The fair value of the warrants of $72,208 was recorded as a discount to the 2023 Purchase Agreement Amendment and classified as a liability.

On September 11, 2023, in connection with the underwritten public offering pursuant to a securities purchase agreement, the Company issued pre-funded warrants with the public offering price of $0.4555 immediately exercisable to purchase up to 10,051,139 shares of common stock at an exercise price of $0.01 per share for gross proceeds of $4,578,294. Under the Black-Scholes pricing model, the fair value of the warrants issued to purchase 10,051,139 shares of common stock was estimated at $4,619,851 on the date of issuance of the warrant and $2,094,054 as of September 30, 2023 using the following assumptions: stock price of $0.469 and $0.26; exercise price of $0.01; warrant term; volatility rate of 149.06% and 145.79%; and risk-free interest rate of 5.40% and 5.46% from the US Department of Treasury. For the nine months ended September 30, 2023, the Company issued an aggregate of 1,700,410 shares of common stock to two investors upon exercise of warrants.

On September 11, 2023, in connection with the underwritten public offering, the Company issued five-year Series A-1 warrants to purchase up to 10,741,139 shares of common stock which warrants are exercisable upon stockholder approval at an exercise price of $0.4655 per share. Since the exercise of these warrants is contingent upon stockholder approval, which stockholder approval has not been obtained, such warrants were not considered as outstanding as of September 30, 2023.

On September 11, 2023, in connection with the underwritten public offering, the Company issued eighteen-month Series A-2 warrants to purchase up to 10,741,139 shares of common stock which warrants are exercisable upon stockholder approval at an exercise price of $0.4655 per share. Since the exercise of these warrants is contingent upon stockholder approval, which stockholder approval has not been obtained, such warrants were not considered as outstanding as of September 30, 2023.

During the nine months ended September 30, 2023, the Company issued 40,000 shares of common stock at an exercise price of $3.98 per share pursuant to pre-funded warrants issued to Aegis in connection with an underwritten offering.

F-48

Note 10. Commitment and Contingencies

Office lease

On January 1, 2022, the Company entered into a verbal month-to-month lease agreement for its executive offices with an unrelated third party and paid $23,200 on the lease for the three months ended March 31, 2022. For the nine months ended September 30, 2023, the Company has paid $52,200 on this lease.

Coastal Pride leases approximately 1,100 square feet of office space in Beaufort, South Carolina. This office space consists of two leases with related parties for $1,255 and $750 per month that expire in 2024. For the nine months ended September 30, 2023, Coastal Pride has paid $12,045 on the leases.

On February 3, 2022, in connection with the acquisition of certain assets of Gault, Coastal Pride entered into a one-year lease agreement for 9,050 square feet from Gault in Beaufort, South Carolina for $1,000 per month until a new facility is completed. On February 3, 2023, the lease with Gault was renewed for $1,500 per month until February 2024. For the nine months ended September 30, 2023, Coastal Pride has paid $15,000 on the lease.

The offices and facility of TOBC are located in Nanaimo, British Columbia, Canada and are on land which was leased to TOBC for approximately $2,500 per month plus taxes, from Steve and Janet Atkinson, the former TOBC owners, under a lease that expired December 1, 2021. On April 1, 2022, TOBC entered into a new five-year lease with Steve and Janet Atkinson for CAD$2,590 per month plus taxes and paid CAD$23,310 for rent for the year ended December 31, 2022 and an additional five-year lease with Kathryn Atkinson, spouse of TOBC’s President, for CAD$2,370 per month plus taxes and paid CAD$21,330 for rent for the year ended December 31, 2022. For the nine months ended September 30, 2023, TOBC paid CAD$23,310 for rent under the Steve Atkinson and Janet Atkinson lease and CAD$21,330 for rent under the Kathryn Atkinson lease. Both leases are renewable for two additional five-year terms.

Rental and equipment lease expenses amounted to approximately $130,910 and $122,100 for the nine months ended September 30, 2023 and 2022, respectively.

Note 11. Subsequent Events

On October 1, 2023 and November 1, 2023, the Company issued 42,308 and 87,302 shares of common stock, respectively, to the designee of Clear Think Capital for consulting services provided to the Company.

On October 1, 2023, the leases for 1,100 square feet at a monthly rent of $1,255 for Coastal Pride’s office were terminated and Coastal Pride entered into a one-year office lease for 1,100 square feet for $1,000 per month. Such lease will expire on September 30, 2024.

As of November 3, 2023, the Company issued 8,350,729 shares of common stock upon the exercise of pre-funded warrants in connection with an underwritten offering pursuant to a securities purchase agreement.

F-49

BLUE STAR FOODS CORP.

19,876,735 shares of Common Stock

PRELIMINARY PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

We are paying all expenses of the offering. The following table sets forth all expenses to be paid by the registrant. All amounts shown are estimates except for the registration fee.

SEC Registration Fee	$587.76
Legal Fees and Expenses	15,000
Accounting Fees and Expenses	8,000
Miscellaneous Fees	-
Total	$23,587,76

 * These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated amount of expenses of any offering of securities.

We have directors’ and officers’ liability insurance insuring our directors and officers against liability for acts or omissions in their capacities as directors or officers.

Item 14. Indemnification of Directors and Officers.

Our certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

●	any breach of the director’s duty of loyalty to us or our stockholders;

●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	unlawful payments of dividends in violation of the Delaware General Corporation Law; or

Our certificate of incorporation and bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law and provide for the advancement of expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any director or officer for any liability arising out of his, her or its actions in that capacity.

We believe that these provisions in our certificate of incorporation and bylaws are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

II-1

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities.

In the three years preceding the filing of this registration statement, we have issued the following securities that were not registered under the Securities Act. No underwriters were involved in the sales and the certificates representing the securities sold and issued contain legends restricting transfer of the securities without registration under the Securities Act or an applicable exemption from registration.

On September 22, 2020, the Company issued an aggregate of 3,000 shares to Newbridge Securities Corporation and its affiliates as compensation under an investment banking and corporate advisory agreement.

On September 29, 2020, the Company issued an aggregate of 1,978 shares of common stock to Series A preferred stockholders as a common stock dividend for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020.

On December 24, 2020, we issued 2,791 shares of common stock to MEC Consulting, Inc. for legal services provided to the Company.

On December 30, 2020, we issued 39,833 shares of common stock to an unaffiliated party and designee of John Keeler pursuant to a debt repayment agreement with Mr. Keeler as full and complete payment of the aggregate principal amount of $1,593,300 due under four promissory notes held by Mr. Keeler.

On February 8, 2021, the Company issued 1,250 shares of common stock to an investor relations firm for services provided to the Company under an investor relations consulting agreement.

On March 30, 2021, the Company issued 524 shares of common stock to the designee of a law firm for services provided to the Company.

On March 31, 2021, the Company issued 250 shares of common stock to an investor relations firm for services provided to the Company under an investor relations consulting agreement.

On March 31, 2021, the Company issued 599 shares of common stock to Series A preferred stockholders as a common stock dividend for the three months ended March 31, 2021.

On April 12, 2021, we granted each director a four-year option to purchase 5,000 shares of common stock at an exercise price of $40.00 per share which vests in twelve equal monthly installments over the first year of the date of grant.

On April 15, 2021, the Company issued an aggregate of 823 shares of common stock to Walter Lubkin Jr., Walter Lubkin III, Tracy Greco and John Lubkin (collectively, the “Coastal Sellers”) in lieu of $39,504 of outstanding interest under promissory notes issued by the Company to the Coastal Sellers in connection with the Coastal Pride acquisition.

On April 19, 2021, the Company issued 625 shares of common stock with a fair value of $25,000 to the designee of a law firm for services provided.

On April 29, 2021, the Company issued 5,288 shares of common stock to Kenar Overseas Corp. in lieu of $227,378 of outstanding interest under the promissory note issued to Kenar Overseas Corp.

II-2

On April 30, 2021, the Company issued 250 shares of common stock with a fair value of $28,500 to an investor relations firm for services provided to the Company under an investor relations consulting agreement.

On May 31, 2021, the Company issued 250 shares of common stock to an investor relations firm for services provided to the Company under an investor relations consulting agreement.

On June 17, 2021, we sold pursuant to subscription agreements an aggregate of 23,750 shares of common stock at a purchase price of $40.00 per share and issued warrants to purchase an aggregate of 23,750 shares at an exercise price of $40.00 per share in a private offering to four accredited investors for gross proceeds of $950,000.

On June 23, 2021, we sold pursuant to subscription agreements an aggregate of 10,638 shares of common stock at a purchase price of $40.00 per share and issued warrants to purchase an aggregate of 10,638 shares at an exercise price of $40.00 per share in a private offering to twenty-seven accredited investors for gross proceeds of $425,000.

On June 24, 2021, we issued an aggregate of 49,388 shares of common stock to the sellers of Taste of BC Aquafarms Inc. (“TOBC”) as partial consideration for the sale of TOBC to the Company.

On June 30, 2021, the Company issued 250 shares of common stock to an investor relations firm for services provided to the Company under an investor relations consulting agreement.

On June 30, 2021, the Company issued 524 shares of common stock to the designee of a law firm for services provided to the Company.

On June 30, 2021, we sold pursuant to subscription agreements an aggregate of 29,938 shares of common stock at a purchase price of $40.00 per share and issued warrants to purchase an aggregate of 29,938 shares at an exercise price of $40.00 per share in a private offering to twenty-six accredited investors for gross proceeds of $1,197,500.

On June 30, 2021, we issued an aggregate of 35,325 shares of common stock to Series A Stockholders upon the conversion of an aggregate of 1,413 shares of Series A Stock.

On July 8, 2021, we sold pursuant to subscription agreements an aggregate of 4,188 shares of common stock at a purchase price of $40.00 per share and issued warrants to purchase an aggregate of 4,188 shares at an exercise price of $40.00 per share in a private offering to sixteen accredited investors for gross proceeds of $167,500.

On July 14, 2021, we sold pursuant to subscription agreements an aggregate of 6,488 shares of common stock at a purchase price of $40.00 per share and issued warrants to purchase an aggregate of 6,488 shares at an exercise price of $40.00 per share in a private offering to four accredited investors for gross proceeds of $259,500.

On August 3, 2021, the Company issued 250 shares of common stock with a fair value of $30,000 to an investor relations firm for services provided to the Company under an investor relations consulting agreement.

On August 3, 2021, the Company issued a stock option to purchase an aggregate of 351 shares of common stock at an exercise price of $120 per share to Silvia Alana, its chief financial officer.

On November 5, 2021, we issued 40,000 shares of common stock to Newbridge Securities Corporation as underwriters’ representative, in connection with our underwritten public offering for gross proceeds of $4 million.

On November 5, 2021 we issued a warrant to purchase an aggregate of 2,800 shares of common stock at an exercise price of $100.00 per share to Newbridge. Such warrant is exercisable on a date which is 180 days from the closing of the underwritten offering and expires on November 11, 2024.

On December 31, 2021, the Company issued 921 shares of common stock to Intelligent Investments I LLC for legal services provided to the Company.

II-3

On December 31, 2021, the Company issued 250 shares of common stock to TraDigital Marketing Group for consulting services provided to the Company.

On December 31, 2021, we issued 550 shares of common stock to each of Nubar Herian and John Keeler, 756 shares of common stock to each of Timothy McLellan and Trond Ringstad and 996 shares of common stock to Jeffrey Guzy for serving as directors of the Company.

During the year ended December 31, 2021, we issued an aggregate of 18,538 shares of common stock to investors upon the exercise of warrants for total proceeds of $882,800.

During the year ended December 31, 2021, the Company sold pursuant to subscription agreements an aggregate of 75,000 shares of common stock at $40.00 per share and issued warrants to purchase an aggregate of 75,000 shares at an exercise price of $40.00 to various accredited investors in private offerings for gross proceeds of $3 million.

On January 24, 2022, the Company issued to Lind Global Fund II LP (“Lind”) a secured convertible promissory note in the principal amount of $5,750,000 and a five-year warrant to purchase 50,000 shares of common stock of the Company.

On January 24, 2022, the Company issued 6,250 shares of common stock to an investor upon the exercise of warrants for total proceeds of $250,000.

On February 3, 2022, the Company issued 8,355 shares of common stock with a fair value of $359,250 to Gault Seafood as partial consideration for the purchase of certain of its assets.

On March 31, 2022, the Company issued 770 shares of common stock to Intelligent Investments I LLC, with a fair value of $30,000, for legal services provided to the Company.

On March 31, 2022, the Company issued 250 shares of common stock with a fair value of $9,750 to TraDigital Marketing Group for consulting services provided to the Company.

On April 1, 2022, the Company issued 144 shares of common stock with a fair value of $6,000 to the designee of ClearThink LLC (“ClearThink”) for consulting services provided to the Company.

On April 4, 2022, the Company issued 479 shares of common stock with a fair value of $20,000 to SRAX, Inc. for consulting services provided to the Company which is amortized to expense over the term of the agreement. The Company recognized stock compensation expense of $15,000 for the year ended December 31, 2022 in connection with these shares.

On April 5, 2022, the Company issued an aggregate of 1,241 shares of common stock with a fair value of $156,341 to Newbridge Securities Corporation and its affiliates for consulting services provided to the Company.

On May 1, 2022, the Company issued 197 shares of common stock with a fair value of $6,000 to the designee of ClearThink for consulting services provided to the Company.

On June 1, 2022, the Company issued 223 shares of common stock with a fair value of $6,000 to the designee of ClearThink for consulting services provided to the Company.

On June 3, 2022, the Company issued 500 shares of common stock with a fair value of $13,800 to TraDigital Marketing Group for consulting services provided to the Company.

On June 30, 2022, the Company issued 1,210 shares of common stock to Intelligent Investments I LLC, with a fair value of $30,000, for legal services provided to the Company.

On July 1, 2022, the Company issued 242 shares of common stock with a fair value of $6,000 to the designee of ClearThink for consulting services provided to the Company.

II-4

On August 1, 2022, the Company issued 231 shares of common stock with a fair value of $6,000 to the designee of ClearThink for consulting services provided to the Company.

On August 25, 2022, the Company issued 11,112 shares of common stock to Lind, with a fair value of $271,111, in satisfaction of the convertible promissory note.

On September 1, 2022, the Company issued 261 shares of common stock with a fair value of $6,000 to the designee of ClearThink for consulting services provided to the Company.

On September 26, 2022, the Company issued 11,112 shares of common stock to Lind, with a fair value of $176,666, in satisfaction of the convertible promissory note.

On October 1, 2022, the Company issued 477 shares of common stock with a fair value of $6,000 to the designee of ClearThink for consulting services provided to the Company.

On November 1, 2022, the Company issued 330 shares of common stock with a fair value of $6,000 to the designee of ClearThink for consulting services provided to the Company.

On November 22, 2022, the Company granted an employee a three-year option to purchase 281 shares of common stock at an exercise price of $15.80 which vests in equal monthly installments during the term of the option.

On December 1, 2022, the Company issued 462 shares of common stock with a fair value of $6,000 to the designee of ClearThink for consulting services provided to the Company.

On December 21, 2022, the Company issued 11,112 shares of common stock to Lind with a fair value of $100,000, in satisfaction of the convertible promissory note.

On December 31, 2022, the Company issued 3,125 shares of common stock to each of Nubar Herian and John Keeler, 5,000 shares of common stock to each of Timothy McLellan and Trond Ringstad, 2,171 shares of common stock to each of Juan Carlos Dalto and Silvia Alana and 7,188 shares of common stock to Jeffrey Guzy, for serving as directors of the Company.

On December 31, 2022, the Company issued an aggregate of 22,029 shares of common stock to Walter Lubkin Jr., Walter Lubkin III, Tracy Greco and John Lubkin in lieu of $176,228 of outstanding principal and interest under promissory notes issued to them by the Company in connection with the Coastal Pride acquisition.

On January 1, 2023, February 1, 2023, March 1, 2023, April 1, 2023, May 1, 2023, and June 1, 2023, the Company issued 750 shares, 577 shares, 1,956 shares, 2,363 shares, 2,400 shares, and 3,061 shares of common stock, respectively, to the designee of ClearThink for consulting services provided to the Company.

During the three months ended March 31, 2023, the Company issued an aggregate of 373,533 shares of common stock to Lind with a fair value of $1,743,230 as payment of $1,094,800 of note principal due on the convertible promissory note.

On May 16, 2023, the Company entered into a Purchase Agreement (the “ELOC Purchase Agreement”) with ClearThink. Pursuant to the ELOC Purchase Agreement, ClearThink has agreed to purchase from the Company, from time to time upon delivery by the Company to ClearThink of request notices (each a “Request Notice”), and subject to the other terms and conditions set forth in the ELOC Purchase Agreement, up to an aggregate of $10,000,000 of the Company’s common stock. The purchase price of the shares of common stock to be purchased under the ELOC Purchase Agreement will be equal to 80% of the two lowest daily VWAPs during a valuation period of six trading days, beginning three trading days preceding the draw down or put notice to three trading days commencing on the first trading day following delivery and clearing of the delivered shares. Each purchase under the ELOC Purchase Agreement will be in a minimum amount of $25,000 and a maximum amount equal to the lesser of (i) $1,000,000 and (ii) 300% of the average daily trading value of the common stock over the ten days preceding the Request Notice date. In addition, pursuant to the ELOC Purchase Agreement, the Company agreed to issue to ClearThink 62,500 restricted shares of the Company’s common stock as a “Commitment Fee.”

II-5

In connection with the ELOC Purchase Agreement, the Company entered into a Registration Rights Agreement with ClearThink under which the Company agreed to file a registration statement with the Securities and Exchange Commission covering the shares of common stock issuable under the ELOC Purchase Agreement (the “Registration Rights Agreement”).

On May 16, 2023, the Company and ClearThink also entered into a Securities Purchase Agreement (the “SPA”) under which ClearThink has agreed to purchase from the Company an aggregate of 91,612 shares of the Company’s restricted common stock for a total purchase price of $200,000 in four closings. The first closing shall occur on or about the execution date of the SPA and the second, third, and fourth closings shall be within 60 days after the first closing. During the six months ended June 30, 2023, between May 2023 and September 2023, the Company issued an aggregate of 91,612 shares of common stock to ClearThink pursuant to the SPA and 62,500 to ClearThink pursuant to the ELOC Purchase Agreement, with a fair value of $341,250.

On May 30, 2023, the Company issued to Lind a secured convertible promissory note in the principal amount of $1,200,000 and a common stock purchase warrant to acquire 435,035 shares of common stock of the Company.

During the six months ended June 30, 2023, the Company issued an aggregate of 780,668 shares of common stock to Lind with a fair value of $2,501,820 as payment of $1,668,800 of note principal due on the convertible promissory note.

On July 1, 2023, the Company issued 5,263 shares of common stock with a fair value of $6,000 to the designee of ClearThink for consulting services provided to the Company.

On July 12, 2023, the Company issued 105,233 shares of common stock to Lind with a fair value of $92,500, in satisfaction of a convertible promissory note.

On July 20, 2023, the Company issued 17,247 shares of common stock to Steve Atkinson and Janet Atkinson as additional consideration in connection with the purchase of TOBC which were held in escrow since June 24, 2021.

On July 27, 2023, the Company issued to Lind a secured convertible promissory note in the principal amount of $300,000 and a common stock purchase warrant to acquire 175,234 shares of common stock of the Company.

On August 1, 2023, the Company issued 7,151 shares of common stock to the designee of Clear Think Capital for consulting services provided to the Company.

On August 8, 2023, the Company issued 105,373 shares of common stock to Lind with a fair value of $70,600, in satisfaction of a convertible promissory note.

On August 11, 2023, the Company issued 129,104 shares of common stock to Lind with a fair value of $86,500, in satisfaction of a convertible promissory note.

On August 22, 2023, the Company issued 129,323 shares of common stock to Lind with a fair value of $86,000, in satisfaction of a convertible promissory note.

On August 22, 2023, the Company issued 200,000 shares of common stock to The Crone Law Group P.C. for legal services provided to the Company.

On September 5, the Company issued 129,529 shares of common stock to Lind with a fair value of $85,400.

On September 11, 2023, the Company sold an aggregate of 690,000 shares of common stock for net proceeds of $ 321,195 in an underwritten public offering pursuant to a securities purchase agreement. The Company issued an aggregate of 1,700,410 shares of common stock at an exercise price of $0.01 per share pursuant to pre-funded warrants in connection with an underwritten offering pursuant to a securities purchase agreement.

On October 1, 2023 and November 1, 2023, the Company issued 42,308 and 87,302 shares of common stock, respectively, to the designee of ClearThink Capital for consulting services provided to the Company.

As of November 3, 2023, the Company issued 8,350,729 shares of common stock upon the exercise of pre-funded warrants in connection with an underwritten offering pursuant to a securities purchase agreement.

These transactions were exempt from registration under Section 4(a)(2) and/or Rule 506(b) of Regulation D as promulgated by the Securities and Exchange Commission under of the Securities Act, as transactions by an issuer not involving any public offering. None of the securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved.

II-6

Item 16. Exhibits

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of November 8, 2018, by and among the Company Blue Star Acquisition Sub and John Keeler (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 14, 2018)
2.2	Articles of Merger between Blue Star and Acquisition Sub (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed with the SEC on November 14, 2018)
3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Company’s Form 10/A filed with the SEC on May 17, 2018)
3.2	Amended and Restated By-Laws (incorporated by reference to Exhibit 3.4 to the Company’s Form 10/A filed with the SEC on May 17, 2018)
3.3	Certificate of Amendment, dated November 5, 2018 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 9, 2018)
3.4	Certificate of Designation of 8% Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on November 9, 2018)
3.5	Certificate of Amendment to Amended and Restated Certificate of Incorporation, dated June 9, 2023 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 20, 2023)
4.1	Form of Promissory Note with TOBC (incorporated by reference to 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 30, 2021)
4.2	Form of Underwriters Warrant, issued November 5, 2021 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2021)
4.3	Form of Warrant Agent Agreement (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 15, 2023)
4.4	$5,750,000 Secured Convertible Promissory Note, dated January 24, 2022, issued to Lind Global Fund II LP (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on January 28, 2022)
4.5	$1,200,000 Senior Secured Convertible Promissory Note, dated May 30, 2023 issued to Lind Global Fund II LP (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 31, 2023)
4.6	Senior Secured Convertible Promissory Note, dated July 27, 2023, in the principal amount of $300,000 issued by Blue Star Foods Corp. to Lind Global Fund II LP (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 28, 2023)
4.7	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.7 to the Company’s Registration Statement on Form S-1 filed with the SEC on July 28, 2023)
4.8	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.8 to the Company’s Registration Statement on Form S-1 filed with the SEC on July 28, 2023)
4.9	Form of Pre-funded Warrant (incorporated by reference to Exhibit 4.9 to the Company’s Registration Statement on Form S-1 filed with the SEC on July 28, 2023)
5.1	Opinion of The Crone Law Group, P.C.
10.1	Form of Subscription Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2018)
10.2	Form of Amendment to Subscription Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2018)
10.3	Form of Warrant (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2018)
10.4	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2018)
10.5	Form of Settlement Agreement and Mutual General Release (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2018)
10.6	Forms of Lockup Agreement for Pre-Merger Stockholders and Officers and Directors (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2018)
10.7	Form of Redemption Agreement (incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2018)
10.8	2018 Incentive Stock Option Plan (incorporated by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2018)
10.9	Form of Stock Option Agreement (incorporated by reference to Exhibit 10.9 to the Company’s Current Report on Form 8-K, dated November 8, 2018)
10.10	Loan and Security Agreement filed with the SEC on August 31, 2016 between the Company and ACF (incorporated by reference to Exhibit 10.10 to the Company’s Current Report on Form 8-K, dated November 8, 2018)
10.11	First Amendment to Loan and Security Agreement and Reservation of Rights, dated November 18, 2016, between the Company and ACF (incorporated by reference to Exhibit 10.11 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2018)
10.12	Second Amendment to Loan and Security Agreement, dated June 19, 2017, between the Company and ACF (incorporated by reference to Exhibit 10.12 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2018)
10.13	Third Amendment to Loan and Security Agreement, dated October 16, 2017, between the Company and ACF (incorporated by reference to Exhibit 10.13 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2018)

II-7

10.14	Fourth Amendment to Loan and Security Agreement, dated September 19, 2018, between the Company and ACF (incorporated by reference to Exhibit 10.14 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2018)
10.15	Fifth Amendment to Loan and Security Agreement, dated November 8, 2018, between the Company and ACF (incorporated by reference to Exhibit 10.15 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2018)
10.16	$14,000,000 Revolving Credit Note, dated August 31, 2016 between the Company and ACF (incorporated by reference to Exhibit 10.16 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2018)
10.17	Patent Security Agreement, dated August 31, 2016, between Blue Star and ACF FINCO LP (incorporated by reference to Exhibit 10.17 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2018)
10.18	Lease Agreement, dated May 1, 2001, between Keeler & Co. and John Keeler Real Estate Holdings, Inc. (incorporated by reference to Exhibit 10.18 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2018)
10.19	Master Software Development Agreement, dated February 6, 2017 between the Company and Claritus Management Pvt. Ltd. (incorporated by reference to Exhibit 10.19 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2018)
10.20	$500,000 Demand Note, dated January 4, 2006 from Keeler & Co. in favor of John Keeler and Maria Keeler (incorporated by reference to Exhibit 10.20 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2018)
10.21	$200,000 Demand Note, dated March 31, 2006 from Keeler & Co. in favor of John Keeler and Maria Keeler (incorporated by reference to Exhibit 10.22 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2018)
10.22	$100,000 Demand Note, dated November 21, 2007, from Keeler & Co. in favor of John Keeler (incorporated by reference to Exhibit 10.23 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2018)
10.23	$516,833.83 Demand Note, dated July 31, 2013 from Keeler & Co. in favor of John Keeler (incorporated by reference to Exhibit 10.24 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2018)
10.24	Form of Subscription Agreement for February 1, 2019 offering (incorporated by reference to Exhibit 10.26 to the Company’s Annual Report on Form 10-K, filed with the SEC on April 1, 2019)
10.25	$1,000,000 Promissory Note, dated March 26, 2019, issued to Kenar Overseas Corp. (incorporated by reference to Exhibit 10.27 to the Company’s Annual Report on Form 10-K, filed with the SEC on April 1, 2019)
10.26	$100,000 Promissory Note, dated January 1, 2021, issued to Lobo Holdings, LLLP (incorporated by reference to Exhibit 10.26 to the Company’s Annual Report on Form 10-K filed with the SEC on April 15, 2021)
10.27	Agreement and Plan of Merger and Reorganization, dated as of November 26, 2019, by and among John Keeler & Co., Inc., Coastal Pride Seafood, LLC, Coastal Pride Company, Inc., The Walter F. Lubkin, Jr. Irrevocable Trust dated 1/8/03, Walter F. Lubkin III, Tracy Lubkin Greco and John C. Lubkin (incorporated by reference to Exhibit 10.29 to the Company’s Current Report on Form 8-K filed with the SEC on December 2, 2019)
10.28	4% Promissory Note in the principal amount of $500,000, dated November 26, 2019, issued by John Keeler & Co., Inc. to Walter Lubkin, Jr. (incorporated by reference to Exhibit 10.30 to the Company’s Current Report on Form 8-K filed with the SEC on December 2, 2019)
10.29	Form of 4% Convertible Promissory Note, dated November 26, 2019, issued by John Keeler & Co., Inc. (incorporated by reference to Exhibit 10.31 to the Company’s Current Report on Form 8-K filed with the SEC on December 2, 2019)
10.30	Form of Leak-Out Agreement, dated November 26, 2019 (incorporated by reference to Exhibit 10.32 to the Company’s Current Report on Form 8-K filed with the SEC on December 2, 2019)
10.31	Joinder and Seventh Amendment to Loan and Security Agreement, dated November 26, 2019, by and among ACF Finco I LP, John Keeler & Co., Inc. and Coastal Pride Seafood, LLC (incorporated by reference to Exhibit 10.33 to the Company’s Current Report on Form 8-K filed with the SEC on December 2, 2019)

II-8

10.32	Form of Lock-Up and Resale Restriction Agreement, dated December 26, 2019 (incorporated by reference to Exhibit 10.34 to the Company’s Annual Report on Form 10-K filed with the SEC on May 29, 2020)
10.33	Loan Amendment, dated May 21, 2020 to Promissory Note issued to Kenar Overseas Corp. (incorporated by reference to Exhibit 10.36 to the Company’s Annual Report on Form 10-K filed with the SEC on May 29, 2020)
10.34	Eight Amendment to Loan and Security Agreement, dated May 7, 2020, between the Company and ACF Separation and Mutual Release Agreement, dated February 25, 2020, between the Company and Christopher Constable (incorporated by reference to Exhibit 10.37 to the Company’s Annual Report on Form 10-K filed with the SEC on May 29, 2020)
10.35	Separation and Mutual Release Agreement, dated February 25, 2020, between the Company and Christopher Constable (incorporated by reference to Exhibit 10.38 to the Company’s Annual Report on Form 10-K filed with the SEC on May 29, 2020)
10.36	Mutual Lease Termination Agreement, dated December 31, 2020, between Keeler & Co. and John Keeler Real Estate Holdings, Inc. (incorporated by reference to Exhibit 10.36 to the Company’s Annual Report on Form 10-K filed with the SEC on April 15, 2021)
10.37	Debt Repayment Agreement, dated December 30, 2020, between the Company and John Keeler (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 10-K filed with the SEC on February 9, 2021)
10.38	Investment Banking Agreement, dated July 1, 2020, between the Company and Newbridge Securities Corporation(incorporated by reference to Exhibit 10.38 to the Company’s Annual Report on Form 10-K filed with the SEC on April 15, 2021)
10.39	Amendment No. 1 to Investment Banking Agreement, dated October 30, 2020, between the Company and Newbridge Securities Corporation(incorporated by reference to Exhibit 10.39 to the Company’s Annual Report on Form 10-K filed with the SEC on April 15, 2021)
10.40	Loan and Security Agreement dated March 31, 2021, by and among John Keeler & Co. Inc. and Coastal Pride Seafood, LLC and Lighthouse Financial Corp. (incorporated by reference to Exhibit 10.40 to the Company’s Current Report on Form 10-K filed with the SEC on April 6, 2021)
10.41	Revolving Credit Note dated March 31, 2021 in the amount of up to $5,000,000 issued by John Keeler & Co. Inc. and Coastal Pride Seafood, LLC to Lighthouse Financial Corp. (incorporated by reference to Exhibit 10.41 to the Company’s Current Report on Form 10-K filed with the SEC on April 6, 2021)
10.42	Guarantee Agreement dated March 31, 2021 executed by Blue Star Foods Corp. in favor of Lighthouse Financial Corp. (incorporated by reference to Exhibit 10.42 to the Company’s Current Report on Form 10-K filed with the SEC on April 6, 2021)
10.43	Form of Director Services Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 31, 2021
10.44	Stock Purchase Agreement, dated April 27, 2021, by and among the Company, Taste of BC Aquafarms Inc., and Steve Atkinson and Janet Atkinson (incorporated by reference to Exhibit 10.44 to the Company’s Current Report on Form 8-K filed with the SEC on April 29, 2021)
10.45	Second Loan Amendment, dated April 28, 2021 between the Company and Kenar Overseas Corp. (incorporated by reference to Exhibit 10.45 to the Company’s Current Report on Form 8-K filed with the SEC on April 29, 2021)
10.46	Form of Subscription Agreement for common stock offering (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 23, 2021)
10.47	Form of common stock Purchase Warrant at $2.00 per share (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 23, 2021)
10.48	Form of Promissory Note with Taste of BC Aquafarms, Inc. Sellers (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 30, 2021)
10.49	First Amendment to Stock Purchase Agreement, dated June 24, 2021, by and among, the Company, Taste of BC Aquafarms, Inc, Steven Atkinson and Janet Atkinson (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 30, 2021)
10.50	Form of Confidentiality, Non-Competition and Non-Solicitation Agreement, dated June 24, 2021(incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on June 30, 2021)

II-9

10.51	$100,000 Promissory Note, dated July 1, 2021, issued to Lobo Holdings, LLC (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 7, 2021)
10.52	Note Payoff Indemnity Agreement, dated July 6, 2021 between the Company and Kenar Overseas Corp. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 7, 2021)
10.53	Employment At Will Agreement, dated August 3, 2020, between the Company and Silvia Alana (incorporated by reference to Exhibit 10.53 to the Company’s Registration Statement on Form S-1 filed with the SEC on August 2, 2021)
10.54	Investment Banking Engagement Agreement, dated July 8, 2021, between the Company and Newbridge Securities Corporation (incorporated by reference to Exhibit 10.54 to the Company’s Registration Statement on Form S-1 filed with the SEC on August 2, 2021)
10.55	Consulting Agreement, dated July 8, 2021, between the Company and MEC Consulting, Inc. (incorporated by reference to Exhibit 10.55 to the Company’s Registration Statement on Form S-1 filed with the SEC on August 2, 2021)
10.56	Form of Warrant issuable to Newbridge Securities Corporation (incorporated by reference to Exhibit 10.56 to the Company’s Registration Statement on Form S-1/A filed with the SEC on October 25, 2021)
10.57	Securities Purchase Agreement, dated January 24, 2022, between the Company and Lind Global Fund II LP (incorporated by reference to Exhibit 10.57 to the Company’s Current Report on Form 8-K filed with the SEC on January 28, 2022)
10.58	Warrant, dated January 24, 2022, issued by the Company to Lind Global Fund II LP (incorporated by reference to Exhibit 10.58 to the Company’s Current Report on Form 8-K filed with the SEC on January 28, 2022)
10.59	Security Agreement, dated as of January 24, 2022, between the Company and Lind Global Fund II LP (incorporated by reference to Exhibit 10.59 to the Company’s Current Report on Form 8-K filed with the SEC on January 28, 2022)
10.60	Stock Pledge Agreement, dated as of January 24, 2022, between the Company and Lind Global Fund II LP (incorporated by reference to Exhibit 10.60 to the Company’s Current Report on Form 8-K filed with the SEC on January 28, 2022)
10.61	Form of Warrant, dated November 5, 2021 issued to Newbridge Securities Corporation (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2021)
10.62	Asset Purchase Agreement, dated February 3, 2022, between Coastal Pride Seafood, LLC, Gault Seafood, LLC and Robert J. Gault II (incorporated by reference to Exhibit 10.61 to the Company’s Current Report on Form 8-K filed with the SEC on February 9, 2022)
10.63	Consulting Agreement, dated February 3, 2022 between Coastal Pride Seafood, LLC and Robert J. Gault (incorporated by reference to Exhibit 10.62 to the Company’s Current Report on Form 8-K filed with the SEC on February 9, 2022)
10.64	Leak-Out Agreement, dated February 3, 2022 for Robert J. Gault (incorporated by reference to Exhibit 10.63 to the Company’s Current Report on Form 8-K filed with the SEC on February 9, 2022)
10.65	Fingerling Supply Agreement, dated December 3, 2021, between Taste of BC Aquafarms Inc. and West Coast Fishculture (Lois Lake) Ltd. (incorporated by reference to Exhibit 10.65 to the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2022)
10.66	Form of Director Service Agreement, dated April 20, 2022 (incorporated by reference to Exhibit 10.66 to the Company’s Current Report of Form 8-K filed with the SEC on April 25, 2022)
10.67	Land Lease Agreement, dated April 1, 2022, between Taste of BC Aquafarms Inc. and Steven and Janet Atkinson (incorporated by reference to Exhibit 10.67 to the Company’s Annual Report of Form 10-K filed with the SEC on April 17, 2023)
10.68	Land Lease Agreement, dated April 1, 2022, between Taste of BC Aquafarms Inc. and Kathryn Atkinson (incorporated by reference to Exhibit 10.68 to the Company’s Annual Report of Form 10-K filed with the SEC on April 17, 2023)
10.69	Vendor and Supply Agreement, effective January 28, 2023, between the Company and Just Food For Dogs, LLC (incorporated by reference to Exhibit 10.69 to the Company’s Annual Report of Form 10-K filed with the SEC on April 17, 2023)

II-10

10.70	Warrant Agent Agreement, dated February 10, 2023, between the Company and VStock Transfer, LLC, including the Pre-Funded Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 15, 2023)
10.71	Purchase Agreement, dated May 16, 2023, by and between the Company and ClearThink Capital Partners, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 17, 2023)
10.72	Securities Purchase Agreement, dated May 16, 2023, by and between the Company and ClearThink Capital Partners, LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 17, 2023)
10.73	Registration Rights Agreement, dated May 16, 2023, by and between the Company and ClearThink Capital Partners, LLC (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on May 17, 2023)
10.74	Securities Purchase Agreement, dated May 30, 2023 by and between Blue Star Foods Corp. and Lind Global Fund II LP (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 31, 2023)
10.75	Warrant dated May 30, 2023 issued by the Company to Lind Global Fund II LP (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 31, 2023)
10.76	Amended and Restated Security Agreement dated as of May 30, 2023 by and between the Company and Lind Global Fund II LP (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 31, 2023)
10.77	Waiver Agreement, dated July 6, 2023, among the Company, Taste of BC Aquafarms Inc., Steve Atkinson and Janet Atkinson (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 11, 2023)
10.78	First Amendment to Securities Purchase Agreement, dated July 27, 2023 by and between Blue Star Foods Corp. and Lind Global Fund II LP (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 28, 2023)
10.79	Warrant dated July 27, 2023 issued by Blue Star Foods Corp. to Lind Global Fund II LP (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on July 28, 2023)
10.80	First Amendment to Security Agreement dated as of July 27, 2023 by and between Blue Star Foods Corp. and Lind Global Fund II LP (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on July 28, 2023)
10.81	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.81 to the Company’s Registration Statement on Form S-1 filed with the SEC on July 28, 2023)
21.1	List of Subsidiaries of the Registrant
23.1	Consent of MaloneBailey, LLP
23.2*	Consent of The Crone Law Group, P.C. (included in Exhibit 5.1)
24.1	Power of Attorney (included in Part II of this Registration Statement)
107	Filing Fee Table

* To be filed by amendment

II-11

Item 17. Undertakings

The Company hereby undertakes:

(a)(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the Company under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Company undertakes that in a primary offering of securities of the undersigned Company pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Company will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Company relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Company or used or referred to by the undersigned Company;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Company or its securities provided by or on behalf of the undersigned Company; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Company to the purchaser.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the Company is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida on December 8, 2023.

BLUE STAR FOODS CORP.

By:	/s/ John Keeler
John Keeler Chief Executive Officer and Executive Chairman (Principal Executive Officer)

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

December 8, 2023	By:	/s/ John Keeler
John Keeler Chief Executive Officer and Executive Chairman and director
(Principal Executive Officer)

December 8, 2023	By:	/s/ Silvia Alana
Silvia Alana Chief Financial Officer (Principal Financial and Accounting Officer)

December 8, 2023	By:	/s/ Jeffrey J. Guzy
Jeffrey J. Guzy Director

December 8, 2023	By:	/s/ Nubar Herian
Nubar Herian Director

December 8, 2023	By:	/s/ Timothy McLellan
Timothy McLellan
Director

December 8, 2023	By:	/s/ Trond Ringstad
Trond Ringstad
Director

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